                                                                 EXHIBIT 4.1.1

                        FIRSTAMERICA AUTOMOTIVE,  INC.



                      12_% Senior Notes due June 30, 2005

               8% Cumulative Redeemable Preferred Stock due 2005

                      Redeemable Preferred Stock due 2005

                                      and

                             Class B Common Stock



                         SECURITIES PURCHASE AGREEMENT



                          Dated as of  July 11, 1997

                               TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
SECTION 1.   PURCHASE AND SALE OF SECURITIES................................................  1
     1.1     Issue of Securities............................................................  1
     1.2     Purchase and Sale of Securities................................................  2
     1.3     Registration of Securities.....................................................  4
     1.4     Delivery Expenses..............................................................  5
     1.5     Issue Taxes....................................................................  5
     1.6     Direct Payment.................................................................  5
     1.7     Lost, Etc. Securities..........................................................  6
     1.8     Indemnification................................................................  6
     1.9     Further Actions................................................................  8
     1.10    Other Covenants................................................................  9

SECTION 2.   CLOSING CONDITIONS.............................................................  9
     2.1     Delivery of Documents..........................................................  9
     2.2     Legal Investment; Purchase Permitted by Applicable Laws........................ 12
     2.3     Payment of Fees................................................................ 12
     2.4     Compliance with Agreements..................................................... 12
     2.5     Completion of Other Transactions............................................... 12
     2.6     Representations and Warranties................................................. 13
     2.7     No Event of Default............................................................ 13
     2.8     Proceedings Satisfactory....................................................... 13
     2.9     Consents and Permits........................................................... 13
     2.10    No Material Adverse Effect..................................................... 14
     2.11    No Material Judgment or Order.................................................. 14
     2.12    Financial Ratios............................................................... 14

SECTION 3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................. 15
     3.1     Authorization; Capitalization.................................................. 15
     3.2     No Violation or Conflict; No Default........................................... 16
     3.3     Use of Proceeds................................................................ 17
     3.4     No Material Adverse Change; Financial Statements............................... 17
     3.5     Full Disclosure................................................................ 18
     3.6     Third Party Consents........................................................... 18
     3.7     No Violation of Regulations of Board of Governors of Federal Reserve System.... 19
     3.8     Private Offering............................................................... 19
     3.9     Governmental Regulations....................................................... 19
     3.10    Brokers........................................................................ 19
     3.11    Solvency....................................................................... 20
     3.12    Representations and Warranties................................................. 20
     3.13    Litigation..................................................................... 20
     3.14    Labor Relations................................................................ 21
     3.15    Taxes.......................................................................... 21
     3.16    Environmental Matters.......................................................... 22
     3.17    ERISA.......................................................................... 24
     3.18    Intellectual Property.......................................................... 24

                                                                                           Page
                                                                                           ----
     3.19    Compliance with Laws........................................................... 25
     3.20    Consummation of Pending Acquisitions........................................... 25
     3.21    Leases......................................................................... 25
     3.22    Franchise Agreements........................................................... 26
     3.23    Survival of Representations and Warranties..................................... 26

SECTION 4.   REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER............................... 26
     4.1     Purchase for Own Account....................................................... 26
     4.2     Accredited Investor............................................................ 26
     4.3     Authorization.................................................................. 27
     4.4     Securities Restricted.......................................................... 27
     4.5     ERISA.......................................................................... 27

SECTION 5.   COVENANTS...................................................................... 28
     5.1     Payment of Notes; Satisfaction of Obligations.................................. 28
     5.2     Financial Statements and Reports............................................... 28
     5.3     Compliance Certificate......................................................... 30
     5.4     Limitation on Restricted Payments.............................................. 31
     5.5     Limitation on Additional Indebtedness and Issuance of Disqualified Stock....... 32
     5.6     Limitation on Transactions With Affiliates..................................... 34
     5.7     Restrictions on Liens.......................................................... 34
     5.8     Limitation on Sale of Assets................................................... 35
     5.9     Limitation on Capital Expenditures............................................. 37
     5.10    Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries... 38
     5.11    Change of Control.............................................................. 38
     5.12    Minimum Consolidated Interest Expense Coverage Ratio........................... 40
     5.13    Fiscal Years................................................................... 41
     5.14    Stay, Extension and Usury Laws................................................. 41
     5.15    Corporate Existence; Merger; Successor Corporation............................. 41
     5.16    Same Business.................................................................. 42
     5.17    Taxes.......................................................................... 42
     5.18    Investment Company Act......................................................... 43
     5.19    Ownership of Subsidiaries...................................................... 43
     5.20    Insurance...................................................................... 43
     5.21    Employee Plans................................................................. 43
     5.22    ERISA Notices.................................................................. 44
     5.23    Inconsistent Agreements........................................................ 45
     5.24    Compliance with Laws; Maintenance of Licenses.................................. 45
     5.25    Inspection of Properties and Records........................................... 45
     5.26    Board of Director Observation Rights........................................... 45
     5.27    Maintenance of Agent........................................................... 46
     5.28    Information to Prospective Purchasers.......................................... 46
     5.29    Private Placement Number....................................................... 46
     5.30    Dividends on Preferred Stock................................................... 46
     5.31    Limitation on Acquisitions..................................................... 47

                                                                                           Page
                                                                                           ----
     5.32    Employment, Non-Competition and Acquisition Agreements......................... 47

SECTION 6.   REDEMPTION..................................................................... 48
     6.1     The Company's Right to Redeem.................................................. 48
     6.2     Selection of Notes to Be Redeemed.............................................. 48
     6.3     Notice of Redemption........................................................... 48
     6.4     Effect of Notice of Redemption................................................. 49
     6.5     Payment of Redemption Price.................................................... 49

SECTION 7.   DEFAULTS AND REMEDIES.......................................................... 49
     7.1     Events of Default.............................................................. 49
     7.2     Acceleration of Notes; Remedies................................................ 51
     7.3     Premium on Acceleration........................................................ 52
     7.4     Other Remedies................................................................. 52
     7.5     Waiver of Past Defaults........................................................ 52
     7.6     Rights of Holders to Receive Payment........................................... 53
     7.7     Undertaking for Costs.......................................................... 53

SECTION 8.   AMENDMENTS AND WAIVERS......................................................... 53
     8.1     With Consent of Holders........................................................ 53
     8.2     Revocation and Effect of Consents.............................................. 54
     8.3     Notation on or Exchange of Notes............................................... 55
     8.4     Payment of Expenses............................................................ 55

SECTION 9.   DEFINITIONS.................................................................... 55
     9.1     Definitions.................................................................... 55
     9.2     Rules of Construction.......................................................... 71

SECTION 10.  GUARANTY....................................................................... 72
     10.1    Guaranty....................................................................... 72
     10.2    Execution and Delivery of Subsidiary Guaranty.................................. 73
     10.3    Future Subsidiary Guarantors................................................... 73
     10.4    Certain Bankruptcy Events...................................................... 74
     10.5    Releases of Subsidiary Guaranties.............................................. 74

SECTION 11.  MISCELLANEOUS.................................................................. 74
     11.1    Notices........................................................................ 74
     11.2    Successors and Assigns......................................................... 74
     11.3    Counterparts................................................................... 75
     11.4    Headings....................................................................... 75
     11.5    Governing Law; Submission to Jurisdiction...................................... 75
     11.6    Entire Agreement............................................................... 75
     11.7    Severability................................................................... 76
     11.8    Further Assurances............................................................. 76
     11.9    Disclosure of Financial Information............................................ 76
     11.10   Reproduction of Documents...................................................... 76

                                                                            Page
                                                                            ----
Annexes:
--------

Annex A-1   Form of Note
Annex A-2   Form of Guaranty
Annex B-1   CRPS Certificate of Designation
Annex B-2   RPS Certificate of Designation
Annex C     Stockholders' Agreement
Annex D     Form of Draw Down Notice
Annex E     Opinion of Counsel to the Company

Schedules:
----------

1.1
1.2
2.10
3.1(b)
3.1(c)
3.3
3.4(b)
3.4(d)
3.8
3.14
3.17
3.21
5.6
9.1(a) (Pro Forma)

                         SECURITIES PURCHASE AGREEMENT

          This Securities Purchase Agreement dated as of July 11, 1997 (this

"Agreement") is entered into by and among FirstAmerica Automotive, Inc., a
----------
Delaware corporation (the "Company"), the Guarantors and the purchasers listed
                           -------
on the signature pages hereto (each a "Purchaser" and collectively, the
                                       ---------
"Purchasers").
-----------

          Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 9.1.

          In consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Guarantors agree, and each of the Purchasers agrees, severally but not jointly, as follows:

SECTION 1.  PURCHASE AND SALE OF SECURITIES.
            -------------------------------

1.1  Issue of Securities.
     -------------------

          (a) On or before the Closing, the Company will have authorized the issue and sale to the Purchasers, in the respective amounts set forth in
     Schedule 1.1, of (i) up to $36,000,000 aggregate principal amount of its
     ------------
     12% Senior Notes due June 30, 2005 (the "Notes"), to be substantially in
                                               -----
     the form attached hereto as Annex A-1, (ii) 3500 shares (the "CRPS Shares")
                                 ---------                         -----------
     of its 8% Cumulative Redeemable Preferred Stock due 2005 (the "CRPS"), with
                                                                    ----
     the terms of the CRPS being set forth in the certificate of designation relating thereto (the "CRPS Certificate of Designation") in the form
                            -------------------------------
     attached hereto as Annex B-1 and 500 shares (the "RPS Shares" and together
                        ---------                      ----------
     with the CRPS Shares, the "Preferred Shares") of its Redeemable Preferred
                                ----------------
     Stock due 2005 (the "RPS" and together with the CRPS, the "Preferred
                          ---                                   ---------
     Stock"), with the terms of the RPS being set forth in the certificate of designation relating thereto (the "RPS Certificate of Designation" and
                                        ------------------------------
     together with the CRPS Certificate of Designation, the Certificates of Designation) in the form attached hereto as Annex B-2, and (iii) up to
                                                 ---------
     5,000,000 shares (the "Common Shares") of its Class B Common Stock, par
                            -------------
     value $0.00001 per share. The Notes, the Preferred Shares and the Common Shares shall individually be referred to herein as a "Security" and
                                                           --------
     collectively referred to herein as the "Securities."
                                             ----------

          (b) The Securities shall include such notations, legends or endorsements set forth herein or required by law. The Notes will be in the principal amount of $1,000 (except in the case of any redemption following which the aggregate principal amount remaining is less than $1,000) or integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its issuance. Subject to Section 1.7, the aggregate principal amount of the Notes outstanding at any one time may not exceed $36,000,000. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Company and the Holders, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

          (c) Each Holder of Common Shares will have certain rights and obligations with respect to the Common Shares, as provided in the Stockholders' Agreement in the form attached hereto as Annex C (the
                                                            -------
     "Stockholders' Agreement").  The terms and provisions pertaining to the
      -----------------------
     Common Shares and contained in the Stockholders' Agreement shall constitute, and are hereby expressly made, a part of this Agreement and, to the extent applicable, the Company and the Holders, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

1.2  Purchase and Sale of Securities.
     -------------------------------

          (a) Purchase and Sale.  At the Closing, the Company agrees to sell
              -----------------
     and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained or incorporated herein, each of the Purchasers agrees, severally but not jointly, to purchase the Securities set forth below such Purchaser's name on the signature pages hereto at a purchase price of $910.43 per $1,000 principal amount of Notes, $840.09 per Preferred Share and $0.92 per Common Share, which amounts are based on each Security's relative fair market value at the time of issuance, for an aggregate purchase price of $28,000,000 for the Notes, Preferred Shares and the Common Shares that shall be purchased and sold at the Closing. The Company and the Purchasers hereby agree that all Tax Returns filed by the Company and the Purchasers shall be consistent in all material respects with such allocation (including for purposes of Section 1271 et seq. of the Code). The Securities that shall be purchased and sold pursuant to this Section 1.2(a) are referred to collectively herein as the "Original Securities."
                                                 -------------------

          (b) Closing.  The purchase and sale of the Original Securities shall
              -------
     take place at a closing (the "Closing") at the offices of Skadden, Arps,
                                   -------
     Slate, Meagher & Flom LLP, Four Embarcadero Center, San Francisco, California at 9:00 a.m. on July 8, 1997, or such other Business Day as may be agreed upon by the Purchasers and the Company (the "Closing Date"). At
                                                            ------------
     the Closing, the Company will deliver to each of the Purchasers the Original Securities to be purchased by such Purchaser (in such permitted denomination or denominations and registered in such Purchaser's name or the name of such nominee or nominees as such Purchaser may request), dated the Closing Date, against payment of the purchase price therefor by intra-bank or Federal funds bank wire transfer of same day funds to such bank account which is identified on Schedule 1.2 or such other account as the
                                    ------------
     Company shall designate at least two Business Days prior to the Closing.

          (c) Additional Securities.  At any time and from time to time on or
              ---------------------
     before November 30, 1998, the Company may deliver to the Purchasers a notice substantially in the form attached hereto as Annex D (a "Draw Down
                                                         -------     ---------
     Notice") of a request by Company to sell additional Notes ("Additional
     ------                                                      ----------
     Notes") and additional Common Shares ("Additional Common Shares" and
     -----                                  ------------------------
     together with the Additional Notes, the "Additional Securities") to the
                                              ---------------------
     Purchasers; provided, however, that the aggregate principal amount of Additional Notes that may be sold pursuant to this Section 1.2(c) (including all prior sales pursuant to this Section 1.2(c) shall not exceed $12,000,000, and the minimum aggregate principal amount of Additional Notes that the Company may sell pursuant to each Draw Down Notice shall be $3,000,000; provided, further, that the aggregate principal amount of Additional Notes that may be sold at any one time pursuant to this Section 1.2(c) shall be an integral multiple of $100,000. The Company agrees to sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained or incorporated herein, each of the Purchasers agrees, severally but not jointly, to purchase the percentage of the aggregate principal amount of such Additional Notes specified in such Draw Down Notice equal to the percentage of the aggregate principal amount of Notes purchased by such Purchaser on the Closing Date; provided, however, that the Purchasers may agree to any different allocation of the respective principal amounts of Additional Notes to be purchased by each of them, as long as the aggregate principal amount of Additional Notes to be so purchased by all the Purchasers pursuant to each Draw Down Notice remains constant despite such reallocation. In addition, the Company agrees to sell simultaneously with each such sale of Additional Notes and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained or incorporated herein, each of the Purchasers agrees, severally but not jointly, to purchase simultaneously with each such purchase by such Purchasers of Additional Notes, the number of Additional Common Shares equal to the product of (a) the number of Additional Common Shares that, after the issuance thereof, shall comprise the percentage of fully diluted (giving effect to any Equity Interests to be issued in connection with the New Acquisition to be funded with the proceeds from such sale of Additional Securities and after giving effect to the future exercise of all outstanding warrants, options any other rights to acquire shares of Common Stock or securities convertible or exchangeable for Common Stock, regardless of whether such exercise has occurred or the right to exercise has vested) shares of Common Stock set forth in the table below opposite the Enterprise Value of the Company at the time of such purchase and sale (excluding any effect that the New Acquisition to be funded with the proceeds from such sale of Additional Securities may have on the Enterprise Value of the Company) times (b) the quotient of the aggregate principal amount of Additional Notes to be purchased by such Purchaser pursuant to such Draw Down Notice divided by $1,000,000. The aggregate purchase price for all such Additional Notes and Additional Common Shares shall be equal to the aggregate principal amount of such Additional Notes. The amount of such purchase price allocable to the Additional Common Shares shall be $0.92 per share.

          Enterprise Value               Additional Common Shares
          ----------------               ------------------------
          up to $100,000,000                      0.67%

          $100,000,000 to $130,000,000            0.56%

          Over $130,000,000                       0.40%

          (d) Additional Securities Closing.  Each purchase and sale of the
              -----------------------------
Additional Securities, if any, shall take place at a closing (each, an "Additional Securities Closing") at the offices of Skadden, Arps, Slate, Meagher
------------------------------
& Flom, 300 South Grand Avenue, Los Angeles, California 90071 on such Business Day (each, an "Additional Securities Closing Date") and at such time as shall be
               ----------------------------------
agreed upon by the Purchasers and the Company; provided, however, that each Additional Securities Closing Date shall occur on a day that is no earlier than the 20th, and no later than the 40th, Business Day after the day on which the Purchasers receive the relevant Draw Down Notice. At each Additional Securities Closing, the Company shall deliver to each of the Purchasers the Additional Securities to be purchased by it (in such permitted denomination or denominations and registered in the name of such Purchaser or the name of such nominee or nominees as such Purchaser may request), dated the Additional Securities Closing Date, against payment of the purchase price therefor by intra-bank or federal funds bank wire transfer of same day funds to the Company's bank account identified on Schedule 1.2 hereto or such other account
                                     ------------
as the Company shall designate at least two

Business Days prior to such Additional Securities Closing.

          (e) Fees and Expenses.  Regardless of whether the Securities are sold,
              -----------------
the Company agrees to pay or reimburse all reasonable expenses relating to this Agreement, including but not limited to:

          (i) each Purchaser's reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, the Stockholders' Agreement and the other Documents including, without limitation, travel and lodging expenses and all costs incurred in connection with such Purchaser's review of each of the business and operations of each of the Companies and the Founding Companies;

          (ii) the reasonable fees and other charges and expenses of the Purchasers' counsel, Skadden, Arps, Slate, Meagher & Flom LLP, in connection herewith and with the other Documents;

          (iii) the cost of printing, reproducing and delivering to each Purchaser's home office or the office of such Purchaser's designee, insured to such Purchaser's satisfaction, this Agreement, the Stockholders' Agreement, the Securities and the other Documents;

          (iv) any reasonable fees and expenses (including the reasonable fees and expenses of counsel) in connection with any registration or qualification of the Securities required in connection with the offer and sale of the Securities pursuant to this Agreement under the securities or "blue sky" laws of any jurisdiction requiring such registration or qualification or in connection with obtaining any exemptions from such requirements;

          (v) each Purchaser's expenses (including the fees and expenses of counsel) relating to any amendment to, or modification of, or any waiver or consent or preservation of rights under, this Agreement or any of the other Documents; and

          (vi) all other expenses, including without limitation counsel's fees, accountants' fees and any rating agency fees incurred by the Company in connection with the transactions contemplated by this Agreement and the other Documents.

     The Company shall deliver to each of the Purchasers or to such other Persons as such Purchaser shall direct, concurrently with the Closing, by intra-bank or Federal funds bank wire transfer of same day funds, the fee set forth on such Purchaser's signature page and payment for any out-of-pocket expenses for which such Purchaser is entitled to reimbursement pursuant to this Section 1.2(e), including, without limitation, the fees and expenses of such Purchaser's counsel.

          (f) Other Purchasers.  Each Purchaser's obligations hereunder are
              ----------------
subject to the execution and delivery of this Agreement by the other Purchasers listed on the signature pages hereof. The obligations of each Purchaser shall be several and not joint, and no Purchaser shall be liable or responsible for the acts of any other Purchaser under this Agreement.

1.3  Registration of Securities.
     --------------------------

          The Company shall cause to be kept at its principal office or at the office of its duly authorized transfer agent a register for the registration and transfer of the Notes (the "Note Register"), the CRPS (the "CRPS Register"), the RPS (the "RPS Register") and the Common Stock (the "Common Stock Register"). The names and addresses of the Holders of Notes, the transfer of Notes, and the names and addresses of the transferees of the Notes shall be registered in the Note Register. The names and addresses of the Holders of CRPS, RPS and Common Stock, the transfer of CRPS, RPS and Common Stock and the names and addresses of the transferees of CRPS, RPS and Common Stock shall be registered in the CRPS Register, the RPS Register and the Common Stock Register, respectively.

          The Person in whose name any registered Security shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected by any notice to the contrary, until due presentment of such Security for registration of transfer as provided in this Section 1.3. Payment of or on account of the principal, premium, if any, and interest on any registered Securities shall be made to or upon the written order of such registered Holder.

          When Securities are presented to the Company, with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount (or number of shares, as applicable) of Securities of other authorized denominations, the Company shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met.

1.4  Delivery Expenses.
     -----------------

          If a Holder surrenders any Security to the Company for any reason, the Company agrees to pay the cost of delivering to such Holder's home office, or to the office of such Holder's designee, from the Company insured to such Holder's satisfaction, the surrendered Security and each Security issued in substitution, replacement or exchange for, or upon conversion of, the surrendered Security.

1.5  Issue Taxes.
     -----------

          The Company agrees to pay all Taxes (other than Taxes in the nature of income, franchise or gift taxes) and governmental fees arising in connection with the issuance, sale, delivery or transfer by the Company to each Holder of the Securities and the execution and delivery of the other Documents and any modification of any of such Securities and Documents and will save such Holder harmless against any and all liabilities with respect to all such Taxes and fees. The obligations of the Company under this Section 1.5 shall survive the payment or prepayment of the Notes, at maturity, upon redemption or otherwise, the redemption of the Preferred Shares and the termination of this Agreement and the other Documents.

1.6  Direct Payment.
     --------------

          (a) The Company will pay or cause to be paid all amounts payable with respect to any Note (without any presentment of such Note and without any notation of such payment being made thereon) by crediting (before 12:00 Noon, New York time), by Federal funds bank wire transfer in same day funds to each Holder's account in any bank in the United States of America as may be designated and specified in writing by such Holder, which designation and specification shall be made at least two Business Days prior thereto. Each Purchaser's initial bank account for this purpose is on the signature pages hereto.

          (b) Notwithstanding anything to the contrary contained in the Notes, if any principal amount payable with respect to a Note is payable, at maturity, upon redemption or otherwise, on a Legal Holiday, then the Company shall pay such amount on the next succeeding Business Day, and interest shall accrue on such amount until the date on which such amount is paid and payment of such accrued interest shall be made concurrently with the payment of such amount, provided that the Company may elect to pay in full (but not in part) any such amount on the last Business Day prior to the date such payment otherwise would be due, and no such additional interest shall accrue on such amount. Notwithstanding anything to the contrary contained in the Notes, if any interest payable with respect to a
     Note is payable on a Legal Holiday, then the Company shall pay such interest on the next succeeding Business Day, and such extension of time shall be included in the computation of the interest payment, provided that the Company may elect to pay in full (but not in part) any such interest on the last Business Day prior to the date such payment otherwise would be due, and such diminution in time shall be included in the computation of the interest payment.

1.7  Lost, Etc. Securities.
     ---------------------

          If a mutilated Security is surrendered to the Company or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Company to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Security if the customary requirements relating to replacement securities are reasonably satisfied. If required by the Company, such Holder must provide an indemnity bond, or other form of indemnity, sufficient in the judgment of the Company, to protect the Company from any loss which it may suffer if a Security is replaced. If any Purchaser or any other institutional Holder (or nominee thereof) is the owner of any such lost, stolen or destroyed Security, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Security at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no further indemnity shall be required as a condition to the execution and delivery of a new Security, other than the unsecured written agreement of such owner reasonably satisfactory to the Company to indemnify the Company, or at the option of the Purchaser or other institutional Holder, an indemnity bond in the amount of the Security remaining outstanding. Every replacement Security is an obligation of the Company.

1.8  Indemnification.
     ---------------

          In addition to all other sums due hereunder or provided for in this Agreement or any of the other Documents and any and all obligations of the Company to indemnify any Purchaser hereunder or under any of the other Documents, the Company hereby agrees, without limitation as to time, to indemnify each Purchaser, each Affiliate of a Purchaser and each director, officer, employee, counsel, agent or representative of such Purchaser and its Affiliates (collectively, the "Indemnified Parties") against, and hold it and
                               -------------------
them harmless from, to the fullest extent lawful, all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys' fees and disbursements) and expenses, including expenses of investigation (collectively, "Losses"), incurred by it or them and arising out
                              ------
of or in connection with this Agreement, the other Documents or the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or pursuant hereto or thereto), regardless of whether the transactions contemplated by this Agreement are consummated and regardless of whether any Indemnified Party is a formal party to any proceeding; provided, however, that the Company shall not be liable to any Indemnified Party for any Losses to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or review) that such Losses arose from the gross negligence or willful misconduct of such Indemnified Party, which
(i) is independent of any wrongful act by the Company, its Affiliates or any of their respective representatives and (ii) was not taken by such Indemnified Party in reliance upon any of the representations, warranties, covenants or promises of the Company herein (including, without limitation, those incorporated by reference herein) or in the other Documents, including (without limitation) the certificates delivered by the Company pursuant hereto or thereto. The Company agrees to reimburse any Indemnified Party promptly for all such Losses as they are incurred by such Indemnified Party (regardless of whether it is or may be ultimately determined that an Indemnified Party is not entitled to indemnification hereunder). The obligations of the Company to each Indemnified Party hereunder shall be separate obligations, and the Company's liability to any such Indemnified Party hereunder shall not be extinguished solely because any other Indemnified Party is not entitled to indemnity hereunder. The obligations of the Company under this Section 1.8 shall survive the payment or prepayment of the Notes, at maturity, upon acceleration, redemption or otherwise, the redemption or repurchase of the Common Shares purchased by any Purchaser, the redemption of the Preferred Shares purchased by any Purchaser, any transfer of the Securities by any Purchaser and the termination of this Agreement, the Acquisition Documents, the Securities, the Loan Agreement, the Stockholders' Agreement and any of the other Documents.

          In addition, the Company shall, without limitation as to time, indemnify, reimburse, defend, and hold harmless the Indemnified Parties for, from, and against all Losses asserted against, resulting to, imposed on, or incurred by any of the Indemnified Parties, directly or indirectly, in connection with any of the following: (i) any pollution or threat to human health or the environment that is related in any way to the management, use, control, ownership or operation of the business or property in connection with the business of the Company or any of its Subsidiaries, by the Company or any of its Subsidiaries, or any Person for whom any of them is or may be responsible by law or contract, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, and that occurred, existed, arose out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the Closing Date; (ii) any Environmental Claim against any Person whose liability for such Environmental Claim the Company or any of its Subsidiaries has assumed or retained either contractually or by operation of law, including without limitation, any pollution or threat to human health or the environment, or any Federal, state, local or foreign approvals; or (iii) the breach of any environmental representation or warranty set forth or incorporated by reference herein.

          In case any action, claim or proceeding shall be brought against any Indemnified Party with respect to which indemnity may be sought against the Company hereunder, such Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify the Company shall not affect any obligation it may have to any Indemnified Party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced the Company. Each Indemnified Party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each Indemnified Party unless: (i) the Company has agreed to pay such expenses; or (ii) the Company has failed promptly to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include any Indemnified Party and the Company or an Affiliate of the Company, and such Indemnified Party shall have been advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to the Company or such Affiliate or (y) a conflict of interest may exist if such counsel represents such Indemnified Party and the Company or its Affiliate; provided that, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel in the circumstances described in clause (i), (ii) or (iii) above, the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company; provided, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one such firm of separate counsel (in addition to any local counsel), which counsel shall be designated by such Indemnified Party. The Company shall not be liable for any settlement of any such action effected without its written consent (which shall not be unreasonably withheld). The Company agrees that it will not, without the Indemnified Party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to such Indemnified Party, of such Indemnified Party from all liability and obligation arising therefrom.

          If the indemnification provided for in this Section 1.8 is unavailable to, or insufficient to hold harmless, any Indemnified Party in respect of any Losses referred to herein, then the Company shall have an obligation to contribute to the amount paid or payable by such Persons as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, its subsidiaries and Affiliates, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Losses as well as any other relevant equitable considerations. The amount paid or payable by any such Person as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Section 1.8, any legal or other fees or expenses reasonably incurred by such Person in connection with any investigation, lawsuit or legal or administrative action or proceeding, other than legal expenses incurred after the Company assumes the defense in accordance with the immediately preceding paragraph if the proviso in such paragraph with respect to engagement of separate counsel for the

Indemnified Party is not applicable.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 1.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

1.9  Further Actions.
     ---------------

          During the period from the date hereof to the Closing Date, the Company shall (i) take all actions necessary or appropriate to cause its representations and warranties contained in Section 3 to be true and correct as of the Closing Date (unless stated to refer to another date), both before and after giving effect to the transactions contemplated by this Agreement and the other Documents, as if made on and as of such date, and (ii) take, or cause to be taken, all action, and do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining all consents and approvals of all Persons and removing all injunctive or other impediments or delays, legal or otherwise, which are necessary to the consummation of the transactions contemplated by this Agreement and the other Documents.

1.10  Other Covenants.
      ---------------

          The Company further covenants and agrees not to, and will ensure that no affiliate (as defined in Rule 501(b) of the Securities Act) of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Purchasers of the Securities.

SECTION 2.  CLOSING CONDITIONS.
            ------------------

            The obligations of each Purchaser to purchase and pay for the Original Securities to be delivered to such Purchaser at the Closing shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, and the obligations of each of the Purchasers to purchase and pay for any Additional Securities to be delivered to such Purchaser at each Additional Securities Closing, if any, shall be subject to the satisfaction of the following conditions on or before the corresponding Additional Securities Closing Date :

2.1  Delivery of Documents.
     ---------------------

          The Company shall have delivered to each Purchaser, in form and substance satisfactory to such Purchaser, the following:

          (a) The Note or Notes being purchased by such Purchaser, duly executed by the Company, in the aggregate principal amount set forth below such Purchaser's name on the signature pages hereto (or the aggregate principal amount of Additional Notes to be purchased by such Purchaser in response to a Draw Down Notice), certificates representing the number of Common

     Shares being purchased by such Purchaser, as set forth below such Purchaser's name on the signature pages hereto (or the aggregate number of Additional Common Shares to be purchased by such Purchaser in response to a Draw Down Notice) and certificates representing the number of Preferred Shares being purchased by such Purchaser, as set forth below such Purchaser's name on the signature pages hereto.

          (b) (1) An Opinion of Counsel, dated the Closing Date or the Additional Securities Closing Date, as the case may be, and addressed to such Purchaser, from Gray, Cary, Ware & Freidenrich, counsel for the Company, in form and substance satisfactory to the Purchasers, and with respect to the Opinion of Counsel to be delivered on the Closing Date, in substantially the form set forth on Annex E.
                                         -------

               (2) An opinion, dated the Closing Date or the Additional Securities Closing Date, as the case may be, and addressed to such Purchaser, from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Purchasers, in form and substance satisfactory to the Purchasers.

               (3) Such other opinions of counsel covering matters incidental to the transactions contemplated by this Agreement and the other Documents as any Purchaser may reasonably request.

               In rendering such opinions, each counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company and its Subsidiaries (copies of which shall be delivered to such Purchaser) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Such counsel shall opine, as applicable, as to the Federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of California.

          (c) Resolutions of the Boards of Directors of the Companies, certified by the Secretaries or Assistant Secretaries of the Companies, to be duly adopted and in full force and effect on such date, authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Loan Agreement, the Stockholders' Agreement, the Acquisition Documents and the other Documents to which the Companies are party and the consummation of the transactions contemplated hereby and thereby, (ii) the issuance of the Notes, the Common Shares and the Preferred Shares and (iii) specific officers of the Companies to execute and deliver this Agreement, the Notes, the Acquisition Documents, the Loan Agreement and any other Documents to which the Companies are party.

          (d) Certificates of the Chief Executive Officer or President and Chief Financial Officer or Vice President of the Company, dated the Closing Date or the Additional Securities Closing Date, as the case may be, certifying that (i) all of the conditions set forth in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.9, 2.10, 2.11 and 2.12 are satisfied on and as of such date in all material respects and specifying as to each such condition the satisfaction thereof, (ii) all of the representations and warranties of the Company contained or incorporated by reference herein are true and correct on and as of such date in all material respects as though made on and as of such date (unless stated to relate to another date), after giving effect to the transactions contemplated by this Agreement and the other Documents, and no event has occurred and is continuing, or would result from the issuance of the Securities being sold on such date, which constitutes or would constitute a Default or an Event of Default, (iii) concurrently with the purchase of the Original Securities, the Companies (other than the Company) shall have borrowed at least $35,000,000 aggregate principal amount of indebtedness under the Loan Agreement, and the Companies are in compliance with all terms and provisions of the Loan Agreement (iv) the Companies have performed their obligations that are required to be performed on or before the closing under the Acquisition Documents and the Loan Agreement in accordance therewith and with all applicable law and (v) as to such other matters as such Purchaser may reasonably request.

          (e) On or before the Closing Date, (i) audited financial statements of the Company (as described in the first sentence of Section 3.4 (b)) for the fiscal years ended March 31, 1996, 1995 and 1994, (ii) audited financial statements of each of the Founding Companies (other than the Non-Price Founding Companies) (as described in the first sentence of Section 3.4 (b)) for the fiscal year ended December 31, 1996 and (iii) unaudited financial statements of each of the Founding Companies (as described in the first sentence of Section 3.4 (b)) for the 5-month period ended May 31, 1997; provided that each of the financial statements referred to in clauses (i),
     (ii) and (iii) above shall be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that such financial statements fairly present the financial position, shareholders' equity and income of the relevant entities as of the dates indicated. On or before each Additional Securities Closing, unaudited combined financial statements of the Company and all of its Subsidiaries (as described in the first sentence of Section 3.4 (b)) from the beginning of the fiscal year in which such Additional Securities Closing occurs to the end of the then most recently ended fiscal quarter, together with a Certificate of the Chief Financial Officer of the Company to the effect that such financial statements fairly present the combined financial position, stockholders' equity and income of the Company and its Subsidiaries as of such date and for such interim period. The audited financials referred to above shall be delivered together with a report thereon by the applicable independent accountants, which report shall be unqualified, shall express no doubts about the ability of the Companies or any of the relevant entities to continue as a going concern, and shall state that such financial statements fairly present the financial position of each such Person as of the dates indicated, and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such financial statements has been made in accordance with United States generally accepted auditing standards. The Company shall also provide such accounting firm with instructions that it may communicate directly with each such Purchaser.

          (f) Governmental certificates, dated the most recent practicable date prior to the Closing Date or Additional Securities Closing Date, as the case may be, showing that the Company and each of its Subsidiaries is organized and in good standing in the jurisdiction of its incorporation and is qualified as a foreign corporation and in good standing in all other jurisdictions in which it has executive offices or transacts business, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

          (g) Copies of each consent, license and approval required in connection with the execution, delivery and performance by the Companies of this Agreement, the Securities, the Certificates of Designation and the other Documents and the consummation of the transactions contemplated hereby and thereby, (except that on the Closing Date, such consents, licenses and approvals relating to the acquisition of California Carriage Limited, a California corporation need not be provided).

          (h) Copies of the Charter Documents of the Company and each of its Subsidiaries, certified as of a recent date by the Secretary of State of the State of Delaware (or such other state in which any of such Persons is formed), and certified by the Secretary or Assistant Secretary of each of such Person, as true and correct as of the Closing Date or Additional Securities Closing Date, as the case may be.

          (i) Certificates of the Secretary or an Assistant Secretary of the Company and of each of its Subsidiaries as to the incumbency and signatures of the officers or representatives of such entity executing this Agreement, the Securities, the Certificates of Designation, the other Documents and any other certificate or other document to be delivered pursuant hereto or thereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (j) A permit issued pursuant to the California Corporate Securities Law of 1968 (the "CSL") that is sufficient to exempt, pursuant to Section
                       ---
     25116 of the CSL, the Notes and the Purchasers from the usury provisions of the California Constitution.

          (k) Such additional information and materials as any Purchaser may reasonably request, including, without limitation, copies of any debt agreements, security agreements and other contracts to which the Company or any of its Subsidiaries is a party.

2.2  Legal Investment; Purchase Permitted by Applicable Laws.
     -------------------------------------------------------

          Each Purchaser's acquisition of the Securities (a) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), (b) shall constitute a legal investment as of the Closing Date or Additional Securities Closing Date, as the case may be, under the laws and regulations and orders of each jurisdiction to which such Purchaser may be subject (without resort to any "basket" or "leeway" provision), and (c) shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous condition in or pursuant to any such law, regulation or order; and such Purchaser shall have received such certificates or other evidence as such Purchaser may reasonably request to establish compliance with this condition.

2.3  Payment of Fees.
     ---------------

          The Company shall have delivered to each of the Purchasers or to such other Persons as such Purchaser shall direct on the signature pages hereto, at the Closing, by intra-bank or Federal funds bank wire transfer of same day funds, payment for such Purchaser's fee as is set forth on such Purchaser's signature page hereto.

2.4  Compliance with Agreements.
     --------------------------

          The Company and each of its Subsidiaries shall have performed and complied in all material respects with all agreements, covenants and conditions contained herein, in each of the other Documents and in any other document contemplated hereby or thereby which are required to be performed or complied with by the Company or any of its Subsidiaries on or before the Closing Date or Additional Securities Closing Date, as the case may be. The Purchasers shall have received evidence, in form and substance satisfactory to them, that all transactions contemplated by the Acquisition Documents to have occurred prior to or on the Closing Date have been consummated and that all certificates, financial statements, opinions and other documents delivered thereunder were delivered in a form satisfactory to the Purchasers.

2.5  Completion of Other Transactions.
     --------------------------------

          (a) Simultaneously with or prior to the sale to each Purchaser of the Securities to be purchased by such Purchaser on the Closing Date:

               (i) The Company shall have executed and delivered the Acquisition Documents and the Stockholders' Agreement and shall have consummated the transactions contemplated thereby to be consummated on or prior to the Closing Date (including, without limitation, the Pending Acquisitions (except for consummation of the acquisition of California Carriage Limited, a California corporation)), without amendment, modification or waiver of any material condition.

               (ii) All of the other Purchasers listed in the signature pages hereof shall have consummated their purchase of Securities pursuant to this Agreement.

               (iii) The Company shall own directly, 100% of the outstanding Equity Interests of each of its Subsidiaries. (iv) Each of the parties to the Loan Agreement shall have executed and delivered the Loan Agreement, which shall include an inventory financing facility of at least $115,000,000 and none of the parties to the Loan Agreement shall be in breach of any of their respective material obligations thereunder, and all of the conditions precedent to the transactions contemplated thereby shall have been duly satisfied without amendment, modification or waiver of any material condition.

               (v) The Company shall have purchased the directors and officers liability insurance policy referred to in Section 5.20.

          (b) Simultaneously with or prior to the sale to each Purchaser of the Additional Securities to be purchased by such Purchaser on each Additional Securities Closing Date, all of the net proceeds from the sale by the Company of such Additional Securities shall be used to consummate a New Acquisition or New Acquisitions (and pay related expenses and fees) permitted pursuant to the provisions of Section 5.31.

2.6  Representations and Warranties.
     ------------------------------

          Unless stated to relate to another date, all of the representations and warranties of each of the Companies contained or incorporated by reference herein or in any of the other Documents shall be true and correct in all material respects on and as of the Closing Date and each Additional Securities Closing Date both before and after giving effect to the transactions contemplated hereby and by the other Documents.

2.7  No Event of Default.
     -------------------

          No event shall have occurred and be continuing, or would result from the consummation of the transactions contemplated to be consummated on or prior to the Closing Date or Additional Securities Closing Date, as the case may be, by this Agreement, the Acquisition Documents, the Loan Agreement or any of the other Documents (including, without limitation, the purchase of the Securities or the incurrence of indebtedness pursuant to the Loan Agreement), which constitutes or would constitute a Default or an Event of Default.

2.8  Proceedings Satisfactory.
     ------------------------

          All proceedings taken in connection with the sale of the Securities, the transactions contemplated hereby (including, without limitation, the Pending Acquisitions), and all documents and papers relating thereto, shall be reasonably satisfactory to such Purchaser. Such Purchaser and its counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith, or as a basis for the Closing opinions, all in form and substance satisfactory to such Purchaser.

2.9  Consents and Permits.
     --------------------

          The Company and each of its Subsidiaries and each of the Founding Companies shall have received all consents, permits, approvals and authorizations and sent or made all notices, filings, registrations and qualifications as may be required pursuant to any law, statute, regulation or rule (Federal, state, local or foreign) or pursuant to any other agreement (including without limitation all Franchise Agreements to which the Company, any of its Subsidiaries or any of the Founding Companies is a party), order or decree to which any of them is a party or to which any of them is subject, in connection with the transactions to be consummated on or prior to the Closing Date or Additional Securities Closing Date, as the case may be, as contemplated by this Agreement or any of the other Documents. The Company and its Subsidiaries shall have the unrestricted right and ability to continue the conduct of the businesses conducted by the Founding Companies, as well as any other businesses acquired in connection with a New Acquisition, in a manner consistent with the manner in which such businesses were conducted prior to their acquisition by the Company or any of its Subsidiaries.

2.10  No Material Adverse Effect.
      --------------------------

          Subsequent to December 31, 1996: (A) none of the Company or any of its Subsidiaries shall have suffered any adverse change in their properties, business, operations, assets, condition (financial or otherwise) or prospects which could reasonably be expected to result in a Material Adverse Effect (other than those items set forth on Schedule 2.10 hereto); and (B) except as disclosed
                              -------------
in Schedule 2.10 hereto (i) there shall not have been any material change in the
   -------------
capital stock or long-term debt, or material increase in short-term debt, of the Company and its Subsidiaries and (ii) the Company and its Subsidiaries shall not have incurred any liability or obligation, direct or contingent, that is material to them, is required to be disclosed on a balance sheet in accordance with GAAP and is not disclosed in the Financial Statements.

2.11  No Material Judgment or Order.
      -----------------------------

          There shall not be on the Closing Date or on any Additional Securities Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any agency of the Federal, state or local government that, in the reasonable judgment of any Purchaser or its counsel, would prohibit the sale or issuance of the Securities hereunder or subject the Company or any of its Subsidiaries to any material penalty if the Securities were to be issued and sold hereunder.

2.12  Financial Ratios.
      ----------------

          With respect to the purchase and sale of Additional Securities on each Additional Securities Closing Date, (a) the Consolidated Interest Expense Coverage Ratio of the Company (after giving pro forma effect to the issuance and sale of such Additional Securities and the consummation of the New Acquisition to be funded with the proceeds of the issuance and sale of such Additional Securities as if such issuance and sale and such consummation occurred at the beginning of the applicable period referenced in the definition of the term "Consolidated Interest Expense Coverage Ratio") on such Additional Securities Closing Date exceeds the minimum ratio set forth in Section 5.12 opposite the last day of the fiscal quarter in which such Additional Securities Closing Date occurs and (b) the Total Debt Coverage Ratio of the Company (after giving pro forma effect to the issuance and sale of such Additional Securities and the consummation of the New Acquisition to be funded with the proceeds of the issuance and sale of such Additional Securities as if such issuance and sale and such consummation occurred at the beginning of the applicable period referenced in the definition of the term "Total Debt Coverage Ratio") on such Additional Securities Closing Date does not exceed 2.5.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
            ---------------------------------------------

            The Company represents and warrants on the date hereof, as of the Closing and as of each Additional Securities Closing, the following; provided, however, that any information set forth in any Schedule referenced in this
Section 3 shall be deemed to be disclosure for purposes of each and all representations made in this Section 3.

3.1  Authorization; Capitalization.
     -----------------------------

          The Companies have taken all actions necessary to authorize them (i) to execute, deliver and perform all of their obligations under this Agreement, the Acquisition Documents, the Loan Agreement and the other Documents to which each is a party, (ii) to issue and perform all of their obligations under the Notes, the Preferred Shares and the Common Stock and (iii) to consummate the transactions contemplated hereby and thereby. Each of this Agreement, the Notes, the Preferred Shares, the Acquisition Documents, the Loan Agreement and the other Documents to which the Companies and the Founding Companies are a party is a legally valid and binding obligation of the Companies and the Founding Companies, as the case may be, enforceable against each, respective, party in accordance with its respective terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

          The total authorized Equity Interests of the Company consist of (a) 30,000,000 shares of Class A Common Stock, par value $0.00001 per share, of which 4,055,152 shares were issued and outstanding immediately prior to the consummation of the transactions contemplated by this Agreement and 14,017,519 shares will be issued and outstanding upon consummation of the transactions contemplated hereby, including the additional issuances by the Company in connection herewith, (b) 5,000,000 shares of Class B Common Stock, par value $0.00001 per share, of which no shares were issued and outstanding on the date hereof and 3,032,000 shares will be issued and outstanding upon consummation of the transactions contemplated hereby, including the additional issuances by the Company in connection herewith, (c) 30,000,000 shares of Class C Common Stock, par value $0.00001 per share, of which no shares were issued and outstanding on the date hereof and no shares will be issued and outstanding upon consummation of the transactions contemplated hereby, including the additional issuances by the Company in connection herewith and (d) 10,000 shares of preferred stock, par value $0.00001 per share, of which no shares were issued and outstanding on the date hereof and 3500 shares of CRPS and 500 shares of RPS will be issued and outstanding upon consummation of the transactions contemplated hereby. The total authorized Equity Interests of each of the Companies (other than the Company) consist of 100,000 shares of common stock, in each case 10,000 shares of which are issued, outstanding and owned by the Company, in each case free and clear of any security interest, mortgage, pledge, transfer restriction, defect, claim, lien, limitation on voting rights, encumbrance, equity or adverse interest of any nature (each, a "Lien"). All of the outstanding Equity
                                 ----
Interests of the Companies and the Founding Companies have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights. Except for the shares of capital stock of the other Companies, the Company does not own any capital stock or any other securities of any corporation, nor does it have any Equity Interest in any firm, partnership, association or other entity.

          On the Closing Date or the Additional Securities Closing Dates, as the case may be, the Securities will be duly authorized and validly issued, will be fully paid and nonassessable and will not have been issued in violation of, nor will they be subject to, any preemptive or similar rights, other than those in favor of the Purchasers. Except as set forth on Schedule 3.1(b), there are no
                                                 ---------------
outstanding (i) securities convertible into or exchangeable for any Equity Interests of any of the Company or any of its Subsidiaries, (ii) options, warrants or other rights to purchase or subscribe to Equity Interests of any of the Companies or securities convertible into or exchangeable for Equity Interests of any of the Companies or the Founding Companies, (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any Equity Interests of any of the Companies or the Founding Companies, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting of any of the Equity Interests of the Company or any of its Subsidiaries.

          Except for the Stockholders' Agreement, none of the Companies or the Founding Companies has entered into an agreement to register its securities under the Securities Act. Except for this Agreement and as set forth on
Schedule 3.1(c), none of the Companies or the Founding Companies has entered
---------------
into any agreement to issue, purchase or sell any of its securities.

          There are no securities any of the Companies registered under the Exchange Act or listed on a national securities exchange registered under
Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

3.2  No Violation or Conflict; No Default.
     ------------------------------------

          (a) Neither the execution, delivery or performance of this Agreement, the Securities, the Acquisition Documents, the Loan Agreement, the Stockholders' Agreement, or any of the other Documents by the Company or any of its Subsidiaries or any of the Founding Companies, nor the compliance with their respective obligations hereunder or thereunder, nor the consummation of the transactions contemplated hereby and thereby, nor the issuance, sale or delivery of the Securities will:

               (i) violate any provision of the Charter Documents of the Company, any of its Subsidiaries or any of the Founding Companies;

               (ii) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority or body to which any of the Company, any of its Subsidiaries or the Founding Companies or any of their, respective, properties may be subject, other than such violations that could not reasonably be expected to result in a Material Adverse Effect;

               (iii) permit or cause the acceleration of the maturity of any debt or obligation of the Company, any of its Subsidiaries or the Founding Companies; or

               (iv) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon any property of the Company, any of its Subsidiaries or the Founding Companies under, any mortgage, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement to which any of them is a party or by which any of them (or their respective properties) may be bound, other than such violations, conflicts, defaults, terminations and Liens, or such failures to obtain consents, which could not reasonably be expected to result in a Material Adverse Effect.

          (b) None of the Company, any of its Subsidiaries or the Founding Companies is in default (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money, any Franchise Agreement or under any agreement pursuant to which any of its securities were sold.

3.3  Use of Proceeds.
     ---------------

          The net proceeds from the sale by the Company of the Original Securities hereunder will be used solely as set forth in Schedule 3.3. The net
                                                         ------------
proceeds from the sale by the Company of Additional Securities shall be used solely and promptly to consummate New Acquisitions (and pay related expenses and fees) permitted pursuant to the provisions of Section 5.31.

3.4  No Material Adverse Change; Financial Statements.
     ------------------------------------------------

          (a) No Material Adverse Change.  Since December 31, 1996, none of the
              --------------------------
     Company, any of its Subsidiaries or any of the Founding Companies has suffered any material adverse change in their properties, business, operations, assets, condition (financial or otherwise) or prospects which could reasonably be expected to result in a Material Adverse Effect.

          (b) Financial Statements.  Attached hereto as Schedule 3.4(b) are (i)
              --------------------                      ---------------
     the audited balance sheets of the Company as of March 31, 1996, 1995, and 1994 and the related statements of income, changes in shareholders' equity and cash flows of the Company for the fiscal years ended March 31, 1996, 1995 and 1994 (ii) the audited balance sheets of each of the Founding Companies (other than the Non-Price Founding Companies) as of December 31, 1996 and the related combined statements of income, changes in shareholders' equity and cash flows of the Founding Companies (other than the Non-Price Founding Companies)for the fiscal year ended December 31, 1996 and (iii) an unaudited balance sheets of each of the Founding Companies as of May 31, 1997 and related statements of income, changes in shareholders' equity and cash flows of the Company and each of the Founding Companies for the 5-month period ended May 31, 1997. Such financial statements (the "Financial Statements") present fairly the consolidated
                      --------------------
     financial position, results of operations, shareholders' equity and cash flows of the Companies and the Founding Companies (other than the Non-Price Founding Companies) at the respective dates or for the respective periods to which they apply. All financial statements concerning the Company and its Subsidiaries that will hereafter be furnished by the Company and its Subsidiaries to the Purchasers or any Holder pursuant to this Agreement will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and will present fairly the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          (c) Pro Forma.  The Pro Forma have been prepared by the Company on a
              ---------
     basis consistent with the Financial Statements, except for the pro forma adjustments specified thereon and are based on good faith reasonable estimates and assumptions of the Company.

          (d) Projections.  Attached hereto as Schedule 3.4(d) are true and
              -----------                      ---------------
     complete copies of (i) projections of the consolidated revenues, earnings before depreciation, interest and taxes, operating margins, net income and capital expenditures of the Company and its Subsidiaries for each of the fiscal years ending December 31, 1997, 1998, 1999, 2000 and 2001, prepared by senior management of the Company assuming the consummation of the transactions contemplated hereby and by the other Documents (the "Projections") and (ii) the assumptions and supplemental
                     -----------
     data used in preparing the Projections (collectively, the "Supplemental
                                                                ------------
     Data"). The Projections were prepared on the basis of the Supplemental Data
     ----
     which represent a reasonable basis for such preparation. The Projections and the Supplemental Data reflect the best reasonable estimates and judgments of the Company's senior management as to the expected future financial performance of the Company and its Subsidiaries.

3.5  Full Disclosure.
     ---------------

          This Agreement (including, without limitation, the representations and warranties incorporated herein by reference), the financial statements referred to in Section 3.4, any Document, any other document, certificate or written statement furnished by or on behalf of the Companies and Founding Companies to any Purchaser in connection with the negotiation and sale of the Securities and oral statements made by the Company to any TCW Group Member as a representative of the Purchasers, when taken as a whole, do not contain any untrue statement of a material fact or omit and will not omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no material fact known to the Company or any of its Subsidiaries or any of the Founding Companies that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and written statements furnished to the Purchasers for use in connection with the transactions contemplated hereby.

3.6  Third Party Consents.
     --------------------

          Neither the nature of the Company or any of its Subsidiaries or any of the Founding Companies nor of any of their businesses or properties, nor any relationship between the Company or any of its Subsidiaries and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Securities at the Closing nor the performance by the Company or any of its Subsidiaries or any of the Founding Companies of their other obligations hereunder or under, or the consummation of the transactions contemplated by, the Securities, the Acquisition Documents, the Loan Agreement, the Stockholders' Agreement, or any other Document, as the case may be, is such as to require a consent, approval or authorization of, or notice to, or filing, registration or qualification with, any governmental authority or other Person on the part of the Company, any of its Subsidiaries or any of the Founding Companies as a condition to the execution and delivery of this Agreement, the Acquisition Documents, the Loan Agreement, the Stockholders' Agreement or any of the other Documents or the offer, issuance, sale or delivery of the Securities at the Closing or at each Additional Securities Closing other than (a) such consents, approvals, authorizations, notices, filings, registrations or qualifications that shall have been made or obtained on or prior to the Closing Date (and copies of which will be delivered to the Purchasers) or the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect, and (b) such filings under Federal and state securities laws which are permitted to be made after the Closing Date and which the Company hereby agrees to file within the time period prescribed by applicable law. The Company and its Subsidiaries have the unrestricted right and ability to continue the conduct of the businesses conducted by the Founding Companies, as well as any other businesses acquired in connection with a New Acquisition, in a manner consistent with the manner in which such businesses were conducted prior to their acquisition by the Company or any of its Subsidiaries.

3.7  No Violation of Regulations of Board of Governors of Federal Reserve
     --------------------------------------------------------------------
System.
------
          None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act or any regulation issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

3.8  Private Offering.
     ----------------

          Assuming the truth and correctness of the representations and warranties set forth in Section 4, the sale of the Securities hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act. In the case of each offer or sale of the Securities, no form of general solicitation or general advertising was used by any of the Company or any of its Subsidiaries or their respective representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          The Purchasers are the sole purchasers of the Securities. Except as set forth on Schedule 3.8, no securities have been issued and sold by the
             ------------
Company within the six-month period immediately prior to the date hereof. None of the securities issued within such six-month period could be integrated with the issuance of the Securities as a single offering for purposes of the Securities Act, and the Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Securities, or any portion of them, if such offer or sale might bring the issuance and sale of the Securities to any Purchaser hereunder within the provisions of Section 5 of the Securities Act nor offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect thereto with, anyone if the sale of the Securities and any such securities could be integrated as a single offering for the purposes of the Securities Act, including without limitation Regulation D thereunder. It is not necessary, in connection with the transactions contemplated hereby, to qualify an indenture under the Trust Indenture Act of 1939, as amended.

3.9  Governmental Regulations.
     ------------------------

          None of the Company or any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or to any Federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money or consummate the transactions contemplated hereby and by the other Documents.

3.10  Brokers.
      -------

          None of the Company or any of its Subsidiaries or any of the Founding Companies has dealt with any broker, finder, commission agent or other such intermediary other than Brown Gibbon & Lang in connection with the sale of the Securities and the transactions contemplated by this Agreement and the other Documents, and none of the Company or any of its Subsidiaries or any of the Founding Companies is under any obligation to pay any broker's or finder's fee or commission or similar payment in connection with such transactions other than fees payable to Brown Gibbon & Lang in an amount not greater than $2,345,000.

          The Company agrees to indemnify and hold the Holders harmless from and against any and all actions, suits, claims, costs, expenses, losses, liabilities and/or obligations in connection with or relating to any broker's or finder's fees or commission or similar payment in connection with such transactions, except with respect to such fees or commissions incurred by any Purchaser for its account, so long as the Company receives notice of any such action, suit, claim, etc., reasonably promptly after the Holders become aware thereof; provided that the failure to give such notice as provided in this sentence shall not relieve the Company of its obligations under this sentence except to the extent, and only to the extent, that the Company is materially prejudiced by such failure to give notice (as determined by a court of competent jurisdiction in a final nonappealable judgment). Notwithstanding the foregoing, the Company shall not be liable for any broker fees resulting from the activities of representatives of the Purchasers.

3.11  Solvency.
      --------

          Immediately prior to and after giving effect to the consummation of the Pending Acquisitions and any New Acquisition, the issuance of the Securities and the execution, delivery and performance of this Agreement, the Acquisition Documents, the Loan Agreement, the other Documents and any instrument governing Indebtedness of the Company, the Company and each of its Subsidiaries is Solvent.

3.12  Representations and Warranties.
      ------------------------------

          All representations and warranties (and the related schedules) of any of the Companies contained in the Stockholders' Agreement, the Loan Agreement, the Acquisition Documents and the other Documents, and each of the representations and warranties (and the related schedules) of each of the other parties to the Acquisition Documents, each in the form as in effect on the date hereof without amendment or waiver, shall be deemed to constitute representations and warranties of the Company under this Agreement with the same force and effect as the representations and warranties expressly set forth herein. Such representations and warranties are true and correct on the date hereof and will be true and correct as of the Closing Date as if made at and as of such date, and are hereby incorporated by reference herein as if made hereby by the Company to the Purchasers. Unless otherwise defined herein, for purposes of this Section 3.12, the definitions contained in the Loan Agreement, the Stockholders' Agreement, the Acquisition Documents and any other Documents (insofar as they relate to the representations and warranties incorporated herein) are hereby incorporated by reference herein and made a part hereof.

3.13  Litigation.
      ----------

          (a) There is no action, claim, suit, citation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced, or to the knowledge of the Company or any of its Subsidiaries or any of the Founding Companies, threatened ("Proceedings") against or affecting the Company or any of its
                  -----------
     Subsidiaries or any of the Founding Companies or any of their properties or assets, except for such Proceedings that, if finally determined adversely to any of such Persons, could not reasonably be expected to have a Material Adverse Effect, and there is no Proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge the Pending Acquisitions, this Agreement or any of the other Documents or the transactions contemplated hereby or thereby.

          (b) None of the Company or any of its Subsidiaries or any of the Founding Companies is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal that has had a Material Adverse Effect or that could reasonably be expected to have a Material Adverse Effect.

3.14  Labor Relations.
      ---------------

          None of the Company or any of its Subsidiaries or any of the Founding Companies, nor any Person for whom any of them is or may be responsible by law or contract, is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. Other than as set forth on Schedule
                                                                        --------
3.14, there is (a) no unfair labor practice charge or complaint pending or
----
threatened against the Company, any of its Subsidiaries or any of the Founding Companies, or any Person for whom any of them is or may be responsible by law or contract, before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (b) no strike, labor dispute, slowdown or stoppage pending or threatened against the Company, any of its Subsidiaries or any of the Founding Companies, or any Person for whom any of them is or may be responsible by law or contract, and (c) no union representation claim or question existing with respect to the employees of the Company, any of its Subsidiaries or any of the Founding Companies, or any Person for whom any of them is or may be responsible by law or contract, and no union organizing activities taking place. Except as disclosed on Schedule 3.14,
                                                                  -------------
none of the Company, any of its Subsidiaries or any of the Founding Companies, or any Person for whom any of them is or may be responsible by law or contract, is a party to any collective bargaining agreement.

          Except such as could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Company, any of its Subsidiaries or any of the Founding Companies, or any Person for whom any of them is or may be responsible by law or contract has violated any applicable Federal, state, provincial or foreign law relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, and occupational safety and health, or any provisions of ERISA or the rules and regulations promulgated thereunder or any other applicable law (whether foreign or domestic) relating to or governing the operation or maintenance of any plan or arrangement falling within the definition of an "employee benefit plan" (as such term is defined in

Section 3 of ERISA) or any other employee benefit plan or arrangement.

3.15  Taxes.
      -----

          (a) The Company and each of its Subsidiaries and each of the Founding Companies has timely filed (or have had timely filed on their behalf) or will timely file or cause to be timely filed, all Tax Returns required by applicable law to be filed by any of them prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

          (b) The Company and each of its Subsidiaries and each of the Founding Companies has paid (or have had paid on their behalf), or where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse), or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the Closing Date.

          (c) No Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, the Company or any of its Subsidiaries or any of the Founding Companies. No issue has been raised by any Tax Authority in any Audit of the Company or any of its Subsidiaries or any of the Founding Companies that if raised with respect to any other period not so audited could be expected to result in a material proposed deficiency for any period not so audited. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against the Company or any of its Subsidiaries or any of the Founding Companies. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries or any of the Founding Companies, except liens for current Taxes not yet due.

          (d) None of the Company or any of its Subsidiaries or any of the Founding Companies has given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or has executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

          (e) None of the Company or any of its Subsidiaries or any of the Founding Companies is party to or bound by any tax sharing, cost sharing, or similar agreement or policy relating to Taxes.

          (f) None of the Company or any of its Subsidiaries or any of the Founding Companies has entered into agreements that would result in the disallowance of any tax deductions pursuant to Section 280G of the Code. No "consent" within the meaning of Section 341(f) of the Code has been filed with respect to the Company or any of its Subsidiaries or any of the Founding Companies.

3.16  Environmental Matters.
      ---------------------

          Except as could not reasonably be expected to have a Material Adverse
Effect:

          (a) the Company and each of its Subsidiaries and each of the Founding Companies, and any Person for whom any of them is or may be responsible by law or contract (each such Subsidiary, each of the Founding Companies and each such Person being included in the definition of "Company" for purposes of this Section 3.16), is in full compliance with all Environmental Laws, which compliance includes, but is not limited to, (1) compliance with all standards, schedules and timetables therein, (2) the possession of all permits, licenses, approvals and other authorizations required under the Environmental Laws or with respect to the operation of the Company's business, property and assets, and compliance with the terms and conditions thereof and (3) any Federal, state, local or foreign approvals required pursuant to any Environmental Laws that pertain or relate to the transactions contemplated by this Agreement;

          (b) the Company has not received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in full compliance with any Environmental Law, the Company has no liability under any Environmental Law, and there are no past or present actions, activities, circumstances, conditions, events or incidents that may be expected to prevent or interfere with full compliance with applicable Environmental Laws in the future;

          (c) there is no Environmental Claim pending or threatened against the Company;

          (d) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could be expected to form the basis of any Environmental Claim against the Company;

          (e) no real property or facility owned, used, operated, leased, managed or controlled by the Company, or any predecessor in interest, is listed or proposed for listing on the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or on any other similar state or local list established pursuant to any Environmental Law;

          (f) there have been no releases (including, without limitation, any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of Materials of Environmental Concern by the Company, or any predecessor in interest, at, on, under, from or into any facility or real property owned, operated, leased, managed or controlled by the Company, and the Company has not incurred or reasonably expects to incur liability for contamination at, on, under, from or into any on-site or off-site locations where the Company has stored, disposed or arranged for the disposal of Materials of Environmental Concern;

          (g) no underground storage tank or other underground storage receptacle, or related piping, is located on a facility or property currently owned, operated, leased, managed or controlled by the Company;

          (h) there is no asbestos contained in or forming part of any building, building component, structure or office space, and no polychlorinated biphenyls (PCBs) or PCB-containing items are used or stored at any property, owned, operated, leased, managed or controlled, whether currently or in the past (for which such matters the Companies could be liable), by the Company.

          "Environmental Claim" means any claim, action, cause of action,
           -------------------
investigation of which the Company, including any of its employees, is aware, or notice (written or oral) by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, regardless of whether owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all Federal, state, local and foreign laws
           ------------------
and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

          "Materials of Environmental Concern" means chemicals, pollutants,
           ----------------------------------
contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials, or PCBs.

3.17  ERISA.
      -----

          Based upon the Purchasers' representation in Section 4.5, the execution and delivery of this Agreement, the other Documents and the sale of the Securities to be purchased by the Purchasers will not involve any non-exempt "prohibited transaction." Except as set forth on Schedule 3.17, none of the
                                                  -------------
Company, any of its Subsidiaries or any of the Founding Companies, or any of their ERISA Affiliates is a "party in interest" or a "disqualified person" with respect to any "employee benefit plan." No condition exists or event or transaction has occurred in connection with any "employee benefit plan" maintained or contributed to by any of the Company, any of its Subsidiaries or any of the Founding Companies, or any of their ERISA Affiliates (any such plan being herein referred to as a "Company Plan") that has resulted or is reasonably
                               ------------
likely to result in any of the Company, any of its Subsidiaries, any of the Founding Companies, any such ERISA Affiliate incurring any liability, fine or penalty except as could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.17, no Company Plan is subject to
                                -------------
Title IV of ERISA. There is no liability under Title IV of ERISA, whether actual or contingent. No amounts payable pursuant to any plan, policy, scheme or arrangement identified in any contract, arrangement or agreement will, in connection with the transactions contemplated under this Agreement, the Acquisition Documents or the other Documents, fail to be deductible for Federal income tax purposes by virtue of Section 280G of the Code. The terms "employee benefit plan" and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA, the term "disqualified person" shall have the meaning assigned to such term in Section 4975 of the Code, the term "prohibited transaction" shall have the meaning assigned to such term in Section 406 of ERISA and Section 4975 of the Code, and the term "ERISA Affiliate" shall have the meaning assigned to such term in
Section 407 of ERISA.

3.18  Intellectual Property.
      ---------------------

          Except as could not, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect, the Company and its Subsidiaries own the entire and unencumbered right, title and interest in and to, or possess adequate licenses or other rights to use, all intellectual property, including but not limited to, trademarks, service marks, trade names, copyrights, computer software and know-how used in the business previously conducted by the Company or any of its Subsidiaries or any of the Founding Companies. To the best knowledge of the Company or any of its Subsidiaries or any of the Founding Companies, all intellectual property material to the business now conducted by the Company or any of its Subsidiaries or any of the Founding Companies is valid and enforceable and the Company and each of its Subsidiaries and each of the Founding Companies have performed all acts and has paid all required fees and taxes to maintain all registrations and applications of such intellectual property in full force and effect. None of the Company or any of its Subsidiaries or any of the Founding Companies has received any notice of infringement of or conflict with (or knows or has known of such infringement of or conflict with) asserted rights of others with respect to the use of intellectual property, including but not limited to trademarks, service marks, trade names, copyrights, computer software or know-how which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect. The Company and its Subsidiaries and the Founding Companies do not in the conduct of their business as now conducted infringe or conflict with any right of any third party, known to the Company or any of its Subsidiaries or any of the Founding Companies, where such infringement or conflict could reasonably be expected to result in any Material Adverse Effect. To the best knowledge of the Company and each of its Subsidiaries and each of the Founding Companies, none of the Company or any of its Subsidiaries or any of the Founding Companies is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of any obligations hereunder, in breach of any license or other agreement relating to any intellectual property.

3.19  Compliance with Laws.
      --------------------

          The Company and each of its Subsidiaries and each of the Founding Companies have obtained and have maintained in good standing any licenses, permits, consents and authorizations required to be obtained by it under all laws or regulations relating to the retail sale of new and used automobiles and conducting maintenance on automobiles (collectively, the "Laws"), the absence of which (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect, and any such licenses, permits, consents and authorizations remain in full force and effect, except as to any of the foregoing the absence of which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries and each of the Founding Companies are in compliance with the Laws in all material respects, and there is no pending or, to the knowledge of any of them, threatened, action or proceeding against the Company or any of its Subsidiaries or any of the Founding Companies under any of the Laws, other than any such actions or proceedings which, individually or in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect.

3.20  Consummation of Pending Acquisitions.
      ------------------------------------

          The Pending Acquisitions (other than, on the Closing Date, the acquisition of California Carriage Limited, a California corporation) have been duly consummated in accordance with the terms of the Acquisition Documents without amendment or waiver of any material term or provision thereof. True and correct copies of the Acquisition Documents have been delivered to a TCW Group Member, acting on behalf of each Purchaser. The Companies, the Founding Companies and their Affiliates are not in default under the Acquisition Documents or under any instrument or document to be delivered in connection therewith. All of the transactions engaged in by the Companies, the Founding Companies and their Affiliates as part of the Pending Acquisitions were legal and valid and in compliance with all applicable law.

3.21  Leases.
      ------

          Attached hereto as Schedule 3.21 is a list of (i) all leases relating
                             -------------
to the properties used by the Company and its Subsidiaries (the "Leases"), (ii)
                                                                 ------
the commencement and expiration dates of the Leases, and (iii) the rents payable under the Leases. Neither the Founding Companies, the Company nor any of their respective Subsidiaries has breached materially any of the Leases. The Leases have been provided to the Purchasers.

3.22  Franchise Agreements.
      --------------------

          The Company or any Subsidiary of the Company is an authorized dealer franchisee for all the new vehicles sold by the Company or such Subsidiary, pursuant to a valid and enforceable Franchise Agreement. All parties to each of the Franchise Agreements to which the Company or any of its Subsidiaries is a party are in compliance with such Franchise Agreement and no such party has received any notice of default or termination relating to such Franchise Agreement.

3.23  Survival of Representations and Warranties.
      ------------------------------------------

          All of the Company's representations and warranties hereunder and under the Loan Agreement, the Stockholders' Agreement, and the other Documents shall survive the execution and delivery of the same, any investigation by any Purchaser and the issuance of the Securities.

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.
            ------------------------------------------------

            Each Purchaser (as to itself only) and each Account Manager (as to the managed accounts of Purchasers) represents and warrants to the Company that:

4.1  Purchase for Own Account.
     ------------------------

            Such Purchaser or such Account Manager is purchasing the Securities to be purchased by it solely for its own account (or in the case of Account Managers, on behalf of managed accounts) and not as nominee or agent for any other Person (other than for such managed accounts, if applicable) and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

4.2  Accredited Investor.
     -------------------

            Such Purchaser or such Account Manager is knowledgeable, sophisticated and experienced in business and financial matters; it has previously invested in securities similar to the Securities and it acknowledges that the Securities have not been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is able to bear the economic risk of its investment in the Securities and is presently able to afford the complete loss of such investment; it (or, in the case of an Account Manager, the managed account on behalf of which the Account Manager is acting) is an "accredited investor" as defined in Regulation D promulgated under the Securities Act; and it has been afforded access to information about each of the Companies and their financial condition and business sufficient to enable it to evaluate its investment in the Securities.

4.3  Authorization.
     -------------

            Such Purchaser has taken all actions necessary to authorize it (or, in the case of an Account Manager, such Account Manager is duly authorized by the managed account for which it is acting) (i) to execute, deliver and perform all of its obligations under this Agreement, (ii) to perform all of its obligations under the Securities and (iii) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except for (a) the effect thereon of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by Federal or state law or equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions thereof and upon the availability of injunctive relief or other equitable remedies.

4.4  Securities Restricted.
     ---------------------

          No transfer or sale (including, without limitation, by pledge or hypothecation) of Securities by any Holder which is otherwise permitted hereunder, other than a transfer or sale to the Company, shall be effective unless such transfer or sale is made (A) pursuant to an effective registration statement under the Securities Act and a valid qualification under applicable state securities or "blue sky" laws or (B) without such registration or qualification as a result of the availability of an exemption therefrom, and, if reasonably requested by the Company, counsel for such Holder shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from the registration requirements of the Securities Act; provided, however, that with respect to transfers by Holders to their Affiliates, no such opinion shall be required. A transfer made by a Holder which is a state-sponsored employee benefit plan to a successor trust or fiduciary pursuant to a statutory reconstitution shall be expressly permitted and no opinions of counsel shall be required in connection therewith.

4.5  ERISA.
     -----

          Such Purchaser represents that:

          (a) it is not acquiring the Securities for or on behalf of any employee pension benefit plan or employee welfare benefit plan (as defined in Section 3 of ERISA) or any "plan" (as defined in Section 4975 of the
     Code) (each hereafter a "Plan");
                              ----

          (b) the assets used to acquire the Securities are assets of an insurance company general account and the purchase of the Notes and Preferred Shares would be exempt under the provisions of the Prohibited Transaction Class Exemption 95-60; or

          (c) if it is acquiring the Securities on behalf of an employee pension benefit plan, an employee welfare benefit plan or a "Plan," either directly or through an investment fund (such as a bank collective investment fund or insurance company pooled separate account), then, assuming that the plans listed in Schedule 3.17 are the only employee benefit plans (as defined in
               -------------
     Section 3 of ERISA) or Plans with respect to which the Company is a "party in interest" or "disqualified person" (as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, respectively), either

              (i) no part of the funds to be used to purchase the Securities constitutes assets allocable to any trust that contains assets of the employee benefit plans listed in Schedule 3.17, or
                                                         -------------

              (ii) an exemption from the prohibited transaction rules applies such that the use of such funds does not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under Section 4975 of the Code.

          The representations contained in this Section 4.5 are made in express reliance on the list of employee benefit plans contained in Schedule 3.17.
                                                            -------------

SECTION 5.  COVENANTS.
            ---------

            So long as any of the Notes remain unpaid and outstanding, the Company covenants to the Holders of outstanding Securities as follows:

5.1  Payment of Notes; Satisfaction of Obligations.
     ---------------------------------------------

            The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. To the extent lawful, the Company shall pay interest (including interest accruing after the commencement of any proceeding under any Bankruptcy Law) on all past due and unpaid amounts outstanding under the Notes (including overdue installments of principal or interest) at a rate equal to 14_% per annum, compounded quarterly.

5.2  Financial Statements and Reports.
     --------------------------------

            (a) The Company will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. The Company will deliver to each Holder the financial statements and other reports described below:

                (i)   Monthly Financials.  As soon as available and in any event
                      ------------------
          within thirty (30) days after the end of each month ending after the Closing Date: (A) copies of the internal financial reports, with respect to the results of operations for such month and balance sheet balances at the end of such month, delivered to members of the Company's management, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year (to the extent available) and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsections 5.2(a)(v), 5.2(a)(viii) and 5.2(b), to the extent prepared on a monthly basis, (B) consolidating financial statements for each of the automotive dealerships owned by the Company and its Subsidiaries, that include the operating data for each automotive dealership including the total number of new and used automobiles sold during such month and for the year to date, and (C) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) and amount of accrued and unpaid interest with respect to each such debt issue or loan;

                (ii)  Quarterly Financials. As soon as available and in any
                      --------------------
          event within forty-five (45) days after the end of each fiscal quarter (other than the last quarter of any fiscal year), the information required by the Exchange Act to be contained in a Quarterly Report on Form 10-Q (including all exhibits thereto);

                (iii) Year-End Financials.  As soon as available and in any
                      -------------------
          event within ninety

          (90) days after the end of each fiscal year: (A) the consolidated balance sheet of the Company and its Subsidiaries as of the end of such year and the related consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 5.2(a)(v) and 5.2(b) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of the Company that they fairly present the financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated,
          (B) a narrative report describing the operations of the Company and its Subsidiaries in the form prepared for presentation to senior management for such fiscal year, (C) a schedule of the outstanding Indebtedness for borrowed money of the Company and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount (excluding original issue discount) of accrued and unpaid interest with respect to each such debt issue or loan, and (D) in the case of such consolidated financial statements, a report thereon of KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by the Company, which report shall be unqualified, shall express no doubts about the ability of the Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of their operations, shareholders' equity and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with United States generally accepted auditing standards;

               (iv) Promptly upon receipt thereof, copies of all management letters submitted to the management of the Company by independent public accountants in connection with their annual audit and any similar reports submitted to the management of the Company by independent public accountants, whether in connection with any interim or special audit of the consolidated financial statements of the Company or otherwise;

               (v) Copies of any financial or other report or material notice delivered to, or received from, any creditor pursuant to the Loan Agreement not otherwise delivered to the Holders pursuant to this
          Section 5.2;

               (vi) Copies of all reports, letters and other correspondence from local, state or Federal regulatory or other agencies relating to business, licenses or operating contracts of the Company or any of its Subsidiaries of a material nature;

               (vii) Notice to each Holder of (i) any violation of or noncompliance with any Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (ii) any communication (written or oral) or Environmental Claim, whether from a governmental authority, citizens group, employee or otherwise, alleging that the Company or any of its Subsidiaries is not in compliance with any Environmental law or asserting liability of the Company or any of its Subsidiaries for contamination from or as a result (directly or indirectly) of any Materials of Environmental Concern, which noncompliance or liability could reasonably be expected to have a Material Adverse Effect, or (iii) any releases or threatened releases (including, without limitation, any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, on-site or off-site) of any Materials of Environmental Concern for which the Company or any of its Subsidiaries could be held liable, either in fact or by law, which releases could reasonably be expected to have a Material Adverse Effect; and

               (viii) Copies of such other information and data with respect to the Company or any of its Subsidiaries as from time to time may be reasonably requested by any Holder.

          (b)  Each financial statement delivered pursuant to subsections
     (a)(i), (ii) and (iii) of this Section 5.2 shall be in a form reasonably acceptable to each Purchaser and, in the case of financial statements delivered pursuant to subsections (a)(ii) and (iii), shall be accompanied by a brief narrative description of business and financial trends and developments material to the Company and its Subsidiaries and significant transactions that have occurred in the appropriate period or periods covered thereby.

5.3  Compliance Certificate.
     ----------------------

          (a) The Company shall each deliver each of to the Holders, within 30 days after the end of each month, 45 days after the end of each fiscal quarter and within 90 days after each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding month, fiscal quarter or fiscal year, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their respective obligations under this Agreement and the Certificates of Designation, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Company and its Subsidiaries each has kept, observed, performed and fulfilled each and every covenant contained in this Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and the Certificates of Designation and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or premium or interest, if any, on the Notes or payments of dividends on the Preferred Shares are prohibited or if such event has occurred, a description of the event. The Officers' Certificate shall set forth all financial calculations for such fiscal quarter or fiscal year necessary to demonstrate compliance with the covenants contained in this Section 5.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Sections 5.2(a)(iii) shall be accompanied by a written statement of KPMG Peat Marwick or other independent certified public accountants of recognized national standing selected by the Company that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any of its Subsidiaries has violated any provisions of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company will deliver to each of the Holders, forthwith upon becoming aware of (i) any Default or Event of Default or (ii) any default or event of default under the Loan Agreement or any other loan agreement, mortgage, indenture or instrument referred to in Section 7.1(f), an Officers' Certificate specifying in reasonable detail such Default, Event of Default or default or event of default and the nature of any remedial or corrective action the Company proposes to take with respect thereto.

5.4  Limitation on Restricted Payments.
     ---------------------------------

          (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to:

              (i) declare or pay any dividends, either in cash or property, on, or make any distribution to the holders (as such) in respect of, any class of Equity Interest in the Company or any of its respective Subsidiaries (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or its Subsidiaries or dividends or distributions payable to the Company or dividends or distributions payable to Holders of Preferred Shares);

              (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its respective Subsidiaries or any other Affiliate of the Company (other than the Preferred Shares); provided that, as long as no Default or Event of Default has occurred and is continuing, the Company may purchase Equity Interests in the Company beneficially owned by directors, officers and employees of the Company or any of its Subsidiaries, as long as such purchases do not exceed $250,000 in any fiscal year;

              (iii) purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness (other than the Notes and other than Seller Indebtedness incurred pursuant to Section 5.5 (b)(viii)) that is pari passu with or subordinated to the Notes; or

              (iv) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) through (iv) of this Section 5.4(a) being collectively referred to as "Restricted
                                                                    ----------
          Payments"), unless, at the time of such Restricted Payment:
          --------

                    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                    (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-fiscal quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Expense Coverage Ratio test set forth in
               Section 5.5(a)(ii); and

                     (3) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries (excluding Restricted Payments permitted by clause
               (b) of this Section 5.4) is less than 50% of the Consolidated Net Income (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit) of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately after the occurrence of a Company IPO to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment.

          (b) So long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment, the foregoing provision will not prohibit the defeasance, redemption or repurchase of pari passu or subordinated Indebtedness with the net proceeds from an incurrence within 60 days of such defeasance, redemption or repurchase of unsecured Permitted Refinancing Indebtedness.

5.5  Limitation on Additional Indebtedness and Issuance of Disqualified Stock.
     ------------------------------------------------------------------------

          (a) The Company will not, and will not permit any of its Subsidiaries (including without limitation, upon the creation or acquisition of such Subsidiary) to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness or issue any Disqualified Stock,
                     -----
     provided that the Company may incur Indebtedness and may issue Disqualified Stock if:

               (i) no Default or Event of Default shall have occurred and be continuing at the time or would occur as a consequence of the incurrence of such Indebtedness or the issuance of such Disqualified Stock;

               (ii) the Consolidated Interest Expense Coverage Ratio of the Company for the four fiscal quarters immediately preceding the date on which such Indebtedness is incurred or Disqualified Stock is issued would have been at least 2.5 to 1 (determined on a pro forma basis as if such additional Indebtedness had been incurred (or Disqualified Stock had been issued) at the beginning of such four-fiscal quarter period);

               (iii) such Indebtedness shall be Subordinated Indebtedness and the maturity and the Weighted Average Life to Maturity of such Subordinated Indebtedness are both greater than the maturity and the Weighted Average Life to Maturity of the Notes; and

               (iv)  the Company shall have successfully completed a Company
          IPO.

          (b)  The foregoing limitations will not apply to:

               (i) the incurrence by the Company or any of its Subsidiaries of Indebtedness under the Loan Agreement; provided that such Indebtedness is incurred for the purpose of acquiring new car inventory in the ordinary course of business and is secured by a purchase money security interest in such inventory; provided, further that the aggregate principal amount of such Indebtedness at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) shall not exceed the difference between (1) the lesser of the New Vehicle Advance Rate and $135,000,000 and (2) any permanent reductions in the credit available to the Company and its Subsidiaries under the Loan Agreement in accordance with the provisions of Section 5.8 hereof.

               (ii) the incurrence by the Company or any of its Subsidiaries of Acquisition Indebtedness under the Loan Agreement; provided,that the aggregate principal amount at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) of such Indebtedness shall not exceed the difference between (1) the lesser of the Revolver Advance Rate and $35,000,000 and (2) any permanent reductions in the credit available to the Company and its Subsidiaries under the Loan Agreement in accordance with the provisions of Section 5.8 hereof;

               (iii) the incurrence by the Company or any of its Subsidiaries of Indebtedness under the Loan Agreement; provided, that such Indebtedness is incurred for the purpose of acquiring Program Vehicles (as defined in the Loan Agreement as in effect on the Closing Date) inventory in the ordinary course of business and is secured by a purchase money security interest in such inventory; provided, further, that the aggregate principal amount of such Indebtedness at any one time outstanding (including loans, the nominal amount of outstanding letters of credit and all unused commitments) shall not exceed the difference between (1) the lesser of the Program Vehicle Advance Rate and $15,000,000 and (2) any permanent reductions in the credit available to the Company and its Subsidiaries under the Loan Agreement in accordance with the provisions of Section 5.8 hereof;

               (iv) The incurrence by the Company of the Indebtedness represented by the Notes;

               (v) the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company incurred pursuant to clause (a) above;

               (vi) Indebtedness of the Company or its Subsidiaries in an amount not to exceed $2,000,000 at any time outstanding representing a Capitalized Lease Obligation or Purchase Money Indebtedness;

               (vii) Subordinated Indebtedness of the Company to any Wholly Owned Subsidiary of the Company or Indebtedness of any Wholly Owned Subsidiary of the Company solely to the Company or to any Wholly Owned Subsidiary of the Company provided that neither the Company nor any Subsidiary of the Company shall become liable pursuant to such Indebtedness, to any Person other than the Company or another Wholly Owned Subsidiary of the Company; and

               (viii) Seller Indebtedness in an aggregate amount not to exceed $3,000,000 at any time outstanding.

5.6  Limitation on Transactions With Affiliates.
     ------------------------------------------

          The Company shall not and shall not permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of any of its properties or assets to or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, an Affiliate (an "Affiliate Transaction"), unless (i) such Affiliate Transaction is
               ---------------------
on terms that are no less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary from an unrelated person and (ii) with respect to any Affiliate Transaction (or series of related Affiliate Transactions) involving or having a potential value of more than $500,000, in addition to compliance with clause
(i), such Affiliate Transaction shall also be approved by a majority of the disinterested members of the Board of Directors of the Company after determining, in their reasonable good faith judgment, that (A) such transaction is in the best interest of the Company or such Subsidiary based on full disclosure of all relevant facts and circumstances and (B) such transaction is on fair and reasonable terms competitive with those that could be obtained from an unrelated third party (such approval and determination to be evidenced by a resolution of such disinterested directors of the Board of Directors of the Company), and (iii) with respect to any Affiliate Transaction (or series of related Affiliate Transactions) involving or having a potential value of more than $5,000,000, in addition to compliance with clauses (i) and (ii), the Board of Directors of the Company shall have obtained an opinion of a nationally recognized investment banking firm or appraiser to the effect that such transaction is fair, from a financial point of view, to the Company or such Subsidiary. The foregoing notwithstanding, the Company and its Subsidiaries may make payments with respect to the Affiliate Transactions contained in the agreements listed on Schedule 5.6, provided that such agreements may not be
                     ------------
amended after the date hereof (other than amendments which do not affect adversely the rights of the Company or any of its Subsidiaries), and the Company and its Subsidiaries shall enforce to the fullest extent available by law all of their respective rights and remedies with respect to such agreements.

5.7  Restrictions on Liens.
     ---------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, create or suffer to exist any Liens upon any assets of the Company or any such Subsidiaries or any shares of capital stock of such Subsidiaries, in each case now owned or hereafter acquired; provided, however, that this Section 5.7 shall not prohibit the creation or continuing existence of any Permitted Lien.

5.8  Limitation on Sale of Assets.
     ----------------------------

          (a) The Company shall not, and shall not permit any of its Subsidiaries to, make any Asset Sale unless: (i) no Default or Event of Default exists and is continuing or is created by such disposition and (ii) in the case of any Asset Sale (and with respect to clause (B) below, all such Asset Sales taken as a whole) involving (A) assets for Net Proceeds (whether in cash or property) in excess of $500,000 or with a fair market value in excess of $500,000 or (B) assets for Net Proceeds (whether in cash or property) or with a fair market value (when aggregated with the Net Proceeds or fair market value of all other assets subject to any Asset Sales during the same fiscal year) in excess of $2,000,000:

               (1) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of such assets (as determined in good faith by the Board of Directors of the Company or such Subsidiary and evidenced by a resolution set forth in an Officers' Certificate, including as to the value of all noncash consideration);

               (2) at least 85% of the consideration therefor received by the Company or such Subsidiary, as the case may be, shall be in the form of cash; provided, however, that for the purposes of this clause (2), the following are deemed to be cash: (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Subsidiary that are assumed by the transferee in connection with the Asset Sale (other than liabilities that are incurred in connection with or in anticipation of such Asset Sale); and (y) securities received by the Company or such Subsidiary from such transferee that are immediately converted into cash at the face amount or fair market value thereof by the Company or such Subsidiary; and

               (3) upon the consummation of an Asset Sale, the Company or such Subsidiary shall apply the Net Proceeds (it being understood that the entire Net Proceeds and not just the portion in excess of the amounts set forth in subclauses (A) and (B) of clause (ii) above shall be subject to this subsection (3)) of such Asset Sale within 270 days of the consummation of an Asset Sale to reinvest in Productive Assets or to prepay, purchase, defease or otherwise retire Indebtedness of the Company or any of its Subsidiaries under the Loan Agreement, with a permanent reduction in the amount of Indebtedness that may be incurred thereunder not less than the amount of the Net Proceeds so applied. Any Net Proceeds from an Asset Sale that are not applied or reinvested as provided in this clause (3) of Section 5.8 constitute excess proceeds ("Excess Net Proceeds") and shall be held in Cash or Cash
                     -------------------
          Equivalents.

          (b) When the aggregate amount of Excess Net Proceeds exceeds $1,000,000, the Company shall promptly make an offer (the "Asset Sale
                                                                ----------
     Offer") to all Holders of the Notes to purchase the maximum principal amount of Notes that may be purchased out of the Excess Net Proceeds, at an offer price in cash in an amount (the "Asset Sale Offer Price") equal to
                                            ----------------------
     the percentages of principal set forth below (if the Asset Sale Date occurs during the twelve-month period commencing on July 1 of the year set forth below), plus accrued and unpaid interest thereon to the Asset Sale Date:

                          % of Principal Amount
                          ----------------------
          1997................. 110.000%
          1998................. 108.750
          1999................. 107.500
          2000................. 106.250

          2001................. 105.000
          2002................. 103.750
          2003................. 102.500
          2004................. 101.250
          2005................. 100.000

               If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Net Proceeds, the Company shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Net Proceeds shall be reset at zero.

               Simultaneously with the making of such Asset Sale Offer, the Company shall provide the Holders with an Officers' Certificate setting forth the Asset Sale Offer Price, the Asset Sale Date and the calculations used in determining the amount of Excess Net Proceeds to be applied to the repurchase of the Notes.

               If the date on which the Asset Sale Offer closes (the "Asset Sale
                                                                      ----------
     Date") is on or after an interest payment record date and on or before the
     ----
     related interest payment date, any accrued interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          (c) Notice of any Asset Sale Offer shall be mailed by the Company to each Holder at its last registered address. The Asset Sale Offer shall remain open from the time of mailing until 20 Business Days thereafter, and no longer, unless a longer period is required by law. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (i)   that the Asset Sale Offer is being made pursuant to this
          Section 5.8 and that Notes will be accepted for payment either (A) in whole or (B) in part in integral multiples of $1,000;

               (ii)  the Asset Sale Offer Price and the Asset Sale Date;

               (iii) that any Note not tendered will continue to accrue interest;

               (iv) that any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest from and after the Asset Sale Date (so long as the Company does not default in its obligation to promptly pay the Asset Sale Offer Price);

               (v) that Holders electing to have a Note purchased pursuant to the Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, at the address specified in the notice prior to the close of business on the Asset Sale Date;

               (vi) that Holders will be entitled to withdraw their election on the terms and subject to the conditions set forth in the notice;

               (vii) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that any portion of a Note repurchased by the Company and any new Note issued to the Holder in respect of the unpurchased portion thereof shall be in the principal amount of $1,000 or an integral multiple thereof.

          (d) On the Asset Sale Date, the Company shall (i) accept for payment all Notes or portions thereof validly tendered pursuant to the Asset Sale Offer and (ii) promptly thereafter mail or deliver to Holders of Notes accepted for purchase payment in the amount equal to the aggregate Asset Sale Offer Price for such Notes, and the Company shall execute and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. The Company will notify the Holders of the results of the Asset Sale Offer on the Asset Sale Date.

5.9  Limitation on Capital Expenditures.
     ----------------------------------

          Except for Capital Expenditures in an aggregate amount not greater than $1,500,000 to be made in connection with an automobile service center located at 501 Brannon Street, San Francisco, California, the Company shall not, and shall not permit any of its Subsidiaries to, make or incur Capital Expenditures in any fiscal year in an aggregate amount for the Company and its Subsidiaries in excess of the amount set forth below alongside the applicable fiscal year:

                                           Maximum Aggregate Amount
     Fiscal Year                      of Permitted Capital Expenditures
     -----------                      ---------------------------------
     1997                                          $2,000,000

     1998                                          $3,000,000

     1999 and thereafter                           $4,000,000

5.10 Limitation on Dividend and Other Payment Restrictions Affecting
     ---------------------------------------------------------------
Subsidiaries.
------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits owned by, or pay any Indebtedness owed to, the Company, (b) make loans or advances to the Company, (c) transfer any of its properties or assets to the Company, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under or contemplated by this Agreement and the Loan Agreement; (ii) any restrictions, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date hereof, in existence at the time such Person becomes a Subsidiary of the Company (so long as such restrictions are not created in anticipation of such Person becoming a Subsidiary of the Company); (iii) with respect to clause (c) above only, any restrictions existing under Capital Lease Obligations, Purchase Money Indebtedness or Indebtedness secured by Permitted Liens (provided that, in each case, such prohibition shall only relate to the assets which are subject to such Capital Lease Obligations or which secure such Indebtedness and the proceeds therefrom); or (iv) any restrictions existing under any agreement that refinances or replaces the agreements containing the restrictions in the foregoing clauses (i), (ii) and (iii); provided, that the terms and conditions of any such restrictions are no more restrictive than those under or pursuant to the agreement evidencing the Indebtedness refinanced.

5.11 Change of Control.
     -----------------

          (a)  Change of Control.  Upon the occurrence of a Change of Control,
               -----------------
     the Company shall give each Holder prompt, and in any event within ten (10) Business Days of the occurrence of the Change of Control, notice describing in reasonable detail the nature of the Change of Control, offering to each Holder the right to require the Company to repurchase all or any part of such Holder's Notes (the "Change of Control Offer") at a purchase price
                               -----------------------
     equal to 101% of the aggregate principal amount thereof, together with unpaid interest to the date of repurchase (the "Change of Control Offer
                                                     -----------------------
     Price").
     -----

          (b)  Procedure.  The notice of a Change of Control Offer shall state a
               ---------
     date not less than thirty (30) days nor more than sixty (60) days after the date of mailing of such notice by the Company for repurchase of the Notes pursuant to the Change of Control Offer (the "Change of Control Payment
                                                   -------------------------
     Date").  The notice, which shall govern the terms of the Change of Control
     ----
     Offer, shall state:

               (i) that the Change of Control Offer is being made pursuant to this Section 5.11;

               (ii) the Change of Control Offer Price and the Change of Control Payment Date;

               (iii) that, unless the Company defaults in the payment of the Change of Control Offer Price, all Notes accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date;

               (iv) that Holders electing to require the Company to repurchase any Notes will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Note completed and otherwise in proper form for transfer, to the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

               (v) that the Holders will be entitled to withdraw their election to require the Company to repurchase any Notes on the terms and conditions set forth in such notice; and

               (vi) that the Holders electing to require the Company to repurchase any Notes in part will be issued a new Note in a principal amount equal to the unpurchased portion of the Notes surrendered; provided, however, that any portion of a Note repurchased by the Company and any new Note issued to the Holder in respect of the unpurchased portion thereof shall be in the principal amount of $1,000 or an integral multiple thereof.

          (c)  Acceptance of Notes.  On a Change of Control Payment Date, the
               -------------------
     Company shall (i) accept for payment all Notes or portions thereof validly tendered pursuant to the Change of Control Offer and (ii) promptly thereafter mail or deliver to each Holder of Notes accepted for repurchase payment in the amount equal to the aggregate Change of Control Offer Price for such Notes, and the Company shall execute and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. As soon as practicable, the Company will notify the Holders of the results of the Change of Control Offer on the Change of Control Payment Date.

          (d)  "Change of Control" means (i) the sale, lease or transfer of all
                -----------------
     or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Company, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
     Act) (other than a Permitted Holder) of a direct or indirect interest in Voting Securities of the Company representing a majority (more than 50%) of the aggregate Voting Power of the outstanding Voting Securities of the Company, by way of merger or consolidation or otherwise, (iv) any transaction occurring prior to a Company IPO, as the result of which (A) Permitted Holders do not own (and have the exclusive power to vote with respect to), directly or indirectly, Voting Securities representing at least thirty-five percent (35%) of the aggregate Voting Power of the outstanding Voting Securities of the Company, (B) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Permitted Holders) owns (or has the power to vote with respect to), directly or indirectly, Voting Securities representing more of the aggregate Voting Power of the outstanding Voting Securities of the Company than Permitted Holders or (C) Permitted Holders do not own Equity Interests of the Company representing at least eighty-five percent (85%) of the Equity Interests of the Company that are owned by the Permitted Holders on the Closing Date (including any Equity Interests of the Company issued in respect thereof after the Closing Date pursuant to a stock dividend, a stock split, recapitalization or otherwise), (v) any transaction occurring after a Company IPO, as the result of which (A) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) owns, directly or indirectly, Voting Securities representing more of the aggregate Voting Power of the outstanding Voting Securities of the Company than Permitted

     Holders, or (B) Permitted Holders do not own (and have the exclusive power to vote with respect to), directly or indirectly, Voting Securities representing at least twenty percent (20%) of the aggregate Voting Power of the outstanding Voting Securities of the Company and Equity Interests of the Company representing at least fifty percent (50%) of the Equity Interests of the Company that are owned by the Permitted Holders on the Closing Date (including any Equity Interests of the Company issued in respect thereof after the Closing Date pursuant to a stock dividend, a stock split, recapitalization or otherwise), (vi) any transaction, as the result of which the Company owns (or has the exclusive power to vote with respect to), directly or indirectly, less than 100% of the Capital Stock of its Subsidiaries or (vii) the replacement of a majority of the Board of Directors of the Company over a two-year period from the directors who constituted the Board of Directors of the Company at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

5.12 Minimum Consolidated Interest Expense Coverage Ratio.
     ----------------------------------------------------

          The Company shall not permit the Consolidated Interest Expense Coverage Ratio for the four fiscal quarters ending on or about the date listed below, to be less than the correlative levels for such dates shown below; provided, that for the September 30, 1997, December 31, 1997 and March 31, 1998 Measurement Dates, the Consolidated Interest Expense Coverage Ratio shall be calculated for the one, two, and three fiscal quarters, respectively, ending on such dates.

     Measurement Date                    Minimum Ratio
     ----------------                    -------------
     September 30, 1997....................   2.0
     December 31, 1997.....................   2.0
     March 31, 1998........................   2.1
     June 30, 1998.........................   2.1
     September 30, 1998....................   2.2
     December 31, 1998.....................   2.2
     March 31, 1999........................   2.3
     June 30, 1999.........................   2.3
     September 30, 1999....................   2.4
     December 31, 1999.....................   2.4
     March 31, 2000........................   2.5
     June 30, 2000 and thereafter..........   2.6

5.13 Fiscal Years.
     ------------

          The Company shall not change its fiscal year from a fiscal year ending on December 31st.

5.14 Stay, Extension and Usury Laws
     ------------------------------

          The Company covenants and agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, and will use all reasonable efforts to resist any attempts to claim or take the benefit of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of its obligations under this Agreement, the Notes or the Preferred Shares, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law has been enacted.

5.15 Corporate Existence; Merger; Successor Corporation.
     --------------------------------------------------

          (a) The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries' corporate existence in accordance with its organizational documents and the corporate rights (charter and statutory), licenses and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or corporate existence, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not adverse in any material respect to any Holder.

          (b) The Company shall not, and shall not permit any of its Subsidiaries to, in a single transaction or through a series of related transactions, (i) consolidate with or merge with or into any other person, or transfer (by lease, assignment, sale or otherwise (other than a transfer in accordance with Section 5.8)) all or substantially all of its properties and assets as an entirety or substantially as an entirety to another person or group of affiliated persons or (ii) adopt a Plan of Liquidation, unless, in either case:

               (i) the Company or such Subsidiary, as the case may be, shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company or such Subsidiary, as the case may be, is merged or to which all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety are transferred (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (the Company or such Subsidiary, as the case may be, or such other Person being hereinafter referred to as the "Surviving
                                                                  ---------
          Person") shall be a corporation organized and validly existing under
          ------
          the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an amendment to this Agreement, all the Obligations of the Company under the Notes and this Agreement, and the Stockholders' Agreement, as the case may be;

               (ii) immediately after and giving effect to such transaction and the assumption contemplated by clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, (i) the Surviving Person shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company or such Subsidiary, as the case may be, immediately preceding the transaction and (ii) the Company (or the Surviving Person in the case of a transaction relating to the Company), shall be able to incur at least $1.00 of Indebtedness pursuant to clause (ii) of Section 5.5(a);

               (iii) immediately before and immediately after giving effect to such transaction and the assumption of the Obligations as set forth in clause (1) above and the incurrence or anticipated incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and

               (iv) the Company, shall have delivered to each Holder an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or adoption and such amendment to this Agreement comply with this Section 5.15, that the Surviving Person agrees to be bound hereby, and that all conditions precedent herein provided relating to such transaction have been satisfied.

          (c) Upon any consolidation or merger, or any transfer of assets (including pursuant to a Plan of Liquidation) in accordance with this
     Section 5.15, the successor person formed by such consolidation or into which the Company or such Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Subsidiary under this Agreement with the same effect as if such successor Person had been named herein as the Company or such Subsidiary; provided, however, that the Company or such Subsidiary shall be released from the Obligations and covenants under this Agreement or under the Notes.

5.16 Same Business.
     -------------

          The Company and its Subsidiaries shall engage in the Retail Automobile Dealership Business.

5.17 Taxes.
     -----

          The Company shall, and shall cause its respective Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes levied or imposed upon the Company or such Subsidiary, as the case may be, or upon the income, profits or property of the Company or such Subsidiary, as the case may be, and (ii) all lawful claims, whether for labor, materials, supplies, services or anything else, which, if unpaid, would or may by law become a Lien, upon the property of the Company or such Subsidiary, as the case may be; provided, however, that neither the Company, nor any of its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such Tax, the applicability or validity of which is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary, as the case may be, and for which disputed amounts reserves have been established in accordance with GAAP, in an amount which the Company or such Subsidiary, as the case may be, believes in good faith is adequate.

5.18 Investment Company Act.
     ----------------------

          Neither the Company nor any of its respective Subsidiaries shall become an investment company subject to registration under the Investment Company Act of 1940, as amended.

5.19 Ownership of Subsidiaries.
     -------------------------

          (a) The Company shall not create or cause to exist any Subsidiary; provided, however, that the Company may create or acquire Subsidiaries if
     (i) the Company shall at all times own 100% of the Equity Interests of such Subsidiary and (ii) the Company shall cause such Subsidiary to guaranty the Notes on a senior basis in accordance with Section 10.

          (b) Except as permitted by Section 5.7, 5.8 or 5.15, the Company shall maintain (along with one or more Subsidiaries in the case of an indirect Subsidiary) good and valid title to the Equity Interests of each of its Subsidiaries free and clear of any Lien other than Permitted Liens.

5.20 Insurance.
     ---------

          The Company and its Subsidiaries shall maintain liability, casualty and other insurance with a reputable insurer or insurers in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets.

          At all times after the 30th day after the Closing Date, the Company shall maintain in effect a key man insurance policy in form and substance acceptable to each of the Purchasers, purchased by the Company from an insurance company acceptable to each of the Purchasers, which insurance policy shall be in an amount not less than $15,000,000 and shall be payable to the Company upon the death or disability of Thomas A. Price.

          The Company shall maintain a directors and officers liability insurance policy that is (a) in a coverage amount of at least $10,000,000, (b) in form and substance acceptable to each of the Purchasers and (c) issued by an insurance company acceptable to each of the Purchasers.

5.21 Employee Plans.
     --------------

          The Company shall not, directly or indirectly, (i) terminate any employee pension benefit plan subject to Title IV of ERISA if as a result of such termination the Company and its Subsidiaries, collectively, would incur a liability with respect to such plan in excess of $1,000,000 in the aggregate, or
(ii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer plan if as a result of such withdrawal (within the meaning of Section 4201 of ERISA), the Company and its respective Subsidiaries, collectively, would incur a liability with respect to such plan in excess of $1,000,000 in the aggregate.

          As used in this Section 5.21, the terms "employee pension benefit plan" and

"multiemployer plan" shall have the meanings assigned to such terms in Section 3 of ERISA.

5.22 ERISA Notices.
     -------------

          Promptly, but in any event within 15 days, the Company shall deliver to the Purchasers (or, if no Purchaser continues to be a Holder, such Person as the Majority Holders shall designate), if and when the Company or any of its Subsidiaries (i) gives or is required to give notice to the Pension Benefit Guaranty Corporation (the "PBGC") of any "reportable event" (as defined in
                           ----
Section 4043 of ERISA) with respect to any employee pension benefit plan maintained by the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company, which "reportable event" might reasonably constitute grounds for a termination of such plan under Title IV of ERISA or the imposition of a tax under Section 4971 of the Code, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC, (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any multiemployer plan to which the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company contributes or is obligated to contribute is in reorganization or has been terminated, a copy of such notice, (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any employee pension benefit plan maintained by the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company, a copy of such notice, (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application, (v) gives notice of intent to terminate any employee pension benefit plan maintained by the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company under Title IV of ERISA, a copy of such notice and other information filed with the PBGC, (vi) fails to make any payment or contribution to any employee pension benefit plan (or multiemployer plan or in respect of any benefit arrangement) or makes any amendment to any employee benefit plan or benefit arrangement which could reasonably result in the imposition of a lien or the posting of a bond or other security, a certificate of the Chief Executive Officer of the Company setting forth details as to such occurrence and action, if any, which the Company or any of its Subsidiaries is required or proposes to take, (vii) newly enters into any obligation to make contributions that are material with respect to the Company to any employee benefit plan or multiemployer plan, a certificate of the Chief Executive Officer of the Company setting forth details as to such obligation, (viii) modifies any existing employee benefit plan maintained by the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company (other than any modification to medical, dental or other employee welfare benefit plans in the ordinary course of business) so as to materially increase its obligations thereunder, a certificate of the Chief Executive Officer of the Company setting forth details as to such modification or (ix) materially increases a contribution obligation to any multiemployer plan maintained by the Company or, to the best knowledge of the officers or directors of the Company, any entity which is a member of the same controlled group as the Company, a certificate of the Chief Executive Officer of the Company setting forth details as to such increase.

          As used in this Section 5.22, the terms "employee pension benefit plan," "multiemployer plan" and "employee benefit plan" shall have the meanings assigned to such terms in Section 3 of ERISA and the term "controlled group" shall have the meaning assigned to such term in Section 414 of the Code.

5.23 Inconsistent Agreements.
     -----------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, (i) enter into any agreement or arrangement which is inconsistent with, or would impair the ability of the Company or any of its Subsidiaries to fulfill the obligations of the Company or any of its Subsidiaries under this Agreement, or (ii) supplement, amend or otherwise modify the terms of their respective Charter Documents if the effect thereof would be materially adverse to the Holders.

5.24 Compliance with Laws; Maintenance of Licenses.
     ---------------------------------------------

          The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, ordinances, governmental rules and regulations, judgments, orders and decrees (including all Environmental Laws) to which any of them is subject, and maintain, obtain and keep in effect all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses, except to the extent that the failure to so comply or maintain, obtain and keep in effect could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.25 Inspection of Properties and Records.
     ------------------------------------

          The Company agrees to allow, and to cause its Subsidiaries to allow, each Purchaser and each Holder of at least $4,000,000 in aggregate principal amount of the Notes and Liquidation Preference of Preferred Shares or, in the event there is no Holder of at least $4,000,000 in aggregate principal amount of the Notes and Liquidation Preference of the Preferred Shares, each Purchaser and the Holder who holds the greatest aggregate principal amount of the Notes and the greatest aggregate Liquidation Preference of the Preferred Shares (and so long as a Default or an Event of Default has occurred and is continuing, each Purchaser and Holder) (or, in each case, such Persons as any of them may designate) (individually and collectively, "Inspectors"), subject to appropriate
                                            ----------
agreements as to confidentiality, (i) to visit and inspect any of the properties of the Company or any of its Subsidiaries, (ii) to examine all their books of account, records, reports and other papers (including without limitation any files, records or any similar items relating to Taxes of the Company or any of its Subsidiaries) and to make copies and extracts therefrom, (iii) to discuss their respective affairs, finances and accounts with their respective officers and employees, and (iv) to discuss the financial condition of the Company and its Subsidiaries with their independent accountants upon reasonable notice to the Company of its intention to do so and so long as the Company shall be given the reasonable opportunity to participate in such discussions (and by this provision the Company authorizes said accountants to have such discussions with the Inspectors). All such visits, examinations and discussions set forth in the preceding sentence shall be at such reasonable times and as often as may be reasonably requested; provided that unless a Default or an Event of Default shall have occurred and be continuing such visits shall be limited to one visit per fiscal quarter. If a Default or an Event of Default shall have occurred and be continuing, the Company shall pay or reimburse all Inspectors for expenses which such Inspectors may reasonably incur in connection with any such visitations or inspections.

5.26 Board of Director Observation Rights.
     ------------------------------------

          Each of the Purchasers shall have the right to have one representative, who shall be reasonably acceptable to the Company, present (whether in person or by telephone) at all meetings of the Board of Directors of the Company; provided that such representative shall not be entitled to vote at such meetings. The Company shall send to each such representative all of the notices, information and other materials that are distributed to the directors of the Company, as the case may be, and shall provide the Purchasers with a notice and agenda of each meeting of the Board of Directors of the Company at least two weeks prior to such meeting; provided, however, that upon the request of any such representative, the Company shall refrain from sending such notices, information and other materials for so long as such representative shall request. Such Purchasers shall provide notice to the Company of the identity and address of, or any change with respect to the identity or address of, such representative. The Company shall reimburse each such representative for the reasonable out-of-pocket expenses of such representative incurred in connection with the attendance at such meetings. The Company shall not take any action by committee of the Board of Directors that is materially adverse to any of the Holders, unless the Purchasers shall have been provided with the same notice and opportunity to attend such committee meeting as are required with respect to meetings of the Board of Directors. The Company will act in good faith with respect to the allocation of responsibilities of the Board of Directors thereof to one or more committees of the Board so as not to circumvent the intent of this Section 5.26.

5.27 Maintenance of Agent.
     --------------------

          The Company shall retain and maintain an agent of the Holders (the "Agent") for the purpose of receiving notices under the Intercreditor Agreement
------
on behalf of the Holders and for the purpose of forwarding such notices to the Holders at their registered addresses, and the Company shall give written notice to each of the Holders and the Lender (as defined in the Loan Agreement) of the name and address of such Agent.

5.28 Information to Prospective Purchasers.
     -------------------------------------

          The Company shall, upon the request of any Purchaser or subsequent Holder, deliver to such Purchaser or such Holder and any prospective purchaser designated by such Purchaser or such Holder promptly following the request of such Purchaser or such Holder or such prospective purchaser such information which such Purchaser or such Holder or such prospective purchaser may reasonably request in order to comply with the information requirements of Rule 144A.

5.29 Private Placement Number.
     ------------------------

          The Company consents to (and shall pay the cost of) the filing of copies of this Agreement with Standard & Poor's Corporation to obtain a private placement number and with the National Association of Insurance Commissioners.

5.30 Dividends on Preferred Stock.
     ----------------------------

          Any certificate of designation of the Company with respect to Disqualified Stock (other than the Preferred Stock) shall provide that no dividends shall be paid or accrued unless such dividends are otherwise permitted to be paid or accrued pursuant to this Agreement.

5.31 Limitation on Acquisitions.
     --------------------------

           The Company shall not and shall not permit its Subsidiaries to make a New Acquisition, unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, the consummation of such New Acquisition;

          (b) the proposed New Acquisition (i) is effected by way of (A) merger or consolidation of a Subsidiary of the Company in accordance with Section
     5.15 with or into another Person, (B) acquisition by a Subsidiary of the Company of assets or property (including related equipment) which constitute all or substantially all of the assets of another Person (or substantially all assets with respect to one or more automobile dealerships), or (C) acquisition by the Company of all of the Equity Interests in such other Person and (ii) relates only to acquisitions of franchise automotive dealerships and is approved by the Board of Directors of the acquired entity (if applicable); and

          (c) the aggregate Purchase Price for such New Acquisition does not exceed 5.5 times the amount of EBITDA for the most recently ended four fiscal quarters that is attributable to the assets and Persons to be acquired by the Company or any of its Subsidiaries pursuant to such New Acquisition;

          (d) the aggregate Purchase Price for such New Acquisition does not exceed $6,000,000;

          (e) the sum of the aggregate Purchase Prices paid for all such New Acquisitions since the Closing Date does not exceed $50,000,000; and

          (f) such New Acquisition has been approved, in writing, by all franchisors of any acquired automotive dealership.

5.32 Employment, Non-Competition and Acquisition Agreements.
     ------------------------------------------------------

          To the fullest extent possible under applicable law, the Company shall and shall cause each of its Subsidiaries to enforce strictly all of the rights of the Company or such Subsidiary under each of the Acquisition Agreements and each employment agreement or non-competition agreement to which the Company or such Subsidiary is a party and to pursue all remedies available to the Company or such Subsidiary with respect to each such agreement. The Company shall not and shall cause each of its Subsidiaries not to permit or effect any modification to any such agreement, which modification could be disadvantageous or detrimental to the Company or any of its Subsidiaries.

SECTION 6.  REDEMPTION.
            ----------

6.1  The Company's Right to Redeem.
     -----------------------------

          The Company may redeem the Notes or a portion thereof, in accordance with the terms and conditions provided in Section 4 of the Notes. The Company shall redeem the Notes as provided in Section 4(a) and Section 4(c) of the Notes.

6.2  Selection of Notes to Be Redeemed.
     ---------------------------------

          If fewer than all of the Notes are to be redeemed, the Company shall redeem the Notes, pro rata, in such manner as complies with applicable legal requirements, if any, provided that the Company shall be required to redeem all of the Notes pursuant to Section 4(a) of the Notes if, at any time, the aggregate principal amount of the outstanding Notes is less than $2,000,000. Notes in denominations of $1,000 may be redeemed only in whole. The Company may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Agreement that apply to Notes called for redemption also apply to portions of Notes called for redemption.

6.3  Notice of Redemption.
     --------------------

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption ("Notice of Redemption") by first-
                                                --------------------
class mail (followed by fax copy) to each Holder whose Notes are to be redeemed at such Holder's registered address. With respect to any redemption of Notes being made at the option of the Company pursuant to the provisions of Section 4(a) or 4(b) of the Notes, the Redemption Date specified in any Notice of Redemption and the obligation of the Company to redeem any Notes on such Redemption Date may be subject to the satisfaction or waiver of conditions determined by the Company in its sole discretion. Each notice for redemption shall identify the Notes to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c)  the name and address of the Company;

          (d) that Notes called for redemption must be surrendered to the Company to collect the Redemption Price;

          (e) that, unless the Company defaults in making the Redemption Price, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Company of the Notes redeemed;

          (f) if any Note is being redeemed in part, the portion of the principal amount or stated value of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount or stated value equal to the unredeemed portion thereof will be issued;

          (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion(s) thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Note(s) to be outstanding after such partial redemption; and

          (h) the paragraph of the Notes pursuant to which the Notes are to be redeemed.

6.4  Effect of Notice of Redemption.
     ------------------------------

          Once Notice of Redemption is mailed in accordance with Section 6.3 above, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Company, such Notes called for redemption shall be paid at the Redemption Price.

6.5  Payment of Redemption Price.
     ---------------------------

          On presentation and surrender of any Notes with respect to which a notice of redemption has been given, at a place of payment specified in such notice, such Notes or specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price.

          If, on or prior to the Redemption Date, the Company deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Notes called for redemption, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, regardless of whether such Notes are presented for payment.

SECTION 7.  DEFAULTS AND REMEDIES.
            ---------------------

7.1  Events of Default.
     -----------------

          An "Event of Default" occurs if:
              ----------------

          (a) the Company defaults in the payment of the principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon redemption or otherwise (including, without limitation, the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or an Asset Sale Offer);

          (b) the Company defaults in the payment of interest on any Note or any other amount payable hereunder when the same becomes due and payable and the Default continues for a period of five (5) Business Days;

          (c) the Company or any Guarantor fails to comply with any of the agreements, covenants, or provisions of this Agreement, the Notes or any Subsidiary Guaranty and the Default continues for the period and after the notice specified below;

          (d) if any of the representations or warranties of the Company made in this Agreement (including those representations and warranties incorporated by reference herein) are untrue in any respect, the result of which could reasonably be expected to have a Material Adverse Effect;

          (e) if a default which extends beyond any stated period of grace applicable thereto occurs under any loan agreement, note, mortgage, indenture or instrument under which there is outstanding any Indebtedness of the Company or any of its Subsidiaries aggregating in excess of $5,000,000 or a failure to pay such indebtedness at its stated maturity;

          (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Subsidiary of the Company and such remains undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments not covered by insurance exceeds $500,000;

          (g) the filing by the Company or any of its Significant Subsidiaries (any such Person, a "Debtor") of a petition commencing a voluntary case
                          ------
     under section 301 of title 11 of the United States Code, or the commencement by a Debtor of a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, including without limitation the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

          (h) the filing against a Debtor of a petition commencing an involuntary case under section 303 of title 11 of the United States Code, with respect to which case (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, an order of relief, (b) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (c) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or the commencement under any other Bankruptcy Law of a case or proceeding against a Debtor seeking the adjustment, restructuring, or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof;

          (i) the entry by a court of competent jurisdiction of a judgment, decree or order appointing a receiver, liquidator, trustee, custodian or assignee of a Debtor or of the property of a Debtor, or directing the winding up or liquidation of the affairs or property of a Debtor, and (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree, or order, or (b) such judgment, decree or order is in full force and effect and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect;

          (j) any member of the controlled group of which the Company is a member shall, directly or indirectly, (i) terminate any employee pension benefit plan subject to Title IV of ERISA and such termination could reasonably be expected to have a Material Adverse Effect or (ii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any multiemployer plan and such withdrawal (within the meaning of Section 4201 of ERISA) could reasonably be expected to have a Material Adverse Effect;

          (k) the Company or any of its Subsidiaries shall breach any Franchise Agreement to which it is now a party, or to which it becomes a party in the future and such breach could reasonably be expected to have a Material Adverse Effect;

          (l) any Subsidiary Guaranty shall for any reason cease to be, or be asserted in writing by any responsible officer of any Subsidiary of the Company or the Company not to be, in full force and effect or enforceable in accordance with its terms;

          (m) the occurrence of any act or event that entitles a franchisor under a Franchise Agreement to which the Company or any of its Subsidiaries is a party to terminate such Franchise Agreement;

          (n) the loss, termination, cancellation, revocation, forfeiture, suspension, impairment of or failure to renew any Franchise Agreement to which the Company or any of its Subsidiaries is a party, or any governmental license, certificate any/or permit held by the Company or any of its Subsidiaries that is necessary for the continued operations of the Company or any of its Subsidiaries;

          (o) the failure by the Company to make any payment on the Preferred Stock within five (5) Business Days of when due pursuant to either of the Certificates of Incorporation, including without limitation payment of dividends, redemption price or purchase price on a Dividend Payment Date (as defined in the CRPS Certificate of Designation), a Redemption Date (as defined in each of the Certificates of Designation) or a Change of Control Payment Date (as defined in each of the Certificates of Designation), respectively.

          The term "Bankruptcy Law" means title 11, U.S. Code or any similar
                    --------------
Federal or state law for the relief of debtors.

          A Default under clause (c) of Section 7.1 (other than a Default under Sections 5.4, 5.5, 5.6, 5.8, 5.9, 5.10, 5.11, 5.14, 5.16, 5.19, 5.20, 5.21 or
5.31 of this Agreement, which Default shall be an Event of Default without the notice or passage of time specified in this paragraph) or under clause (f), clause (k), clause (m) or clause (n) of Section 7.1 is not an Event of Default until the Holders of at least 25% in aggregate principal amount of the then outstanding Notes notify the Company of the Default and the Company does not cure the Default or the Default is not waived within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

7.2  Acceleration of Notes; Remedies.
     -------------------------------

          Subject to the following paragraph, if an Event of Default (other than an Event of Default specified in clause (g), (h) or (i) of Section 7.1) occurs and is continuing, the Majority Holders, by notice to the Company, may declare the unpaid principal of and any accrued interest on all the Notes to be due and payable, and immediately upon such declaration, the principal, premium, if any, and interest shall be due and payable. If an Event of Default specified in clause (g), (h) or (i) of Section 7.1 occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Holder.

          The Majority Holders, by notice to the Company, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

7.3  Premium on Acceleration.
     -----------------------

          In the event of an acceleration of the Notes upon an Event of Default occurring by reason of any willful action (or deliberate inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company had elected to redeem the Notes and such acceleration is not rescinded or annulled, the Holders shall be entitled to receive, in addition to any other payments to which they may be entitled, a premium equal to the percentages of principal set forth below if the declaration date of the acceleration occurs during the twelve-month period commencing on July 1 of the year set forth below:

Year                                                % of Principal Amount
----                                                ---------------------
1997................................................     110.000%
1998................................................     108.750
1999................................................     107.500
2000................................................     106.250
2001................................................     105.000
2002................................................     103.750
2003................................................     102.500
2004................................................     101.250
2005................................................     100.000

7.4  Other Remedies.
     --------------

          If an Event of Default occurs and is continuing, Holders of the Notes may pursue any available remedy to collect the payment of principal or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

          A delay or omission by any Holder of any Notes in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

7.5  Waiver of Past Defaults.
     -----------------------

          The Majority Holders by notice to the Company may waive an existing Default or Event of Default and its consequences except a continuing Event of Default in the payment of the principal of or interest on any Notes.

7.6  Rights of Holders to Receive Payment.
     ------------------------------------

          Notwithstanding any other provision of this Agreement, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

7.7  Undertaking for Costs.
     ---------------------

          In any suit for the enforcement of any right or remedy under this Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

SECTION 8.  AMENDMENTS AND WAIVERS.
            ----------------------

8.1  With Consent of Holders.
     -----------------------

          The Company, when authorized by a resolution of the Board of Directors of the Company, with the written consent of the Majority Holders, may amend this Agreement or the Notes provided that each Holder shall have received prior notice of such proposed amendment. The Majority Holders may waive compliance by the Company with any provision of this Agreement or the Notes, provided that each Holder shall have received prior notice of such proposed amendment. Notwithstanding the foregoing, no amendment or waiver that affects the rights of any of the Holders of Preferred Shares may be affected, without the consent of the Holders of a majority of the outstanding shares of Preferred Stock. Without the consent of each Holder affected, however, no amendment or waiver may (with respect to any Notes held by a nonconsenting Holder of Notes):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment or waiver of any provision of this Agreement or the Notes;

          (b) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of Notes, reduce the purchase price payable in connection with repurchases of the Notes pursuant to Section 5.8 or Section 5.11 or reduce the premium payable pursuant to
     Section 7.3;

          (c) reduce the rate of or change the time for payment of interest on any Note;

          (d) waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the Notes or that resulted from a failure to comply with Section 5.8 or Section 5.11 (except a rescission of acceleration of the Notes by the Majority Holders and a waiver of the payment default that resulted from such acceleration);

          (e) make the principal of, premium, if any, or the interest on, any Note payable in any manner other than that stated in this Agreement and the Notes;

          (f) make any change in the provisions of this Agreement relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium (if any) or interest on the Notes;

          (g) waive the payment of the Redemption Price with respect to any Note; or

          (h)  make any change in the foregoing amendment and waiver provisions.

          It shall not be necessary for the consent of the Holders under this
Section 8 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment or waiver under this Section 8 becomes effective, the Company shall mail to all the Holders a notice briefly describing the amendment or waiver and a copy of the fully executed amendment or waiver. Any failure of the Company to mail such notice and copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

          The Company agrees it will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement, the Certificates of Designation or any Note unless each Holder (irrespective of the amount of Notes or Preferred Shares then owed by it) shall substantially concurrently be informed thereof by the Company, and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information (including any offer of remuneration) to enable it to make an informed decision with respect thereto, which information shall be the same as that supplied to each other Holder. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Holder as consideration for or as an inducement to the entering into by any Holder of any waiver or amendment of any of the terms and provisions of this Agreement, the Certificates of Designation or any Note unless such remuneration is concurrently paid, on the same terms, ratably to each Holder regardless of whether such Holder signs such waiver or consent; provided that the foregoing is not intended to preclude the adoption of any amendment or the giving of any waiver by the Holders of a majority in aggregate principal amount of the Notes or shares of Preferred Stock to the extent permitted by the other provisions of this Section 8.1.

8.2  Revocation and Effect of Consents.
     ---------------------------------

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to Note or portion of Note by notice to the Company received before the date on which the Majority Holders have consented (and not theretofore revoked such consent) to the amendment or waiver. Unless the proposed amendment or waiver has become effective, no such consent shall be valid or effective for more than 90 days after the date such consent is given.

          After an amendment or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (h) of
Section 8.1, in which case, the amendment or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium (if any) and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or amendment, Notes owned by the Company or any Affiliate of the Company shall be considered as though not outstanding.

8.3  Notation on or Exchange of Notes.
     --------------------------------

          If an amendment or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company so that it may place an appropriate notation on the Note about the changed terms and return it to the Holder.

8.4  Payment of Expenses.
     -------------------

          The Company agrees to pay or reimburse each Holder's out-of-pocket expenses (including the fees and expenses of counsel) relating to any amendment or modification of, or any waiver or consent under, this Agreement, the Securities, the Stockholders' Agreement, the Certificates of Designation and any other Documents.

SECTION 9.  DEFINITIONS.
            -----------

9.1  Definitions.
     -----------

          As used in this Agreement, the following terms shall have the following meanings:

          "Account Manager" means each Purchaser, if any, duly authorized to act
           ---------------
as attorney in-fact on behalf of any Person in purchasing, in the name of and using funds provided by such Person, Securities hereunder.

          "Acquisition Documents" mean, collectively, (x) the agreements and
           ---------------------
plans of merger, asset sale agreements, stock purchase agreements, certificates of merger, consents and any other agreements relating to the Pending Acquisitions, and (y) all exhibits, schedules and any other documents, instruments and agreements delivered in connection with, or pursuant to, the Pending Acquisitions or the transactions contemplated thereby.

          "Acquisition Indebtedness" means Indebtedness incurred solely for and
           ------------------------
in connection with, or in contemplation of, and in an amount utilized for a New Acquisition.

          "Additional Common Shares" has the meaning given to such term in
           ------------------------
Section 1.2(c).

          "Additional Notes" has the meaning given to such term in Section
           ----------------
1.2(c).

          "Additional Securities" has the meaning given to such term in Section
           ---------------------
1.2(c).

          "Additional Securities Closing" has the meaning given to such term in
           -----------------------------
Section 1.2(d).

          "Additional Securities Closing Date" has the meaning given to such
           ----------------------------------
term in Section 1.2(d).

          "Affiliate" means, with respect to any referenced Person, a Person (i)
           ---------
which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such referenced Person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of the combined voting power of the total Voting Securities of such referenced Person or (iii) of which 10% or more of the combined voting power of the total Voting Securities directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person or a Subsidiary of such referenced Person. When used herein without reference to any Person, Affiliate means an Affiliate of the Company. For purposes of this definition, "control" when used with respect to any person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliate Transaction" has the meaning given to such term in Section
           ---------------------
5.6.

          "Agent" has the meaning given to such term in Section 5.27.
           -----

          "Agreement" means this Securities Purchase Agreement dated as of July
           ---------
8, 1997, by and among the Company, the Guarantors and the Purchasers.

          "Asset Sale" means (i) the sale, lease, conveyance or other
           ----------
disposition of assets (including by way of a sale and leaseback) of the Company or any of its Subsidiaries, other than sales and leases of inventory in the ordinary course of business consistent with industry practice or (ii) the issuance or sale of Equity Interests of any of the Subsidiaries of the Company to any Person other than the Company, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions.

          "Asset Sale Offer" has the meaning given to such term in Section 5.8.
           ----------------

          "Asset Sale Date" has the meaning given to such term in Section 5.8.
           ---------------

          "Asset Sale Offer Price" has the meaning given to such term in Section
           ----------------------
5.8.

          "Audit" means any audit, assessment of Taxes, other examination by any
           -----
Tax Authority, proceeding or appeal of such proceeding relating to Taxes.

          "Bankruptcy Law" has the meaning given to such term in Section 7.1.
           --------------

          "Business Day" means any day which is not a Legal Holiday.
           ------------

          "Capital Expenditures" means, without duplication, for any Person for
           --------------------
any period, the aggregate of all expenditures on a consolidated basis including deposits (whether paid in cash or property or accrued as liabilities and including the aggregate amount of all principal payments due for the entire term of all Capital Leases that are required to be capitalized on the balance sheet) made by such Person and its Subsidiaries that, in conformity with GAAP, are required to be included in the property, plant, equipment, or similar fixed asset account, minus the aggregate amount of Capital Expenditures representing the Purchase Price of New Acquisitions permitted by Section 5.31; provided, however, there shall be excluded from the calculation of Capital Expenditures permitted under Section 5.9 that portion of all such expenditures the Company is permitted to reinvest or use for replacement or restoration of assets through the use of insurance proceeds, awards of compensation arising from condemnation or eminent domain proceedings or from Net Proceeds of Asset Sales.

          "Capital Lease" means any lease of any property (whether real,
           -------------
personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
other equivalents (however designated) of corporate stock, including, without limitation, all common stock and preferred stock.

          "Capitalized Lease Obligation" means, with respect to any Person for
           ----------------------------
any period, any obligation of such Person to pay rent or other amounts under a Capital Lease; the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash" means U.S. Legal Tender or U.S. Government Obligations having a
           ----
maturity of one year or less from the date of issuance thereof.

          "Cash Equivalents" means (i) U.S. Government Obligations maturing
           ----------------
within one year of the date of acquisition thereof; (ii) commercial paper maturing within one year from the date issued and at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one year from the date of issuance thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and not subject to setoff rights in favor of such bank; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of the Company's deposits at such institution; (v) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with any commercial bank meeting the qualifications specified in clause (iii) above; (vi) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state of the United States or the District of Columbia, or by any political subdivision or taxing authority of any such state or the District of Columbia, the securities of which state, the District of Columbia, political subdivision or taxing authority (as the case may be) are rated at least AAA by Standard and Poor's Corporation or AAA by Moody's Investors Services, Inc.; and
(vii) shares of money market mutual or similar funds having assets in excess of $100,000,000 and that invest exclusively in assets satisfying the requirements of clauses (i) through (vi) above.

          "Certificates of Designation" has the meaning given to such term in
           ---------------------------
Section 1.1(a).

          "Change of Control" has the meaning given to such term in Section
           -----------------
5.11(d).

          "Change of Control Offer" has the meaning given to such term in
           -----------------------
Section 5.11.

          "Change of Control Offer Price" has the meaning given to such term in
           -----------------------------
Section 5.11.

          "Change of Control Payment Date" has the meaning in Section 5.11.
           ------------------------------

          "Charter Documents" means the Articles of Organization, Articles of
           -----------------
Incorporation or Certificate of Incorporation and Bylaws, as amended or restated (or both) to date, of any of the Companies, or any of their respective Subsidiaries, as applicable.

          "Closing" has the meaning given to such term in Section 1.2(b).
           -------

          "Closing Date" has the meaning given to such term in Section 1.2(b).
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time, and any successor statute or law thereto.

          "Common Shares" has the meaning given to such term in Section 1.1(a).
           -------------

          "Common Stock" means all classes of common stock of the Company.
           ------------

          "Common Stock Register" has the meaning given to such term in Section
           ---------------------
1.3.

          "Companies" means, collectively, the Company, FAA San Bruno, Inc., a
           ---------
California corporation, FAA Stevens Creek, Inc., a California corporation, Smart Nissan, Inc., a California corporation, FAA Dealer Services, Inc., a California corporation, Transcar Leasing, Inc., a California corporation, FAA Concord H, Inc., a California corporation, FAA Concord N, Inc., a California corporation, FAA Poway D, Inc., a California corporation, FAA Poway T, Inc., a California corporation, FAA Poway H, Inc., a California corporation, FAA Dublin VWD, Inc., a California corporation, FAA Dublin N, Inc., a California corporation, FAA Serramonte L, Inc., a California corporation, and FAA Serramonte, Inc., a California corporation.

          "Company IPO" means the first sale to the public of Capital Stock of
           -----------
the Company pursuant to a registration statement under the Securities Act with a public offering price of at least $50,000,000 pursuant to a registration statement under the Securities Act, which shall result in the listing of such Capital Stock on the New York Stock Exchange or the American Stock Exchange or the quotation of such Capital Stock on the Nasdaq National Market.

          "Consolidated" or "consolidated," when used with reference to any
           ------------      ------------
accounting term, means the amount described by such accounting term, determined on a consolidated basis in accordance with GAAP, after elimination of intercompany items.

          "Consolidated Interest Expense" means, when used with reference to any
           -----------------------------
Person for any period, without duplication, (i) the aggregate of all interest paid or accrued by such Person and its Subsidiaries in respect of Indebtedness of any such Person and its Subsidiaries, including all interest, fees and costs payable with respect to the obligations related to such Indebtedness (other than fees and costs which may be capitalized as transaction costs in accordance with GAAP and, without duplication, other than the amortization of any original issue discount attributable to the issuance of Notes under this Agreement) and the interest component of Capitalized Lease Obligations, all as determined in accordance with GAAP, and (ii) an amount equal to the product of (A) the amount of all dividend payments on any Priority Stock of such Person (including dividends for such period which are accrued and unpaid) times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal minus (iii) the aggregate amount of payments received from vehicle manufacturers pursuant to agreements with such manufacturers that provide for reimbursement of interest expense associated with the financing of new vehicle inventories.

          "Consolidated Interest Expense Coverage Ratio" means, when used with
           --------------------------------------------
reference to any Person, the ratio of:

          (a) the aggregate amount of EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the event (the "Event") giving rise to the need to calculate the Consolidated Interest
      -----
     Expense Coverage Ratio (the "Event Date") minus Capital Expenditures for
                                  ----------
     such Person for such period; and

          (b) the sum of the aggregate Consolidated Interest Expense of such Person during such period (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Interest Expense would no longer be obligations contributing to such Person's Consolidated Interest Expense subsequent to the Event Date); provided, however, that for the periods ending September 30, 1997, December 31, 1997 and March 31, 1998 Consolidated EBITDA and Consolidated Interest Expense of the Company and its Subsidiaries shall be calculated for the one- two- and three-quarter periods (respectively) then ending, rather than for the four-quarter periods then ending; provided, further, that if any such calculation includes any period prior to the Closing Date, such calculation for such period shall be made on a pro forma basis giving effect to the transactions contemplated by the Acquisition Documents and the related financings (including the Notes and the Indebtedness incurred under the Loan Agreement) and the use of the proceeds, as if the same had occurred at the beginning of such period.

          In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Interest Expense" for the one, two, three or four full fiscal quarters, as applicable, for which financial information in respect thereof is available immediately prior to the Event Date shall be calculated (without duplication) after giving effect on a pro forma basis for the period of such calculation (as if each of the following, if applicable, occurred at the beginning of the first of such one, two, three or four fiscal quarters, as applicable) to:

          (i) the incurrence of any Indebtedness (including, without limitation, if applicable, any Indebtedness incurred, or Disqualified Stock issued, with respect to the Event) during the period commencing at the beginning of such one, two, three or four fiscal quarters, as applicable, and ending on the Event Date (the "Reference Period");
                                        ----------------

          (ii) the permanent repayment of any Indebtedness of such Person or Subsidiary of such Person during the Reference Period with the proceeds of any Indebtedness referred to in the immediately preceding clause (i) or with the proceeds from the Asset Sale referred to in clause (iv) below (so long as the Asset Sale is also given pro forma effect);

          (iii) the acquisition by such Person or any Subsidiary of such Person during the Reference Period of (a) the Equity Interests of any other Person which, as a result of such acquisition, becomes a Subsidiary of such Person (provided that such pro forma calculation shall include the aggregate amount of EBITDA of such acquired Subsidiary for the one, two, three or four (as the case may be) full fiscal quarters of such acquired Subsidiary for which financial information is available immediately preceding the Event Date; provided, that, to the extent the Net Income of such acquired Subsidiary is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions, the Net Income of such acquired Subsidiary shall be excluded from EBITDA to the extent of such restrictions) or (b) assets from any Person which constitutes substantially all of the operating unit or business of such Person (provided that such pro forma calculation shall include the EBITDA attributable to the assets acquired in such transaction for the one, two, three or four (as the case may be) full fiscal quarters for which financial information is available immediately preceding the Event Date); and

          (iv) any Asset Sales occurring during the Reference Period (including the effect, if any, on the Company's earnings for the Reference Period resulting from the disposition of assets in such Asset Sale).

          Furthermore, in calculating "Consolidated Interest Expense" (A) interest on Indebtedness determined on a fluctuating basis as of the Event Date and which will continue to be so determined thereafter shall be deemed to have accrued during the Reference Period at a fixed rate per annum equal to the average rate in effect from the beginning of the Reference Period to the Event Date and (B) if interest on any Indebtedness incurred on the Event Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate shall be deemed to be the lowest of such interest rates on the Event Date which are actually available as options to the borrower of such Indebtedness and (C) the principal amount of Indebtedness under a revolving credit or similar arrangement that was in effect prior to the Event Date and that will continue to be in effect following the Event shall be equal to the average principal amount of Indebtedness outstanding during the Reference Period.

          "Consolidated Net Income" means, when used with reference to any
           -----------------------
Person for any period, the aggregate of the Net Income of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person which is not a Subsidiary or is accounted for by the Company by the equity method of accounting shall be included in Consolidated Net Income only to the extent of the amount of dividends or distributions actually paid by such Person to the referent Person or a Subsidiary of the referent Person, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded from Consolidated Net Income,
(iii) the Net Income of any Subsidiary of the referent Person that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to the referent Person shall be excluded from Consolidated Net Income to the extent of such restrictions. "Net Income" of any Person shall
                                             ----------
mean the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss) realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of any real property or equipment of such Person which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any capital stock of such Person or a subsidiary of such Person and any other extraordinary gain (but not extraordinary loss) realized over the relevant period.

          "Consolidated Net Worth" means, with respect to any Person as of any
           ----------------------
date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (to the extent otherwise included in (i) and (ii) above) (w) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Closing Date in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (x) all amounts attributable to interests in Subsidiaries of such Person held by Persons other than such Person or its Subsidiaries, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries, and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "CRPS" has the meaning given to such term in Section 1.1(a).
           ----

          "CRPS Certificate of Designation" has the meaning given to such term
           -------------------------------
in Section 1.1(a).

          "CRPS Register" has the meaning given to such term in Section 1.3.
           -------------

          "Default" means any event which is, or after notice or passage of time
           -------
would be, an Event of Default.

          "Disqualified Stock" means any Capital Stock which, by its terms (or
           ------------------
by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

          "Documents" means this Agreement, the Securities, the Stockholders'
           ---------
Agreement, the Intercreditor Agreement and, the Acquisition Documents collectively, or each of such documents singularly, and any agreements (including without limitation any employment agreements and any non-competition agreements), documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated hereby or thereby.

          "Draw Down Notice" has the meaning given to such term in Section
           ----------------
1.2(c).

          "EBITDA" means, without duplication and with respect to any Person for
           ------
any period, the following, each calculated for such period: (a) Consolidated Net Income of such Person for such period; plus (b) any provision for (or less any benefit from) income or franchise taxes to the extent included in the determination of Consolidated Net Income for such period; plus (c) Consolidated Interest Expense (whether paid or accrued and including without limitation amortization of original issue discount) to the extent deducted in the determination of Consolidated Net Income for such period; plus (d) amortization, depreciation and depletion to the extent deducted in the determination of Consolidated Net Income; provided, however, that for purposes of this definition, Consolidated Net Income shall be calculated without regard to the provisions of Financial Accounting Standards Board Technical Bulletin
No. 90-1, issued on December 17, 1990, regarding accounting for separately priced extended warranty and product maintenance contracts.

          "Enterprise Value" means, for any date, the product derived by
           ----------------
multiplying (a) the Company's EBITDA (less net interest and other costs associated with New Vehicle Advances and Program Vehicle Advances) for the four fiscal quarters immediately preceding such date (on a pro forma basis giving effect to all New Acquisitions made during such period and all incurrences of Indebtedness as if they occurred at the beginning of such period), by (b) 7.

          "Equity Interest" means (i) with respect to a corporation, any and all
           ---------------
Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

          "ERISA" means The Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time, and any successor statute or law thereto.

          "Event" has the meaning given to such term in the definition of
           -----
"Consolidated Interest Expense Coverage Ratio" in this Section 9.1.

          "Event Date" has the meaning given to such term in the definition of
           ----------
"Consolidated Interest Expense Coverage Ratio" in this Section 9.1.

          "Event of Default" has the meaning given to such term in Section 7.1.
           ----------------

          "Excess Net Proceeds" has the meaning given to such term in Section
           -------------------
5.8.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
from time to time, and any successor statute or law thereto.

          "Fair Market Value" of any property (other than cash) means the fair
           -----------------
market value thereof, as determined by the Board of Directors of the Company in its reasonable good faith judgment.

          "Financial Statements" has the meaning given to such term in Section
           --------------------
3.4(b).

          "Founding Companies" means Price Auto Holdings, Inc., a California
           ------------------
corporation, Cziska Price, Inc., a California corporation, Smart Nissan, Inc., a California corporation, Serramonte Motor Cars, Inc., a California corporation, Transcar Leasing, Inc., a California corporation, and California Carriage Limited, a California corporation.

          "Franchise Agreement" means any franchise agreement between an
           -------------------
automobile dealer and a vehicle manufacturer or its Affiliate pursuant to which such vehicle dealer is granted the right to sell vehicles manufactured by such manufacturer.

          "GAAP" means those generally accepted accounting principles and
           ----
practices which are recognized as such on the Closing Date by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations, shareholders' equity and cash flows, of the Company, and its consolidated subsidiaries.

          "Government Body" means any Federal, state, local or foreign
           ---------------
governmental authority or regulatory body, any subdivision, agency, commission or authority thereof or any quasi-governmental or private body exercising any governmental regulatory authority thereunder and any Person directly or indirectly owned by and subject to the control of any of the foregoing, or any court, arbitrator or other judicial or quasi-judicial tribunal.

          "Guarantors" means those Persons that execute a Subsidiary Guaranty in
           ----------
accordance with Section 10 hereof.

          "guaranty" means, with respect to any Person, any contract, agreement
           --------
or understanding of such Person pursuant to which such Person guarantees, or in effect guarantees, any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation:

          (a) agreements to purchase such Indebtedness or any property constituting security therefor;

          (b) agreements to advance or supply funds (i) for the purchase or payment of such Indebtedness, or (ii) to maintain working capital, equity capital or other balance sheet conditions;

          (c) agreements to purchase property, securities or services primarily for the purpose of assuring the holder of such Indebtedness of the ability of the primary obligor to make payment of the Indebtedness;

          (d) letters or agreements commonly known as "comfort" or "keepwell" letters or agreements; or

          (e) any other agreements to assure the holder of the Indebtedness of the primary obligor against loss in respect thereof;

except that "guaranty" shall not include (i) the endorsement by a Person in the ordinary course of business of negotiable instruments or documents for deposit or collection, or (ii) indemnities given by the Company or its respective Subsidiaries in brokerage, management and other agreements in the ordinary course of business substantially consistent with past practices.

          "Holder" or "Holders" means each Purchaser (so long as it holds any
           ------      -------
Securities) and any other holder of any of the Securities.

          "Indebtedness" means, with respect to any Person, the aggregate amount
           ------------
of, without duplication, the following:

          (a) all obligations for borrowed money;

          (b) all obligations evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations to pay the deferred purchase price of property or services (except Trade Payables, accrued commissions and other similar accrued current liabilities in respect of such obligations, in any case, not overdue, arising in the ordinary course of business);

          (d) all Capitalized Lease Obligations;

          (e) all obligations or liabilities of others secured by a lien on any asset owned by such Person or Persons regardless of whether such obligation or liability is assumed;

          (f) all obligations of such Person or Persons, contingent or otherwise, in respect of any letters of credit or bankers' acceptances; and

          (h)  all guaranties.

          "Inspectors" has the meaning given to such term in Section 5.25.
           ----------

          "Intercreditor Agreement" means the Intercreditor and Subordination
           -----------------------
Agreement dated as of July 2, 1997 by and between General Electric Capital Corporation and the Purchasers.

          "Investment" means, with respect to any Person, any direct, indirect
           ----------
or beneficial investment by such Person, whether by means of share purchase, loan, advance, extension of credit (other than accounts receivable and trade credits arising in the ordinary course of business), capital contribution or otherwise, in or to any other Person, the guaranty by such Person of any Indebtedness of any other Person or the subordination of any claim against any other Person to other Indebtedness of such other Person.

          "Legal Holiday" means a Saturday, Sunday or day on which banks and
           -------------
trust companies in the principal place of business of the Company or in California are not required to be open.

          "Lien" means any mortgage, pledge, lien, encumbrance, charge or
           ----
adverse claim affecting title or resulting in a charge against real or personal property, or security interest of any kind (including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell and any filing of any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "Liquidation Preference" with respect to the CRPS, has the meaning
           ----------------------
given to such term in the CRPS Certificate of Designation, and with respect to the RPS, has the meaning given to such term in the RPS Certificate of Designation

          "Loan Agreement" means that certain Loan and Security Agreement dated
           --------------
as of July 2, 1997, by and among the Companies (other than the Company) and General Electric Capital Corporation, a New York corporation ("GECC"), together
                                                               ----
with that certain guaranty and that certain security agreement executed by the Company and GECC in connection therewith, all of the same as may be amended, modified or supplemented from time to time and pursuant to which Permitted Refinancing Indebtedness is incurred with respect thereto.

          "Majority Holders" means, at any time, the Holder or Holders of at
           ----------------
least a majority in aggregate principal amount of the then outstanding Notes.

          "Material Adverse Effect" means (a) a material adverse effect upon the
           -----------------------
business, operations, properties, assets, condition (financial or otherwise) or prospects of any of the Companies taken as a whole or (b) a material adverse effect on the ability of the Company to perform its obligations under this Agreement or of any Purchaser or Holder to enforce or collect any of the obligations hereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

          "Maturity Date" means June 30, 2005.
           -------------

          "Net Proceeds" means, with respect to any sale or other disposition of
           ------------
any assets, (i) cash received by the Company or any of its Subsidiaries from such sale or other disposition and (ii) promissory notes received by the Company or any of its Subsidiaries from such sale or other disposition upon the liquidation or conversion of such notes into cash, in each case after (a) provision for all Taxes resulting from such sale or other disposition, (b) payment of all brokerage commissions and other fees and expenses related to such sale or other disposition, and (c) amounts applied to repayment of Indebtedness secured by a Lien on the asset sold or disposed.

          "New Acquisition" means the acquisition (including by way of merger or
           ---------------
consolidation or in a series of related transactions) of all or substantially all of the assets or property of, or any Equity Interests in, another Person by purchase in cash, exchange of property or securities, or by any other method.

          "New Vehicle Advance Rate" means the amount permitted to be advanced
           ------------------------
to the Subsidiaries of the Company for the purpose of financing New Vehicles (as defined in the Loan Agreement as in effect on the date hereof) pursuant to
Section II.B.(4) of  the Loan Agreement (as in effect on the date hereof).

          "New Vehicle Advances" means advances under Section II.B or II.E of
           --------------------
the Loan Agreement (as in effect on the date hereof) for the purpose of financing the acquisition of New Vehicles (as defined in such Loan Agreement).

          "Non-Price Founding Companies" means Smart Nissan, Inc., a California
           ----------------------------
corporation, and California Carriage Limited, a California corporation.

          "Note Register" has the meaning given to such term in Section 1.3.
           -------------

          "Notes" has the meaning given to such term in Section 1.1(a).
           -----

          "Notice of Redemption" has the meaning given to such term in Section
           --------------------
6.3.

          "Obligations" means, with reference to any Indebtedness, any principal
           -----------
of, premium, interest, penalties, fees and other liabilities payable from time to time and obligations performable under the documentation governing such Indebtedness.

          "Officer" of a Person mean its Chairman of the Board, Chief Executive
           -------
Officer, President, Treasurer, any Vice President, Secretary or any Assistant Secretary.

          "Officers' Certificate" means a certificate signed by any two
           ---------------------
Officers, one of whom must be the Chairman of the Board, the Chief Executive Officer, the President, the Treasurer or a Vice President of the Company.

          "Operating Lease" means any lease other than a Capital Lease.
           ---------------

          "Opinion of Counsel" means a written opinion from legal counsel who is
           ------------------
reasonably acceptable to each of the Purchasers. Unless otherwise required by any of the Purchasers, the legal counsel may be an employee of or counsel to the Company. For purposes of Section 4.4, "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Company and who may be an employee of or counsel to any Purchaser or Holder.

          "Original Securities" has the meaning given to such term in Section
           -------------------
1.2(a).

          "Pending Acquisitions" means the acquisition of all of the Equity
           --------------------
Interests of, or substantially all of the assets of, each of the Founding Companies and of Asian Pacific Industries, Inc., a Washington corporation, through merger or purchase by Wholly Owned Subsidiaries of the Company in accordance with the Acquisition Documents.

          "Permitted Holders" means Thomas A. Price and Donald V. Strough,
           -----------------
collectively or any trustee in its capacity as trustee of a trust of which any of the spouse, siblings, lineal descendants or parents of either of Mr. Price or Mr. Strough is the beneficiary; provided that Mr. Price or Mr. Strough retains sole Voting Power with respect to the securities held by such trustee in such trust, unless such trust was established pursuant to and in conformity with
Section 4.4(c) of the Stockholders' Agreement.

          "Permitted Investment" means (a) an Investment in Cash Equivalents,
           --------------------
(b) trade credit extended to persons in the ordinary course of business, (c) an Investment by the Company or a Wholly Owned Subsidiary of the Company in a Wholly Owned Subsidiary of the Company that is engaged in the Retail Automobile Dealership Business, (d) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding, (e) an Investment in the form of a limited partnership interest in Premiere Auto Finance, a limited partnership, in an aggregate amount not to exceed $500,000 and (e) a Subsidiary Guaranty

          "Permitted Liens" means with respect to any Person:  (i) Liens for
           ---------------
Taxes either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of Section 5.17; (ii) pledges or deposits securing obligations under workers compensation, unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Company is a party as lessee made in the ordinary course of business; (iv) deposits securing public or statutory obligations of the Company; (v) inchoate and unperfected workers', mechanics', suppliers' or similar Liens arising in the ordinary course of business; (vi) carriers', warehousemen's, or other similar possessory Liens arising in the ordinary course of business and securing Indebtedness either not yet due and payable or being contested in good faith and by appropriate proceedings and for which adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (vii) Liens existing on the date hereof in an amount not exceeding $500,000; (viii) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which such Person is a party; (ix) an attachment or judgment Lien, but only for a period of thirty (30) days following attachment of such Lien and such attachment or judgment lien shall cease to be a Permitted Lien if the obligation that it secures has not been satisfied or bonded during such thirty (30) day period; (x) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real property, leases or leasehold estates and (xi) Liens granted under the Loan Agreement
(xii) Liens on fixed or capital assets acquired after the Closing Date, provided that (a) such Lien is created solely for the purpose of securing Purchase Money Indebtedness to finance the cost of such assets and such lien is created prior to, at the time of, or within six months after the acquisition of such assets,
(b) the principal amount of the Purchase Money Indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any assets other than such acquired asset.

          "Permitted Refinancing Indebtedness" means, with respect to any
           ----------------------------------
Person, any Indebtedness of such Person issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of such Person; provided that: (1) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded or, in the case of Indebtedness being refinanced that was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such refinancing, renewal, replacement, defeasance or refunding (plus the amount of reasonable expenses incurred in connection therewith); (2) such Indebtedness has a Maturity and a Weighted Average Life to Maturity equal to or greater than the Maturity and a Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) such Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded if such Indebtedness was subordinated to the Indebtedness evidenced by the Notes; (4) the annual interest rate with respect to such Indebtedness is less than or equal to, and is payable no more frequently than, that of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (5) such Indebtedness is incurred by such Person who is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

          "Person" means an individual, partnership, corporation, limited
           ------
liability company, trust or unincorporated organization or a government agency or political subdivision thereof.

          "Plan of Liquidation" means, with respect to any Person, a plan that
           -------------------
provides for, contemplates or the effectuation of which is preceded or accompanied by (regardless of whether substantially contemporaneously, in phases or otherwise) (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety and (ii) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

          "Preferred Shares" has the meaning given to such term in Section
           ----------------
1.1(a).

          "Preferred Stock" has the meaning given to such term in Section
           ---------------
1.1(a).

          "Principal" of any Note includes premium, if any.
           ---------

          "Priority Stock" means, with respect to any corporation, any class or
           --------------
classes (however designated) of Capital Stock of such Person which is preferred, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or distribution of such corporation, over shares of such corporation or over any other class of shares of Capital Stock of such corporation

          "Productive Assets" means assets used in the same type of business
           -----------------
engaged in by the Founding Companies immediately prior to the date hereof.

          "Program Vehicle Advances" means advances under Section II.D of the
           ------------------------
Loan Agreement (as in effect on the date hereof) for the purpose of financing the acquisition of Program Vehicles (as defined in such Loan Agreement).

          "Pro Forma" means the unaudited combined balance sheets of the Company
           ---------
and its Subsidiaries as of the date hereof (or a date reasonable prior hereto) after giving effect to this Agreement, the Loan Agreement, the Acquisition Documents, the Stockholders' Agreement, the other Documents and the transactions contemplated hereby and thereby, in the form attached hereto as Schedule 9.1(a).
                                                                ---------------
Notwithstanding any other term contained in this Agreement, should the application of purchase or other accounting principles permit the Company, in accordance with GAAP, to characterize certain expenditures as capital items rather than expense, then such expenditures shall be treated as expense in the period such expenditures were incurred or paid for all purposes under this Agreement unless such expenditure was identified and capitalized in the Pro Forma.

          "Program Vehicle Advances" has the meaning given to such term in
           ------------------------
Section III.D of the Loan Agreement as in effect on the date hereof.

          "Program Vehicle Advance Rate" means the amount permitted to be
           ----------------------------
advanced to the Subsidiaries of the Company pursuant to Section II.D.(3) of the Loan Agreement as in effect on the date hereof.

          "Property" or "property" means any assets or property of any kind or
           --------      --------
nature whatsoever, real, personal or mixed (including fixtures), whether tangible or intangible, provided that the terms "Property" or "property," when used with respect to any Person, shall not include securities issued by such Person.

          "Purchase Money Indebtedness" means Indebtedness incurred solely for
           ---------------------------
the purchase or financing of fixed or capital assets (other than assets owned by the Company or any of its Subsidiaries on the Closing Date) directly related to the business of the Company permitted hereunder provided that (1) (A) such Indebtedness is secured by purchase money Liens on such assets and (B) such Liens do not extend to or cover any other asset of the Company or any of its Subsidiaries, (2) such Liens secure the obligation to pay the purchase price and acquisition costs of such asset and interest thereon only, (3) such Indebtedness is incurred within nine months after the acquisition of such assets, and (4) the fair market value of the assets so secured is at least equal to the amount of the Indebtedness secured thereby.

          "Purchase Price" means, with respect to any New Acquisition, the
           --------------
aggregate consideration (including (without duplication) Cash, Cash Equivalents, securities and other property (computed at the Fair Market Value thereof), and any Indebtedness (including, without limitation, Acquired Debt, Acquisition Debt and deferred consideration)) paid, to be paid or assumed by the Company and/or its Subsidiaries in connection with such New Acquisition and all other expenses and Capital Expenditures associated with such New Acquisition less the aggregate amount of such consideration attributable to the cost of new vehicle inventory included in such New Acquisition.

          "Redemption Date" means, when used with respect to any Note to be
           ---------------
redeemed, the date fixed for such redemption pursuant to this Agreement and the Notes.

          "Redemption Price" means, when used with respect to any Note to be
           ----------------
redeemed, the price fixed for such redemption pursuant to this Agreement and the Notes.

          "Reference Period" has the meaning given to such term in the
           ----------------
definition of "Consolidated Interest Expense Coverage Ratio" in this Section
9.1.

          "Related Transactions" means the Pending Acquisitions, the execution
           --------------------
and delivery of the Documents, the funding of the loans under the Loan Agreement on the Closing Date, the funding of the Notes on the Closing Date and the payment of all fees, costs and expenses associated with all of the foregoing.

          "Restricted Payments" has the meaning given to such term in Section
           -------------------
5.4.

          "Retail Automobile Dealership Business" means the business of retail
           -------------------------------------
selling and servicing of automobiles and light trucks.

          "Revolver Advance Rate" means the amount permitted to be advanced to
           ---------------------
the Subsidiaries of the Company pursuant to Section II.C.(1) of the Loan Agreement as in effect on the date hereof.

          "RPS" has the meaning given to such term in Section 1.1(a).
           ---

          "RPS Certificate of Designation" has the meaning given to such term in
           ------------------------------
Section 1.1(a).

          "RPS Register" has the meaning given to such term in Section 1.3.
           ------------

          "Rule 144" means Rule 144 as promulgated by the SEC under the
           --------
Securities Act, as amended from time to time, and any successor rule or regulation thereto.

          "Rule 144A" means Rule 144A as promulgated by the SEC under the
           ---------
Securities Act, as
amended from time to time, and any successor rule or regulation thereto.

          "SEC" means the Securities and Exchange Commission and any successor
           ---
thereto.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time, and any successor statute or law thereto.

          "Security" or "Securities" have the meanings given to such terms in
           --------      ----------
Section 1.1(a).

          "Seller Indebtedness" means, with respect to any Person, Indebtedness
           -------------------
incurred in connection with the acquisition by such Person or a Subsidiary of such Person of another Person or of assets from such other Person which Indebtedness is owing to such other Person.

          "Significant Subsidiary" has the meaning given to such term in
           ----------------------
Regulation S-X of the Rules and Regulations  promulgated by the SEC.

          "Solvent" means, with respect to any Person on a particular date, that
           -------
on such date, (a) the fair saleable value of the assets of such Person exceeds its probable liability on its debts as they become absolute and mature; (b) all of such Person's assets, at a fair valuation, exceed the sum of such Person's debts; (c) such Person is able to pay its debts or liabilities as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's assets would constitute an unreasonably small capital.

          "Stockholders' Agreement" has the meaning given to such term in
           -----------------------
Section 1.1(c).

          "Subordinated Indebtedness" means Indebtedness of the Company that is
           -------------------------
expressly by its terms subordinate and junior in right of payment to the Notes and all the Obligations of the Company under this Agreement, at least to the extent that the Obligations of the Company and its Subsidiaries under the Notes are subordinate and junior in right of payment to Obligations of the Company and its Subsidiaries under the Loan Agreement, pursuant to the provisions of the Intercreditor Agreement.

          "Subsidiary" means, with respect to any Person, (i) a corporation a
           ----------
majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or
(iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

          "Subsidiary Guaranty" has the meaning given to such term in Section
           -------------------
10.1(a).

          "Surviving Person" has the meaning given to such term in Section
           ----------------
5.15(b)(i).

          "Taxes" means all Federal, state, local and foreign taxes, and other
           -----
assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

          "Tax Authority" means the Internal Revenue Service and any other
           -------------
domestic or foreign governmental authority responsible for the administration of any Taxes.

          "Tax Returns" shall mean all Federal, state, local and foreign tax
           -----------
returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

          "TCW Group Member" means any Affiliate of Trust Company of the West or
           ----------------
any Holder for whom Trust Company of the West or any Affiliate of Trust Company of the West acts as an Account Manager.

          "Total Debt Coverage Ratio" means as of any date, the ratio of (a) the
           -------------------------
sum of the consolidated Indebtedness of the Company and its Subsidiaries (other than New Vehicle Advances and Program Vehicle Advances) plus the liquidation preference of all shares of capital stock of the Company or any of its Subsidiaries (other than Common Stock and Capital Stock of Subsidiaries of the Company owned by the Company or any Wholly Owned Subsidiary of the Company) to
(b) EBITDA of the Company for the four fiscal quarters immediately preceding such date.

          "Trade Payables" means, with respect to any Person, accounts payable
           --------------
and other similar accrued current liabilities in respect of obligations or indebtedness to trade creditors created, assumed or guaranteed by such Person or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of property or services.

          "U.S. Government Obligations" means direct obligations of, or
           ---------------------------
obligations guaranteed as to timely payment by, the United States of America for the payment (with respect to interest as well as principal) of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "U.S. Legal Tender" means such coin or currency of the United States
           -----------------
of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "Voting Securities" means any class of Equity Interests of a Person
           -----------------
pursuant to which the holders thereof have, at the time of determination, the general voting power ("Voting Power") under ordinary circumstances to vote for
                       ------------
the election of directors, managers, trustees or general partners of such Person (regardless of whether at such time any other class or classes will have or might have voting power by reason of the happening of any contingency).

          "Weighted Average Life to Maturity" means, when applied to any
           ---------------------------------
Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" means, with respect to any Person, at any
           -----------------------
time, a Subsidiary of such Person, all of the Equity Interests of which (except director's qualifying shares) are at the time owned directly or indirectly by such Person.

9.2  Rules of Construction.
     ---------------------

          Unless the context otherwise requires:

          (a) a term has the meaning assigned to it;

          (b)  "or" is not exclusive;

          (c) words in the singular include the plural, and words in the plural include the singular;

          (d)  provisions apply to successive events and transactions;

          (e) "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision; and.

          (f) any reference to a "Section," "Annex" or "Schedule" refers to a Section of, an Annex to, or a Schedule to this Agreement, respectively.

SECTION 10.  GUARANTY.
             --------

10.1 Guaranty.
     --------

          (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Guarantors hereby irrevocably and unconditionally guarantees (each a "Subsidiary
                                                                ----------
     Guaranty") to each Holder of a Note, irrespective of the validity and
     --------
     enforceability of this Agreement, the Notes or the obligations of the Company under this Agreement or the Notes, that: (w) the principal and premium (if any) of and interest on the Notes will be paid in full when due, whether at the maturity or interest payment date, by acceleration, call for redemption, upon a Change of Control, Asset Sale Offer, or otherwise; (x) all other obligations of the Company to the Holders under this Agreement or the Notes will be promptly paid in full or performed, all in accordance with the terms of this Agreement and the Notes; and (y) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, call for redemption, upon an Asset Sale Offer, Change of Control or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

          (b) Each Guarantor hereby agrees that its obligations with regard to this Subsidiary Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Subsidiary Guaranty will not be discharged except by complete performance of the obligations contained in the Notes and this Agreement.

          (c) If any Holder is required by any court or otherwise to return to either the Company or any Guarantor, or any custodian, trustee, or similar official acting in relation to either the Company or such Guarantor, any amount paid by either the Company or such Guarantor to or such Holder, this Subsidiary Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 7.2 for the purposes of this Subsidiary Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations as provided in Section 7.2, those obligations (regardless of whether due and payable) will forthwith become due and payable by each of the Guarantors for the purpose of this Subsidiary Guaranty.

          (d) It is the intention of each Guarantor and the Company that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of this Subsidiary Guaranty would be annulled, avoided or subordinated to the creditors of any Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Subsidiary Guaranty was made without fair consideration and that, at the time thereof, immediately after giving effect thereto, or at the time that any demand is made thereupon such Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of such Guarantor under such Subsidiary Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

10.2 Execution and Delivery of Subsidiary Guaranty.
     ---------------------------------------------

          To evidence its Subsidiary Guaranty set forth in Section 10.1, each Guarantor agrees that a notation of such Subsidiary Guaranty substantially in the form annexed hereto as Annex A-2 shall be endorsed on each Note and that this Agreement shall be
---------
executed on behalf of such Guarantor by two Officers or by one Officer with an attestation by another Officer, by manual or facsimile signature.

          Each Guarantor agrees that its Subsidiary Guaranty set forth in
Section 10.1 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of such Guaranty.

          If an Officer whose signature is on a Note no longer holds that office at the time the Note on which a Subsidiary Guaranty is endorsed and issued, the Subsidiary Guaranty shall be valid nevertheless.

          The delivery of any Note by the Company shall constitute due delivery of the Subsidiary Guaranty set forth in this Agreement on behalf of each Guarantor.

10.3 Future Subsidiary Guarantors.
     ----------------------------

          The Company shall cause each Person that is or becomes a Subsidiary of the Company after the Closing Date to execute a Subsidiary Guaranty in the form of Annex A-2 hereto and cause such Subsidiary to execute an amendment to this
   ---------
Agreement for the purpose of adding such Subsidiary as a Guarantor hereunder.

10.4 Certain Bankruptcy Events.
     -------------------------

          Each Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Subsidiary Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the United States Bankruptcy Code or otherwise.

10.5 Releases of Subsidiary Guaranties.
     ---------------------------------

          If the Company or any Subsidiary of the Company shall sell or otherwise transfer all of the Equity Interests of any Guarantor to a Person that is not an Affiliate of the Company or any of its Subsidiaries, then the Subsidiary Guaranty of such Guarantor shall be discharged, cancelled and terminated, and such Subsidiary Guarantor shall be released from all liability thereunder.

SECTION 11.  MISCELLANEOUS.
             -------------

11.1 Notices.
     -------

          All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first-class mail, telex, telecopier, or overnight air courier guaranteeing next day delivery:

          (a) if to any Purchaser at the address or telecopy number set forth on the signature pages hereto, with a copy to Skadden, Arps, Slate, Meagher & Flom, LLP 300 S. Grand Avenue, Suite 3400, Los Angeles, California 90071, Telecopy No. (213) 687-5600, Attention: Rod A. Guerra, Jr., Esq.; and

          (b) if to the Company or any Guarantor, c/o Kay & Merkle, Penthouse, 100 The Embarcadero, San Francisco, California 94105, Telecopy No. (415) 512-9277 Attention: W. Bruce Bercovich.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed (so long as a fax copy is sent and receipt acknowledged within two Business Days after mailing); when answered back if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. The parties may change the addresses to which notices are to be given by giving five days' prior notice of such change in accordance herewith.

11.2 Successors and Assigns.
     ----------------------

          This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.

11.3 Counterparts.
     ------------

          This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

11.4 Headings.
     --------

          The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

11.5 Governing Law; Submission to Jurisdiction.
     -----------------------------------------

          THIS AGREEMENT, THE NOTES AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO PRINCIPLES OF

CONFLICTS OF LAW). TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY CALIFORNIA STATE COURT SITTING IN THE CITY OF LOS ANGELES OR ANY FEDERAL COURT SITTING IN THE CITY OF LOS ANGELES IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY GENERALLY AND UNCONDITIONALLY JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEEDING AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

11.6 Entire Agreement.
     ----------------

          This Agreement, together with the Securities, the Stockholders' Agreement and Certificates of Designation (and any agreement between the Company and any Holder relating to transfers), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, together with the Stockholders' Agreement and the Certificates of Designation, supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter.

11.7 Severability.
     ------------

          In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each Purchaser's rights and privileges shall be enforceable to the fullest extent permitted by law.

11.8 Further Assurances.
     ------------------

          The Company shall, and shall cause each of its Subsidiaries to, at its cost and expense, upon request of any Purchaser or Holder, duly execute and deliver, or cause to be duly executed and delivered, to such Purchaser or Holder such further instruments and do or cause to be done such further acts as may be necessary or proper in the reasonable opinion of such Purchaser or Holder to carry out more effectually the provisions and purposes of this Agreement and the other Documents.

11.9 Disclosure of Financial Information.
     -----------------------------------

          Each Holder is hereby authorized to deliver a copy of any financial statement or any other information relating to the business, operations or financial condition of the Company and each of its Subsidiaries which may be furnished to it hereunder or otherwise, to any other Holder, any court, Governmental Body claiming to have jurisdiction over such Holder, to the National Association of Insurance Commissioners or similar organizations, as may be required or appropriate in response to any summons or subpoena in connection with any litigation, to the extent necessary to comply with any law, order, regulation or ruling applicable to such Holder, to any rating agency, in order to protect its investment hereunder, or to any Person which shall, or shall have any right or obligation to, succeed to all or any part of such Holder's interest in any of the Securities and this Agreement or to any actual or prospective purchaser or assignee thereof.

11.10  Reproduction of Documents.
       -------------------------

          Subject to Section 11.6, this Agreement and all documents relating hereto, including without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by the Holders at any time, including, without limitation, in connection with the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to the Holders, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Holders may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (regardless of whether the original is in existence and regardless of whether such reproduction was made by the Holders in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties set forth below as of the date first written above.

                                   Company:
                                   -------

                                   FIRSTAMERICA AUTOMOTIVE, INC.


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________

Guarantors:
----------

FAA SAN BRUNO, INC.                FAA STEVENS CREEK, INC.



By:______________________________  By:______________________________
Name:____________________________  Name:____________________________
Title:___________________________  Title:___________________________
_________________________________
SMART NISSAN, INC.                 FAA DEALER SERVICES, INC.



By:______________________________  By:______________________________
Name:____________________________  Name:____________________________
Title:___________________________  Title:___________________________

TRANSCAR LEASING, INC.             FAA CONCORD H, INC.


By:______________________________  By:______________________________
Name:____________________________  Name:____________________________
Title:___________________________  Title:___________________________

FAA CONCORD N, INC.                FAA POWAY D, INC.


By:______________________________  By:______________________________
Name:____________________________  Name:____________________________
Title:___________________________  Title:___________________________

FAA POWAY T, INC.                  FAA POWAY H, INC.


By:______________________________  By:______________________________
Name:____________________________  Name:____________________________
Title:___________________________  Title:___________________________


FAA DUBLIN VWD, INC.               FAA DUBLIN N, INC.


By:______________________________  By:______________________________
Name:____________________________  Name:____________________________
Title:___________________________  Title:___________________________


FAA SERRAMONTE L, INC.             FAA SERRAMONTE, INC.


By:______________________________  By:______________________________
Name:____________________________  Name:____________________________
Title:___________________________  Title:___________________________

                              TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                              TCW/CRESCENT MEZZANINE TRUST
                              TCW/CRESCENT MEZZANINE INVESTMENT PARTNERS, L.P.

                              By:  TCW/CRESCENT MEZZANINE, L.L.C.,
                                   its general partner or managing owner


                              By: /s/ Jean-Marc Chapus
                                 _________________________________________
                                   Jean-Marc Chapus
                                   Managing Director


                              By: /s/ John C. Rocchio
                                 _________________________________________
                                   John C. Rocchio
                                   Senior Vice President

Principal amount of Notes to be purchased:
-----------------------------------------

$14,417,554 by TCW/Crescent Mezzanine Partners, L.P.
$4,388,476 by TCW/Crescent Mezzanine Trust
$393,970 by TCW/Crescent Mezzanine Investment Partners, L.P.

Number of Common Shares and Preferred Shares to be purchased:
------------------------------------------------------------

1,821,418 Common Shares and 2,403 CRPS Shares by TCW/Crescent Mezzanine Partners, L.P.
554,411 Common Shares and 731 CRPS Shares by TCW/Crescent Mezzanine Trust 49,771 Common Shares and 66 CRPS Shares by TCW/Crescent Mezzanine Investment Partners, L.P.

Aggregate purchase price of Notes, Common Shares and CRPS Shares to be purchased: $22,400,000

Fee: $400,000, payable to TCW/Crescent Mezzanine, LLC by wire transfer to Bank of America, 525 South Flower Street, Los Angeles, California 90071, ABA No.:
121-000-358, Account Name: TCW/Crescent Mezzanine, LLC, Account No.: 1459-1-
05940

Initial Bank Account and Wire Instructions:  Address for Notices:
-------------------------------------------  -------------------
State Street Bank and Trust (Boston)         TCW/Crescent Mezzanine, LLC
Corporate Trust Department                   11100 Santa Monica Boulevard
Two International Place                      Suite 2000
Boston, MA 02110                             Los Angeles, CA 90025
ABA:  011000028                              Attn: Jean-Marc Chapus
DDA:  9903-942-2                             Telecopy No.: (310) 235-5967
Account No. Ref.:
                                             with a copy to:
EW0620 TCW/Crescent Mezzanine Partners, L.P.
EW0621 TCW/Crescent Mezzanine Trust          State Street Bank and Trust Company
EW0622 TCW/Crescent Mezzanine Investment     Securities Processing Department

       Partners, L.P.                        P.O. Box 2136
Attn:  Ray Welliver                          Boston, MA 02106
(617) 664-5482                               Telecopy No.: (617) 664-5366

                                        TCW LEVERAGED INCOME TRUST, L.P.

                                        By:  TCW ADVISORS (BERMUDA), LIMITED,
                                             as General Partner

                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________

                                        By:  TCW INVESTMENT MANAGEMENT
                                             COMPANY, as Investment Advisor

                                        By:________________________________
                                        Name:______________________________
                                        Title:_____________________________


Principal amount of Notes to be purchased: $3,000,000

Number of RPS Shares to be purchased: 500

Number of Common Shares to be purchased: 379,000

Aggregate purchase price of Notes, RPS Shares and Common Shares to be purchased:
$3,500,000

Fee: $62,500, payable to TCW Leveraged Income Trust, L.P. by wire transfer to the bank account described below.

Initial Bank Account and Wire Instructions:
------------------------------------------
State Street Bank and Trust (Boston)
Corporate Trust Department
Two International Place
Boston, MA 02110
ABA: 011000028
DDA: 99039422
Account No.: EW0877
Ref:TCW Leveraged Income Trust, L.P.
Attn: Ray Welliver
Telecopy No.: (617) 664-5482

Address for Notices:
-------------------
Trust Company of the West
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, CA 90025
Attn: Jean-Marc Chapus
Telecopy No.: (310) 235-5967

                                        CRESCENT/MACH I PARTNERS, L.P.

                                        By:  TCW ASSET MANAGEMENT COMPANY,
                                             as investment manager and attorney
                                             -in-fact


                                        By:  /s/ Jean-Marc Chapus
                                             ___________________________
                                             Jean-Marc Chapus
                                             Managing Director


                                        By:  /s/ John C. Rocchio
                                             ___________________________
                                             John C. Rocchio
                                             Senior Vice President

Principal amount of Notes to be purchased: $1,500,000

Number of CRPS Shares  to be purchased: 250

Number of Common Shares to be purchased: 189,500

Aggregate purchase price of Notes, CRPS Shares and Common Shares to be purchased: $1,750,000

Fee: $31,250, payable to Crescent/Mach I Partners, L.P. by wire transfer to the bank account described below.

Initial Bank Account and Wire Instructions:
------------------------------------------
State Street Bank and Trust (Boston)
Corporate Trust Department
Two International Place
Boston, MA 02110
ABA: 011000028
Account No Ref.: 99001265
Ref: Crescent/MACH I
Attn: Jackie Sweeney
Telecopy No.: (617) 664-5477

Address for Notices:
-------------------
Trust Company of the West
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, CA 90025
Attn: Jean-Marc Chapus
Telecopy No.: (310) 235-5967

with a copy to:

Trust Company of the West
200 Park Avenue, Suite 200
New York, NY 10166
Attn: Mark Gold
Telecopy No.: (212) 297-4159

                                        TCW SHARED OPPORTUNITY FUND II, L.P.

                                        By:  TCW INVESTMENT MANAGEMENT
                                             COMPANY, its investment advisor


                                        By:  /s/ Jean-Marc Chapus
                                            _____________________________
                                                  Jean-Marc Chapus
                                                  Managing Director


                                        By:  /s/  John C. Rocchio
                                            _____________________________
                                                  John C. Rocchio
                                                  Senior Vice President

Principal amount of Notes to be purchased: $300,000

Number of CRPS Shares to be purchased: 50

Number of Common Shares to be purchased: 37,900

Aggregate purchase price of Notes, CRPS Shares and Common Shares to be purchased: $350,000

Fee: $6,250, payable to TCW Shared Opportunity Fund II, L.P. by wire transfer to the bank account described below.

Initial Bank Account and Wire Instructions:
------------------------------------------
Citibank/NYC/Bear Stearns
111 Wall Street
New York, NY
ABA: 021000089
A/C: Bear Stearns/0925-3186
Account No. Ref.: 102-02730
FBO: TCW Shared Opportunity Fund II, L.P.

Address for Notices:
-------------------
Trust Company of the West
11100 Santa Monica Boulevard
Suite 2000
Los Angeles, CA 90025
Attn: Jean-Marc Chapus
Telecopy No.: (310) 235-5967

                                                                       Annex A-1
                                                                       ---------

                                 FORM OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,
      --------------
TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF JULY 8, 1997, BY AND AMONG FIRSTAMERICA AUTOMOTIVE, INC., THE GUARANTORS PARTY THERETO AND THE PURCHASERS PARTY THERETO.

THIS NOTE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") WITHIN THE MEANING
                                                        ---
OF SECTION 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE ISSUE DATE OF THIS NOTE IS JULY 8, 1997. INFORMATION REGARDING THE ISSUE PRICE, THE TOTAL AMOUNT OF OID, AND THE YIELD TO MATURITY MAY BE OBTAINED BY WRITTEN REQUEST OF THE HOLDER OF THIS NOTE FROM FIRSTAMERICA AUTOMOTIVE, INC.,
ATTENTION: W. BRUCE BERCOVICH, TELEPHONE NO. (415) 357-1200.

PAYMENT ON THIS NOTE IS SUBORDINATED TO THE CLAIMS OF GENERAL ELECTRIC CAPITAL CORPORATION ("GECC") PURSUANT TO THE TERMS OF THE INTERCREDITOR AND
              ----
SUBORDINATION AGREEMENT DATED AS OF JULY 2, 1997 AMONG THE PURCHASERS AND GECC.


                      12_% Senior Note due June 30, 2005

No.____                                                               $_________


                         FIRSTAMERICA AUTOMOTIVE, INC.

promises to pay to __________________________ or registered assigns, the principal sum of __________ Dollars ($_________) on June 30, 2005 (the "Maturity
                                                                        --------
Date") plus accrued and unpaid interest as provided below.
----

Interest Payment Dates: January 31, April 30, July 31 and October 31 of each year; provided, that the first Interest Payment Date shall be October 31, 1997.

Record Dates: 15th day of each calendar month during which each Interest Payment Date occurs.

     Capitalized terms used herein shall have the meanings ascribed to them in the Agreement (as defined below) unless otherwise indicated.

                                     A-1-1

     1.   INTEREST.  FirstAmerica Automotive, Inc. (the "Company") promises to
                                                         -------
pay interest on the principal amount of this Note at 12_% per annum from July 8, 1997 until maturity. The Company will pay interest quarterly on January 31, April 30, July 31 and October 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment
                                                            ----------------
Date").  Interest on the Notes will accrue from the most recent date on which
----
interest has been paid or, if no interest has been paid, from the date of issuance; provided, that the first Interest Payment Date shall be October 31, 1997. The Company shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on all due and unpaid amounts outstanding under the Notes (including overdue installments of principal, premium, if any, or interest), from time to time on demand at a rate equal to 14_% per annum, compounded quarterly, to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. METHOD OF PAYMENT. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the January 15, April 15, July 15 or October 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Notes will be payable both as to principal and interest by Federal funds wire transfer of U.S. Legal Tender to each Holder's account in any bank in the United States as may be designated and specified in writing by such Holder at least two Business Days prior thereto.

     3. SECURITIES PURCHASE AGREEMENT. The Company issued the Notes under the Securities Purchase Agreement dated as of July 8, 1997 (the "Agreement") by and
                                                             ---------
among the Company, the Guarantors, and the purchasers party thereto (the

"Purchasers").  The Notes are subject to, and qualified by, all such terms,
-----------
certain of which are summarized herein, and Holders of Notes are referred to the Agreement for a statement of such terms. The Notes are general obligations of the Company. The Notes are limited to $36,000,000 in aggregate principal amount.

     4.   REDEMPTION.

     (a) The Company may redeem all or any of the Notes, in whole or in part, at any time, at a redemption price equal to the percentages of the principal amount thereof set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning July 1 of the years indicated below, provided that the Company shall be required to redeem all outstanding Notes pursuant to this clause (a) if the aggregate principal amount of the outstanding Notes is less than $2,000,000.


               Year         Redemption Prices
               ---          ------------------
               1997              110.000%
               1998              108.750
               1999              107.500
               2000              106.250
               2001              105.000
               2002              103.750
               2003              102.500
               2004              101.250

     (b) If there is a Company IPO, the Company may, within 45 days of the consummation of such

                                     A-1-2

Company IPO, redeem up to 100% of the then outstanding Notes at a redemption price equal to the percentages of the principal amount thereof set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the 12-month period beginning July 1 of the years indicated below:

               Year             Redemption Price
               ----             -----------------
               1997                   105.000%
               1998                   104.375
               1999                   103.750
               2000                   103.125
               2001                   102.500
               2002                   101.875
               2003                   101.250
               2004                   100.625

     (c) On July 1, 2003 and on July 1, 2004, the Company shall redeem Notes in an aggregate principal amount equal to the lesser of (a) 30% of the aggregate principal amount of Notes issued and (b) the aggregate amount of issued and outstanding Notes on such date, at a redemption price equal to the aggregate principal amount thereof plus accrued and unpaid interest on such Notes to the redemption date. On June 30, 2005 the Company shall redeem all issued and outstanding Notes, at a redemption price equal to the aggregate principal amount thereof plus accrued and unpaid interest on such Notes to the redemption date.

     5. OFFERS TO REPURCHASE. Following the occurrence of any Change of Control, the Company will be required to offer to purchase all outstanding Notes upon the terms set forth in the Agreement. Following the occurrence of an Asset Sale, the Company will be required to apply the Excess Net Proceeds therefrom to an offer to purchase outstanding Notes upon the terms set forth in the Agreement.

     6. NOTICE OF REDEMPTION. Notice of redemption pursuant to Section 4(a) and 4(c) hereof shall be mailed at least 30 days but not more than 60 days before a Redemption Date by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address. Notice of redemption pursuant to Section 4(b) hereof shall be mailed within 10 days of such Company IPO by first class mail to each Holder whose Notes are to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. If, on or prior to the Redemption Date, the Company deposits in a segregated account or otherwise sets aside funds sufficient to pay the Redemption Price of the Notes called for redemption, then, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption, unless the Company defaults in paying the redemption price.

     7. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are without coupons in the principal amount of $1,000 or integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Agreement. The Company may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Agreement. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period

                                     A-1-3
between a record date and the corresponding Interest Payment Date.

     8. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

     9. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Agreement and the Notes may be amended or supplemented and any existing Default or Event of Default under, or compliance with any provision of, the Agreement may be waived with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes.

     10. DEFAULTS AND REMEDIES. An Event of Default is, in general: default in the payment of the principal or premium, if any, of any Note; default in the payment of interest on any Note for a period of five Business Days; failure by the Company for 30 days after notice to it to comply with provisions of the Agreement or the Notes or, in the case of the failure to comply with certain specified covenants, without such notice; if any of the representations or warranties of the Company made in or in connection with the Agreement (including those representations and warranties incorporated by reference therein) are untrue in any respect, the result of which could reasonably be expected to have a Material Adverse Effect; certain defaults under and/or acceleration prior to maturity of certain other indebtedness of the Company; certain final judgments which remain undischarged after notice; certain events of bankruptcy or insolvency; certain occurrences with respect to Franchise Agreements or governmental licenses, certificates or permits; if any Subsidiary Guaranty shall for any reason cease to be, or be asserted in writing by any responsible officer of any Subsidiary of the Company or the Company not to be, in full force and effect or enforceable in accordance with its terms; or the failure by the Company to make any payment on the Preferred Stock within 5 Business Days of when due. If an Event of Default occurs and is continuing, the Holders of at least a majority in aggregate principal amount (or, in certain circumstances, a lesser amount) of the then outstanding Notes may declare all the Notes to be due and payable immediately. The Company is obligated to furnish a quarterly compliance certificate to the Holders.

     11. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     12. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     13.  GOVERNING LAW; SUBMISSION TO JURISDICTION.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, EACH OF THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY CALIFORNIA STATE COURT SITTING IN THE CITY OF LOS ANGELES OR ANY FEDERAL COURT SITTING IN THE CITY OF LOS ANGELES IN RESPECT

                                     A-1-4

OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND EACH GUARANTOR IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER OF THIS NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEEDING AGAINST THE COMPANY OR ANY GUARANTOR IN ANY OTHER JURISDICTION.

     The Company will furnish to any Holder upon written request and without charge a copy of the Agreement. Requests may be made to FirstAmerica Automotive, Inc., c/o Kay & Merkle, Penthouse, 100 The Embarcadero, San Francisco, California 94105, Attention: W. Bruce Bercovich, Telecopy No. (415) 412-9277.

                              FIRSTAMERICA AUTOMOTIVE, INC.



                              By:____________________________
                              Name:__________________________
                              Title:_________________________

Date: ______________

                                     A-1-5

                                ASSIGNMENT FORM

                 To assign this Note, fill in the form below:

        (I)       or      (we)     assign   and    transfer   this   Note   to
____________________________________________

________________________________________________________________________________
                 (Insert assignee's Soc. Sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
             (Print or type assignee's name, address and zip code)


and                         irrevocably                                 appoint
_______________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

________________________________________________________________________________

Date: _______________________________

                              Your Signature:___________________________________
                                             (Sign exactly as your name appears
        on the face of this Note)

Signature Guarantee

                                     A-1-6

                      OPTION OF HOLDER TO ELECT PURCHASE

Check the applicable box:

[_]  If you want to elect to have this Note purchased by the Company pursuant to
     Section 5.8 of the Agreement (Asset Sale Offer), state the amount you elect to have purchased: $__________.

[_]  If you want to elect to have this Note purchased by the Company pursuant to
     Section 5.11 of the Agreement (Change of Control Offer), state the amount you elect to have purchased: $_________.



Date:______________________

                         Your Signature:_______________________________________
                                       (Sign exactly as your name appears on the Note)


               Tax Identification No.:______________



Signature Guarantee



By:_____________________________________________
     (Bank or trust company having an office or
     correspondent in the United States of
     America or a broker or dealer which is a
     member of a registered securities exchange
     or the National Association of Securities
     Dealers, Inc.)

                                     A-1-7

                                                                       Annex A-2
                                                                       ---------


                               FORM OF GUARANTY
                               ----------------


          For value received, _________________, [a _________________
corporation], hereby unconditionally guarantees to the Holder of the Note upon which this Guaranty is endorsed (a) the due and punctual payment, on the basis set forth in the Agreement pursuant to which such Note and this Guaranty were issued, of the principal of, premium (if any) and interest on such Note when and as the same shall become due and payable for any reason according to the terms of such Note and Section 10 of the Agreement, and (b) that all other obligations of the Company under the Agreement or the Notes will be promptly paid in full or performed in accordance with the terms of the Agreement and the Notes.

                              [NAME OF GUARANTOR]

                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________


Attest:____________________

                                     A-2-1

                                                                       Annex B-1
                                                                       ---------
                         FirstAmerica Automotive, Inc.
                   Certificate of Designation of Preferences
                                      of
               8% Cumulative Redeemable Preferred Stock due 2005

          The undersigned does hereby certify that the following resolution was duly adopted by the board of directors of FirstAmerica Automotive, Inc., a Delaware corporation (the "Corporation"), pursuant to a unanimous written
                           -----------
consent dated as of July 7, 1997.

          RESOLVED, that pursuant to the authority vested in the board of directors of the Corporation by the Corporation's Certificate of Incorporation, as amended, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated 8% Cumulative Redeemable Preferred Stock due 2005 (the "CRPS"), to consist of 3,500 shares, par value $0.00001 per
                     ----
share, which may be issued only as whole shares, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation, as amended) as set forth below.

     1.   Certain Definitions.
          -------------------

          Unless the context otherwise requires, the terms defined in this paragraph l shall have, for all purposes of this resolution, the meanings herein specified.

          "Board of Directors" means the board of directors of the Corporation.
           ------------------

          "Business Day" means any day which is not a Legal Holiday.
           ------------

          "Capital Stock" means any and all shares, interests, participations or
           --------------
     other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

          "Change of Control" means (i) the sale, lease or transfer of all or
           -----------------
     substantially all of the Corporation's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Corporation, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
     Act) (other than a Permitted Holder) of a direct or indirect interest in Voting Securities of the Corporation representing a majority (more than 50%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation, by way of merger or consolidation or otherwise, (iv) any transaction occurring prior to a Corporation IPO, as the result of which
     (A) Permitted Holders do not own (and have the exclusive power to vote with

                                     B-1-1
     respect to), directly or indirectly, Voting Securities representing at least thirty-five percent (35%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation, (B) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Permitted Holders) owns (or has the power to vote with respect to), directly or indirectly, Voting Securities representing more of the aggregate Voting Power of the outstanding Voting Securities of the Corporation than Permitted Holders or (C) Permitted Holders do not own Equity Interests of the Corporation representing at least eighty-five percent (85%) of the Equity Interests of the Corporation that are owned by the Permitted Holders on the Closing Date (including any Equity Interests of the Corporation issued in respect thereof after the Closing Date pursuant to a stock dividend, a stock split, recapitalization or otherwise), (v) any transaction occurring after a Corporation IPO, as the result of which (A) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) owns, directly or indirectly, Voting Securities representing more of the aggregate Voting Power of the outstanding Voting Securities of the Corporation than Permitted Holders, or
     (B) Permitted Holders do not own (and have the exclusive power to vote with respect to), directly or indirectly, Voting Securities representing at least twenty percent (20%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation and Equity Interests of the Corporation representing at least fifty percent (50%) of the Equity Interests of the Corporation that are owned by the Permitted Holders on the Closing Date (including any Equity Interests of the Corporation issued in respect thereof after the Closing Date pursuant to a stock dividend, a stock split, recapitalization or otherwise), (vi) any transaction, as the result of which the Corporation owns (or has the exclusive power to vote with respect to), directly or indirectly, less than 100% of the Capital Stock of its Subsidiaries or (vii) the replacement of a majority of the Board of Directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

          "Common Equity" means all shares now or hereafter authorized of any
           -------------
     class of common stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, that has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

          "Common Stock" means all classes of common stock of the Corporation.
           ------------

          "Corporation IPO" means the first sale to the public of Capital Stock
           ---------------
     of the Corporation pursuant to a registration statement under the Securities Act with a public offering price of at least $50,000,000 pursuant to a registration statement under the Securities Act, which shall result in the listing of such Capital Stock on the New York Stock Exchange or the American Stock Exchange or the quotation of such Capital Stock on the Nasdaq National Market.

          "Dividend Payment Date" has the meaning given to such term in
           ---------------------
     subparagraph 2(b) below.

          "Dividend Period" has the meaning given to such term in subparagraph
           ---------------
     2(c) below.

          "Equity Interest" means (i) with respect to a corporation, any and all
           ---------------
     Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to

                                     B-1-2
     purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     from time to time, and any successor statute or law thereto.

          "Initial Issue Date" means the date on which shares of CRPS are first
           ------------------
     issued.

          "Junior Stock" means Common Equity and any class or series of stock of
           ------------
     the Corporation authorized after the Initial Issue Date for which the Certificate of Incorporation or the applicable certificate of designation does not expressly provide that such class or series is entitled to receive
     (a) any dividends on a parity with or senior to the CRPS and (b) any assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with or senior to the CRPS.

          "Legal Holiday" means a Saturday, Sunday or day on which banks and
           -------------
     trust companies in the principal place of business of the Corporation or in New York are not required to be open.

          "Liquidation Preference" means with respect to each share of CRPS,
           ----------------------
     $l,000.

           "Parity Stock" means the RPS and any class or series of stock of the
            ------------
     Corporation authorized after the Initial Issue Date for which the Certificate of Incorporation or the applicable Certificate of Designation expressly provides that such class or series is entitled to receive (a) payment of dividends on a parity with the CRPS or (b) assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the CRPS; provided that any such securities (other than the RPS) that were not approved by the holders of the CRPS in accordance with this Certificate of Designation shall be deemed to be Junior Stock and not Parity Stock.

          "Permitted Holders" means Thomas A. Price and Donald V. Strough,
           -----------------
     collectively or any trustee in its capacity as trustee of a trust of which any of the spouse, siblings, lineal descendants or parents of either of Mr. Price or Mr. Strough is the beneficiary; provided that Mr. Price or Mr. Strough retains sole Voting Power with respect to the securities held by such trustee in such trust, unless such trust was established pursuant to and in conformity with Section 4.4(c) of the Stockholders' Agreement dated as of July 8, 1997 among the Company and its stockholders.

          "Person" means any individual, corporation, partnership, limited
           ------
     liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" means the CRPS and the RPS.
           ---------------

          "Purchase Agreement" means that certain Securities Purchase Agreement,
           ------------------
     dated as of July 8, 1997, by and among the Corporation, certain Subsidiaries of the Corporation and the purchasers identified on the signature pages thereto, relating to the issuance and sale by the Corporation of its 12_% Senior Notes due June 30, 2005, shares of CRPS, shares of RPS and shares of Common Stock, as such agreement may be amended from time to time.

          "Record Date" has the meaning given to such term in subparagraph 2(c)
           -----------
     below.

                                     B-1-3

          "RPS" means the Redeemable Preferred Stock due 2005 of the
           ---
Corporation.

          "SEC" means the Securities and Exchange Commission and any government
           ---
     agency succeeding to its functions.

          "Securities Act" means the Securities Act of 1933, as amended, and all
           --------------
     rules and regulations promulgated by the SEC thereunder.

          "Semiannual Dividend Period" has the meaning given to such term in
           --------------------------
     subparagraph 2(c) below.

          "Senior Stock" means any class or series of stock of the Corporation
           ------------
     authorized after the Initial Issue Date for which the Certificate of Incorporation or applicable Certificate of Designation expressly provides that such class or series ranks senior to the CRPS in respect of the right to receive dividends or senior to the CRPS in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation; provided that any such securities that were not approved by the holders of CRPS in accordance with this Certificate of Designation shall be deemed to be Junior Stock and not Senior Stock.

          "share" means a whole share of CRPS.
           -----

          "Subsidiary" means, with respect to any Person, (i) a corporation, a
           ----------
     majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

          "Voting Securities" means any class of Equity Interests of a Person
           -----------------
     pursuant to which the holders thereof have, at the time of determination, the general voting power ("Voting Power") under ordinary circumstances to
                                ------------
     vote for the election of directors, managers, trustees or general partners of such Person (regardless of whether at such time any other class or classes will have or might have voting power by reason of the happening of any contingency).


     2.   Dividends.
          ---------

          (a) The record holders of CRPS shall be entitled to receive, when and as declared by the Board of Directors, out of funds of the Corporation legally available therefor, cash dividends on

                                     B-1-4
     the CRPS, at an annual rate equal to 8% of the Liquidation Preference (equivalent to $80.00 per annum per share of CRPS); provided, however, that if any such dividends are not paid in full on any Dividend Payment Date, regardless of whether they have been declared by the Board of Directors, or any such dividends or the redemption price is not paid in full on the Mandatory Redemption Date, then cash dividends on the CRPS shall accrue and be cumulative at an annual rate of 14% of the Liquidation Preference (equivalent to $140.00 per annum per share of CRPS), from the beginning of the Semiannual Dividend Period with respect to which such dividends would have been payable had they been declared by the Board of Directors through and including the date on which all such dividends or redemption price, as the case may be, have been paid in full.

          (b) Dividends shall accrue and be cumulative as to any share of CRPS from the date on which such share is first issued. Dividends on the CRPS shall be payable in arrears, regardless of whether declared by the Board of Directors, on May 31 and November 30 of each year (a "Dividend Payment
                                                           ----------------
     Date"), commencing on November 30, 1997. Dividends shall be paid to the holders of record of the CRPS as their names shall appear on the share register of the Corporation on the Record Date for such dividend.
     Dividends on the CRPS payable in any Dividend Period that is less than a full Semiannual Dividend Period in length will be computed on the basis of a 360-day year comprised of twelve 30-day months. Dividends on the CRPS on account of arrears for any past Dividend Periods may be declared and paid at any time to holders of record on the Record Date for such dividend on account of arrears.

          (c) As used herein, the following terms shall have the respective meanings set forth below:

              (i)   "Dividend Period" means as to any share of CRPS the initial
                     ---------------
          period from its date on which such share is first issued through and including the next Dividend Payment Date or any Semiannual Dividend Period thereafter, as the case may be;

              (ii)  "Semiannual Dividend Period" means each of the periods
                     --------------------------
          commencing on June 1 and December 1 in each year and ending on (and including) the day next preceding the first day of the next Semiannual Dividend Period; and

              (iii) "Record Date" means with respect to the dividend payable
                     -----------
          on May 31 or November 30 of each year, the preceding May 15 or November 15, respectively, or such other date as may be designated by the Board of Directors with respect to the dividend payable on such respective Dividend Payment Date.

          (d) So long as any shares of CRPS shall be outstanding, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make payment on account of the purchase, redemption or other retirement of, any Junior Stock, whether in cash, property or otherwise (other than dividends or distributions payable in shares of the class or series upon which such dividends or distributions are declared or paid, or payable in shares of Common Stock with respect to Junior Stock other than Common Stock, together with cash in lieu of fractional shares), nor shall the Corporation make any distribution on any Junior Stock, nor shall any Junior Stock be purchased or redeemed or otherwise acquired by the Corporation or any of its Subsidiaries, nor shall any monies be paid or made available for a sinking fund for the purchase or

                                     B-1-5
     redemption of any Junior Stock, unless with respect to all of the foregoing all dividends to which the holders of CRPS shall have been entitled for all previous Dividend Periods, regardless of whether declared by the Board of Directors, shall have been paid or declared and a sum of money sufficient for payment thereof have been set apart.

          (e) In the event that full dividends are not paid or made available to the holders of all outstanding shares of CRPS and of any Parity Stock and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of CRPS and of any Parity Stock in proportion to the full amount to which they would otherwise be respectively entitled.

     3.   Distributions Upon Liquidation, Dissolution or Winding Up.
          ---------------------------------------------------------

          (a) If the Corporation or any Subsidiary of the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or such Subsidiary or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation or such Subsidiary shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or such Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation or such Subsidiary shall liquidate, dissolve or wind up, or if the Corporation or such Subsidiary shall otherwise liquidate, dissolve or wind up, then no distribution shall be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of CRPS shall have received the Liquidation Preference per share of CRPS plus all dividends accumulated and unpaid thereon (regardless of whether earned or declared) to the date of such liquidation or dissolution or such other winding up.

          (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the amount payable pursuant to clause (a) of this Section 3 and the full liquidating payments on all Parity Stock, then the assets of the Corporation shall be ratably distributed among the holders of CRPS and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

          (c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days' prior to the payment date stated therein, to each record holder of the shares of CRPS at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

                                     B-1-6

          (d) Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

     4.   Optional Redemption.
          -------------------

          (a) All the CRPS, or any part thereof, at any time outstanding, may be redeemed by the Corporation, at any time or from time to time at its election expressed by resolution of the Board of Directors upon not less than 30 nor more than 60 days' previous notice to the holders of record of the CRPS to be redeemed, given by registered or certified mail, postage prepaid, at the redemption prices per share (expressed in percentages of the Liquidation Preference) set forth below during the 12-month periods beginning on June 30 of the years shown below, in each case plus accumulated and unpaid dividends to the date fixed for redemption, regardless of whether declared by the Board of Directors.

     Year                         Percentage
     ----                         ----------
     1997........................ 110.000%
     1998........................ 108.750
     1999........................ 107.500
     2000........................ 106.250
     2001........................ 105.000
     2002........................ 103.750
     2003........................ 102.500
     2004........................ 101.250
     2005........................ 100.000

          (b) Any notice of redemption mailed to a holder of CRPS at his address as the same appears on the books of the Corporation shall be conclusively presumed to have been given regardless of whether the holder receives the notice. Each such notice shall state the redemption date; the number of shares of CRPS to be redeemed, and, if less than all shares of the CRPS held by such holder are to be redeemed, the number of such shares to be redeemed from such holder and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder; and that the redemption price applicable to the shares to be redeemed shall cease to accrue and accumulate on the redemption date. No defect in any such notice as to any shares of CRPS shall affect the validity of the proceedings for the redemption of any other shares of CRPS.

          (c) The Corporation may not purchase or redeem less than all of the outstanding shares of CRPS and any other series of Parity Stock, unless all cumulating or accrued dividends with respect to the shares of CRPS and any Parity Stock which shall not be so redeemed or purchased have either been paid or set aside for payment.

          (d) If less than all of the outstanding shares of CRPS are to be redeemed, the shares to

                                     B-1-7
     be redeemed will be determined pro rata, except that the Corporation may redeem such shares held by any holders of fewer than 10 shares (or shares held by holders who would hold less than 10 shares as a result of such redemption), as may be determined by the Corporation.

          (e) Any shares of CRPS called for redemption pursuant to this paragraph 4 shall not be deemed to be outstanding for the purposes of voting, determining the total number of shares entitled to vote, or payment of dividends thereon on or after the redemption date set forth in the notice of redemption mailed to the holders thereof, unless the Corporation fails to pay the redemption price to the holders of such shares on such date.

     5.   Mandatory Redemption.
          --------------------

          (a) The Corporation shall redeem for cash all of the shares of the CRPS then outstanding on June 30, 2005 (the "Mandatory Redemption Date"),
                                                  -------------------------
     at a redemption price equal to the Liquidation Preference per share plus accumulated and unpaid dividends to such date, regardless of whether declared by the Board of Directors. The Corporation shall send a written notice of redemption by first class mail to each holder of record of a share of CRPS, not fewer than 30 days nor more than 60 days prior to the Mandatory Redemption Date. Notice shall be given pursuant to paragraph 4(b) hereof.

          (b) From and after June 30, 2005 (unless a default shall be made by the Corporation in paying the redemption price on the Mandatory Redemption Date for the shares of CRPS under this paragraph 5), dividends on the shares of CRPS shall cease to accrue, and said shares shall no longer be deemed to be outstanding.

     6.   Voting Rights.
          -------------

          (a) The holders of the issued and outstanding shares of CRPS shall have no voting rights except as set forth below, in paragraph 14, and as required by law.

          (b)
               (i) Without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the outstanding shares of CRPS, voting as a single class, the Corporation may not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation or the bylaws of the Corporation or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the voting powers or other rights, preferences, powers or privileges of the CRPS or of the holders of the shares of CRPS; and

               (ii) Without the affirmative vote or consent of the holders of at least a majority of the votes entitled to be cast by the outstanding shares of Preferred Stock, voting together as a single class:

                     (A) the Corporation may not create any class of Parity Stock or Senior Stock or issue any additional shares of Preferred Stock; and

                                     B-1-8

                     (B) the Corporation may not enter into any transaction which violates, or otherwise violate, any of the covenants of the Corporation set forth in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.15, 5.16, 5.17, 5.18, 5.19,
               5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.28, 5.29, 5.30, 5.31, and
               5.32 of the Purchase Agreement.

          (c) For purposes of this paragraph 6, each share of Preferred Stock shall have one vote per share.

     7.   Stated Capital. The Board of Directors shall allocate to the stated
          --------------
capital account for the CRPS an amount equal to the Liquidation Preference of the CRPS and shall not allow any reduction in the amount of stated capital for such CRPS except to the extent shares of CRPS are redeemed in accordance with the terms hereof.

     8.   Exclusion of Other Rights. Except as may otherwise be required by law,
          -------------------------
the shares of CRPS shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of the Corporation, as amended. The shares of CRPS shall have no preemptive or subscription rights.

     9.   Headings of Subdivisions. The headings of the various subdivisions
          ------------------------
hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     10.  Severability of Provisions. If any right, preference or limitation of
          --------------------------
the CRPS set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     11.  Status of Reacquired Shares. Shares of CRPS which have been issued and
          ---------------------------
reacquired shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock of the Corporation issuable in series undesignated as to series and may be redesignated and issued or reissued as the case may be, as part of any series of preferred stock of the Corporation; except that such shares may not be reissued or sold as shares of CRPS, Parity Stock or Senior Stock.

     12.  Purchase Agreement and Indenture. The Corporation shall at all times
          --------------------------------
keep a copy of the Purchase Agreement available at its corporate headquarters for inspection by its stockholders and other Persons.

     13.  Change of Control.
          -----------------

          (a) In the event that there is a Change of Control (the date of such Change of Control being the "Trigger Date"), the Corporation shall promptly
                                  ------------
     notify the holders of the CRPS in writing

                                     B-1-9
     of such occurrence and shall make an offer to redeem (the "Change of
                                                                ---------
     Control Offer") all the shares of CRPS then outstanding at a purchase price
     -------------
     per share equal to 101% of the Liquidation Preference for each outstanding share of CRPS, plus accumulated and unpaid dividends thereon to and including the Change of Control Payment Date (as defined below).

          (b) Notice of a Change of Control Offer shall be mailed by the Corporation by overnight courier not more than 30 days after the Trigger Date to the holders of the CRPS at their addresses as they appear on the books of the Corporation. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall contain all instructions and materials necessary to enable such holders to tender shares of CRPS pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

               (i) that a Change of Control has occurred, including a description in reasonable detail of such Change of Control;

               (ii) that the Change of Control Offer is being made pursuant to this paragraph 13, and that all shares of CRPS will be accepted for payment;

               (iii) the purchase price for the CRPS and the Change of Control Payment Date, which shall be no earlier than 30 days nor later than 40 days from the date notice of the Change of Control Offer is mailed by the Corporation (the "Change of Control Payment Date");
                                ------------------------------

               (iv) that any shares of CRPS not tendered will continue to accumulate dividends;

               (v) that, unless the Corporation defaults in the payment of the Change of Control Payment, any shares of CRPS accepted for redemption pursuant to the Change of Control Offer shall cease to accumulate dividends on and after the Change of Control Payment Date;

               (vi) that holders of CRPS electing to have a share of CRPS redeemed pursuant to a Change of Control Offer will be required to surrender the share of CRPS to the paying agent at the address specified in the notice (the "Paying Agent") prior to close of
                                        ------------
          business on the third Business Day preceding the Change of Control Payment Date;

               (vii) that holders of CRPS will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of CRPS, the number of shares of CRPS delivered for redemption and a statement that such holder is withdrawing his or her election to have such shares of CRPS redeemed; and

               (viii) that a holder of CRPS who does not accept in writing the Corporation's offer to redeem the shares of CRPS held by such holder by submitting the shares of CRPS

                                    B-1-10
          shall be deemed to have declined to have its shares of CRPS so redeemed.

          (c) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment shares of CRPS tendered pursuant to the Change of Control Offer and (ii) deposit with the Paying Agent money sufficient to pay the redemption price of all shares of CRPS so tendered. The Corporation will notify the remaining holders of CRPS of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     14.  Board of Directors.
          ------------------

          (a) In the event that (i) dividends on the CRPS are in arrears and unpaid for two or more consecutive Semiannual Dividend Periods, regardless of whether declared by the Board of Directors, or (ii) the Corporation shall have failed to discharge its obligations to mandatorily redeem all of the outstanding Preferred Stock at the price and time required by paragraph 5 (the occurrence of either such event, a "Trigger Event"), then, and in
                                                -------------
     any such event, the holders of the Preferred Stock, voting separately as a class, shall be entitled, at the next annual meeting of the stockholders or at any special meeting, to elect one member of the Board of Directors.
     Upon election, such director shall become a member of the Board of Directors and the authorized number of members of the Board of Director shall thereupon be automatically increased by one. Such right of the holders of Preferred Stock to elect such director may be exercised until, as applicable, (i) all dividends to which the holders of CRPS shall have been entitled for all previous Dividend Periods, regardless of whether declared by the Board of Directors, shall have been paid in full, and dividends for the current Dividend Period declared and a sum of money sufficient for the payment thereof have been set apart for payment or (ii) the Corporation fulfills its obligation to redeem all the remaining outstanding shares of Preferred Stock under paragraph 5 hereof, and when such events occur, the right of the holders of Preferred Stock to elect such director shall cease, the term of such director previously elected shall thereupon terminate, and the authorized number of members of the Board of Directors shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future default or defaults specified herein. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and delivered to the Board of Directors. In the event a member of the Board of Directors is elected due to a nonpayment of dividends as set forth herein, the director so elected by holders of the Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed.

          (b) At any time when such special voting rights have been so vested in the holders of the Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of a majority of the number of shares of the Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation shall, call a special meeting of the holders of the Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within 40 days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the Corporation's Bylaws for the holding of meetings of stockholders; provided, however, that the

                                    B-1-11

     Secretary shall not be required to call such a special meeting if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

          (c) The Board of Directors may not, except to satisfy the provisions of this paragraph 14, be increased to more than 6 members.

          (d) The Corporation shall reimburse promptly all directors elected pursuant to this paragraph 14 for all reasonable expenses incurred by such directors in connection with their attendance at meetings of the Board of Directors and any committees thereof.

     15.  Rank. The CRPS shall, with respect to dividend distributions and
          ----
distributions upon liquidation, dissolution or winding up of the Corporation, rank senior to all classes of Common Stock of the Corporation and, subject to the preference and other rights of the Senior Stock and the Parity Stock, to each other class of Capital Stock of the Corporation now or hereafter created.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary on July 7, 1997.


                                             FIRSTAMERICA AUTOMOTIVE, INC.



                                             By:__________________________
                                                  Thomas A. Price
                                                  President


Attest:


___________________________
     W. Bruce Bercovich
     Secretary

                                    B-1-12

                                                                       Annex B-2
                                                                       ---------

                         FirstAmerica Automotive, Inc.
                   Certificate of Designation of Preferences
                                      of
                      Redeemable Preferred Stock due 2005

          The undersigned does hereby certify that the following resolution was duly adopted by the board of directors of FirstAmerica Automotive, Inc., a Delaware corporation (the "Corporation"), pursuant to a unanimous written
                           -----------
consent dated as of July 7, 1997.

          RESOLVED, that pursuant to the authority vested in the board of directors of the Corporation by the Corporation's Certificate of Incorporation, as amended, a series of preferred stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Redeemable Preferred Stock due 2005 (the "RPS"), to consist of 500 shares, par value $0.00001 per share, which may
      ---
be issued only as whole shares, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation, as amended) as set forth below.

     1.   Certain Definitions.
          -------------------

          Unless the context otherwise requires, the terms defined in this paragraph l shall have, for all purposes of this resolution, the meanings herein specified.

          "Board of Directors" means the board of directors of the Corporation.
           ------------------

          "Business Day" means any day which is not a Legal Holiday.
           ------------

          "Capital Stock" means any and all shares, interests, participations or
          --------------
     other equivalents (however designated) of corporate stock, including without limitation all common stock and preferred stock.

          "Change of Control" means (i) the sale, lease or transfer of all or
           -----------------
     substantially all of the Corporation's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Corporation, (iii) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange
     Act) (other than a Permitted Holder) of a direct or indirect interest in Voting Securities of the Corporation representing a majority (more than 50%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation, by way of merger or consolidation or otherwise, (iv) any transaction occurring prior to a Corporation IPO, as the result of which
     (A) Permitted Holders do not own (and have the exclusive power to vote with respect to), directly or indirectly, Voting Securities representing at least thirty-five percent (35%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation, (B) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) (other than Permitted Holders) owns (or has the power to vote with

                                     B-2-1
     respect to), directly or indirectly, Voting Securities representing more of the aggregate Voting Power of the outstanding Voting Securities of the Corporation than Permitted Holders or (C) Permitted Holders do not own Equity Interests of the Corporation representing at least eighty-five percent (85%) of the Equity Interests of the Corporation that are owned by the Permitted Holders on the Closing Date (including any Equity Interests of the Corporation issued in respect thereof after the Closing Date pursuant to a stock dividend, a stock split, recapitalization or otherwise), (v) any transaction occurring after a Corporation IPO, as the result of which (A) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) owns, directly or indirectly, Voting Securities representing more of the aggregate Voting Power of the outstanding Voting Securities of the Corporation than Permitted Holders, or
     (B) Permitted Holders do not own (and have the exclusive power to vote with respect to), directly or indirectly, Voting Securities representing at least twenty percent (20%) of the aggregate Voting Power of the outstanding Voting Securities of the Corporation and Equity Interests of the Corporation representing at least fifty percent (50%) of the Equity Interests of the Corporation that are owned by the Permitted Holders on the Closing Date (including any Equity Interests of the Corporation issued in respect thereof after the Closing Date pursuant to a stock dividend, a stock split, recapitalization or otherwise), (vi) any transaction, as the result of which the Corporation owns (or has the exclusive power to vote with respect to), directly or indirectly, less than 100% of the Capital Stock of its Subsidiaries or (vii) the replacement of a majority of the Board of Directors over a two-year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved.

          "Common Equity" means all shares now or hereafter authorized of any
           -------------
     class of common stock of the Corporation and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, that has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

          "Common Stock" means all classes of common stock of the Corporation.
           ------------

          "Corporation IPO" means the first sale to the public of Capital Stock
           ---------------
     of the Corporation pursuant to a registration statement under the Securities Act with a public offering price of at least $50,000,000 pursuant to a registration statement under the Securities Act, which shall result in the listing of such Capital Stock on the New York Stock Exchange or the American Stock Exchange or the quotation of such Capital Stock on the Nasdaq National Market.

          "CRPS" means the 8% Cumulative Redeemable Preferred Stock due 2005 of
           ----
     the Corporation.

          "Equity Interest" means (i) with respect to a corporation, any and all
           ---------------
     Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable or exercisable for, Capital Stock) and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in any such Person.

                                     B-2-2

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     from time to time, and any successor statute or law thereto.

          "Initial Issue Date" means the date on which shares of RPS are first
           ------------------
     issued.

          "Junior Stock" means Common Equity and any class or series of stock of
          -------------
     the Corporation authorized after the Initial Issue Date for which the Certificate of Incorporation or the applicable certificate of designation does not expressly provide that such class or series is entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with or senior to the RPS.

          "Legal Holiday" means a Saturday, Sunday or day on which banks and
           -------------
     trust companies in the principal place of business of the Corporation or in New York are not required to be open.

          "Liquidation Preference" means with respect to each share of RPS, on
          -----------------------
     any date after the Initial Issue Date as of which the Liquidation Preference of the RPS is being calculated (the "Calculation Date"), the
                                                     ----------------
     amount shown in the table below corresponding to the 12-month period beginning on June 30 of a year shown below in which the Calculation Date occurs.

     Year             Liquidation Preference
     ----             ----------------------
     1997                     $1080
     1998                      1160
     1999                      1240
     2000                      1320
     2001                      1400
     2002                      1480
     2003                      1560
     2004                      1640
     2005                      1720

           "Parity Stock" means the CRPS and any class or series of stock of the
            ------------
     Corporation authorized after the Initial Issue Date for which the Certificate of Incorporation or the applicable Certificate of Designation expressly provides that such class or series is entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the RPS; provided that any such securities (other than the CRPS) that were not approved by the holders of the RPS in accordance with this Certificate of Designation shall be deemed to be Junior Stock and not Parity Stock.

          "Permitted Holders" means Thomas A. Price and Donald V. Strough,
           -----------------
     collectively or any trustee in its capacity as trustee of a trust of which any of the spouse, siblings, lineal descendants or

                                     B-2-3
     parents of either of Mr. Price or Mr. Strough is the beneficiary; provided that Mr. Price or Mr. Strough retains sole Voting Power with respect to the securities held by such trustee in such trust, unless such trust was established pursuant to and in conformity with Section 4.4(c) of the Stockholders' Agreement dated as of July 8, 1997 among the Company and its stockholders.

          "Person" means any individual, corporation, partnership, limited
           ------
     liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" means the CRPS and the RPS.
           ---------------

          "Purchase Agreement" means that certain Securities Purchase Agreement,
           ------------------
     dated as of July 8, 1997, by and among the Corporation, certain Subsidiaries of the Corporation and the purchasers identified on the signature pages thereto, relating to the issuance and sale by the Corporation of its 12_% Senior Notes due June 30, 2005, shares of CRPS, shares of RPS and shares of Common Stock, as such agreement may be amended from time to time.

          "Record Date" has the meaning given to such term in subparagraph 2(c)
           -----------
     below.

          "SEC" means the Securities and Exchange Commission and any government
           ---
     agency succeeding to its functions.

          "Securities Act" means the Securities Act of 1933, as amended, and all
           --------------
     rules and regulations promulgated by the SEC thereunder.

          "Senior Stock" means any class or series of stock of the Corporation
           ------------
     authorized after the Initial Issue Date for which the Certificate of Incorporation or applicable Certificate of Designation expressly provides that such class or series ranks senior to the RPS in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation; provided that any such securities that were not approved by the holders of RPS in accordance with this Certificate of Designation shall be deemed to be Junior Stock and not Senior Stock.

          "share" means a whole share of  RPS.
           -----

          "Subsidiary" means, with respect to any Person, (i) a corporation, a
           ----------
     majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person or (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but, in the case of a limited partner, only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, or (iii) any limited liability company or any other Person (other than a corporation or a partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the

                                     B-2-4
     directors or other governing body of such Person.

          "Voting Securities" means any class of Equity Interests of a Person
           -----------------
     pursuant to which the holders thereof have, at the time of determination, the general voting power ("Voting Power") under ordinary circumstances to
                                ------------
     vote for the election of directors, managers, trustees or general partners of such Person (regardless of whether at such time any other class or classes will have or might have voting power by reason of the happening of any contingency).

     2.   Dividends.
          ---------

          The holders of RPS shall not be entitled to receive any dividends on the RPS.

     3.   Distributions Upon Liquidation, Dissolution or Winding Up.
          ---------------------------------------------------------

          (a) If the Corporation or any Subsidiary of the Corporation shall commence a voluntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or such Subsidiary or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation or such Subsidiary shall be entered by a court having jurisdiction in the premises in an involuntary case under the United States bankruptcy laws or any applicable bankruptcy, insolvency or similar law of any other country, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or such Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation or such Subsidiary shall liquidate, dissolve or wind up, or if the Corporation or such Subsidiary shall otherwise liquidate, dissolve or wind up, then no distribution shall be made to the holders of shares of Junior Stock unless, prior thereto, the holders of shares of RPS shall have received the Liquidation Preference per share of RPS.

          (b) If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation the assets of the Corporation shall be insufficient to permit the payment in full of the amount payable pursuant to clause (a) of this Section 3 and the full liquidating payments on all Parity Stock, then the assets of the Corporation shall be ratably distributed among the holders of RPS and of any Parity Stock in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

          (c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days' prior to the payment date stated therein, to each record holder of the shares of RPS at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

          (d) Neither the consolidation or merger of the Corporation into or with another

                                     B-2-5
     corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this paragraph 3.

     4.   Optional Redemption.
          -------------------

          (a) All the RPS, or any part thereof, at any time outstanding, may be redeemed by the Corporation, at any time or from time to time at its election expressed by resolution of the Board of Directors upon not less than 30 nor more than 60 days' previous notice to the holders of record of the RPS to be redeemed, given by registered or certified mail, postage prepaid, at the redemption prices per share (expressed in percentages of the Liquidation Preference) set forth below during the 12-month periods beginning on June 30 of the years shown below.

     Year                               Percentage
     ----                               -----------
     1997.............................. 110.000%
     1998.............................. 108.750
     1999.............................. 107.500
     2000.............................. 106.250
     2001.............................. 105.000
     2002.............................. 103.750
     2003.............................. 102.500
     2004.............................. 101.250
     2005.............................. 100.000

          (b) Any notice of redemption mailed to a holder of RPS at his address as the same appears on the books of the Corporation shall be conclusively presumed to have been given regardless of whether the holder receives the notice. Each such notice shall state the redemption date; the number of shares of RPS to be redeemed, and, if less than all shares of the RPS held by such holder are to be redeemed, the number of such shares to be redeemed from such holder and the fact that a new certificate or certificates representing any unredeemed shares shall be issued without cost to such holder; and that the redemption price applicable to the shares to be redeemed shall cease to accrue and accumulate on the redemption date. No defect in any such notice as to any shares of RPS shall affect the validity of the proceedings for the redemption of any other shares of RPS.

          (c) The Corporation may not purchase or redeem less than all of the outstanding shares of RPS and any other series of Parity Stock, unless all cumulating or accrued dividends with respect any Parity Stock which shall not be so redeemed or purchased have either been paid or set aside for payment.

          (d) If less than all of the outstanding shares of RPS are to be redeemed, the shares to be redeemed will be determined pro rata, except that the Corporation may redeem such shares held by any holders of fewer than 10 shares (or shares held by holders who would hold less than 10 shares as a result of such redemption), as may be determined by the Corporation.

                                     B-2-6

          (e) Any shares of RPS called for redemption pursuant to this paragraph 4 shall not be deemed to be outstanding for the purposes of voting, determining the total number of shares entitled to vote, or payment of dividends thereon on or after the redemption date set forth in the notice of redemption mailed to the holders thereof, unless the Corporation fails to pay the redemption price to the holders of such shares on such date.

     5.   Mandatory Redemption.
          --------------------

          (a) The Corporation shall redeem for cash all of the shares of the RPS then outstanding on June 30, 2005 (the "Mandatory Redemption Date"), at a
                                             -------------------------
     redemption price equal to the Liquidation Preference per share. The Corporation shall send a written notice of redemption by first class mail to each holder of record of a share of RPS, not fewer than 30 days nor more than 60 days prior to the Mandatory Redemption Date. Notice shall be given pursuant to paragraph 4(b) hereof.

          (b) From and after June 30, 2005 (unless a default shall be made by the Corporation in paying the redemption price on the Mandatory Redemption Date for the shares of RPS under this paragraph 5), said shares shall no longer be deemed to be outstanding.

     6.   Voting Rights.
          -------------

          (a) The holders of the issued and outstanding shares of RPS shall have no voting rights except as set forth below, in paragraph 14, and as required by law.

          (b)
               (i) Without the affirmative vote or consent of the holders of at least two-thirds of the votes entitled to be cast by the outstanding shares of RPS, voting as a single class, the Corporation may not amend, alter or repeal any provision of the Certificate of Incorporation or this Certificate of Designation or the bylaws of the Corporation or of any certificate amendatory thereof or supplemental thereto so as to affect adversely any of the voting powers or other rights, preferences, powers or privileges of the RPS or of the holders of the shares of RPS; and

               (ii) Without the affirmative vote or consent of the holders of at least a majority of the votes entitled to be cast by the outstanding shares of Preferred Stock, voting together as a single class:

                    (A) the Corporation may not create any class of Parity Stock or Senior Stock or issue any additional shares of Preferred Stock; and

                    (B) the Corporation may not enter into any transaction which violates, or otherwise violate, any of the covenants of the Corporation set forth in Sections 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.13, 5.15, 5.16, 5.17, 5.18, 5.19,
               5.20, 5.21, 5.22, 5.23, 5.24, 5.25, 5.28, 5.29, 5.30, 5.31 and
               5.32 of the Purchase Agreement.

                                     B-2-7

          (c) For purposes of this paragraph 6, each share of Preferred Stock shall have one vote per share.

     7.   Stated Capital. The Board of Directors shall allocate to the stated
          --------------
capital account for the RPS an amount equal to the Liquidation Preference of the RPS and shall not allow any reduction in the amount of stated capital for such RPS except to the extent shares of RPS are redeemed in accordance with the terms hereof.

     8.   Exclusion of Other Rights. Except as may otherwise be required by law,
          -------------------------
the shares of RPS shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Certificate of Incorporation of the Corporation, as amended. The shares of RPS shall have no preemptive or subscription rights.

     9.   Headings of Subdivisions. The headings of the various subdivisions
          ------------------------
hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     10.  Severability of Provisions. If any right, preference or limitation of
          --------------------------
the RPS set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

     11.  Status of Reacquired Shares. Shares of RPS which have been issued and
          ---------------------------
reacquired shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of preferred stock of the Corporation issuable in series undesignated as to series and may be redesignated and issued or reissued as the case may be, as part of any series of preferred stock of the Corporation; except that such shares may not be reissued or sold as shares of RPS, Parity Stock or Senior Stock.

     12.  Purchase Agreement and Indenture. The Corporation shall at all times
          --------------------------------
keep a copy of the Purchase Agreement available at its corporate headquarters for inspection by its stockholders and other Persons.

     13.  Change of Control.
          -----------------

          (a) In the event that there is a Change of Control (the date of such Change of Control being the "Trigger Date"), the Corporation shall promptly
                                  ------------
     notify the holders of the RPS in writing of such occurrence and shall make an offer to redeem (the "Change of Control Offer") all the shares of RPS
                              -----------------------
     then outstanding at a purchase price per share equal to 101% of the Liquidation Preference for each outstanding share of RPS.

          (b) Notice of a Change of Control Offer shall be mailed by the Corporation by overnight courier not more than 30 days after the Trigger Date to the holders of the RPS at their

                                     B-2-8
     addresses as they appear on the books of the Corporation. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall contain all instructions and materials necessary to enable such holders to tender shares of RPS pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

               (i) that a Change of Control has occurred, including a description in reasonable detail of such Change of Control;

               (ii) that the Change of Control Offer is being made pursuant to this paragraph 13, and that all shares of RPS will be accepted for payment;

               (iii) the purchase price for the RPS and the Change of Control Payment Date, which shall be no earlier than 30 days nor later than 40 days from the date notice of the Change of Control Offer is mailed by the Corporation (the "Change of Control Payment Date");
                                ------------------------------

               (iv) that holders of RPS electing to have a share of RPS redeemed pursuant to a Change of Control Offer will be required to surrender the share of RPS to the paying agent at the address specified in the notice (the "Paying Agent") prior to close of
                                        ------------
          business on the third Business Day preceding the Change of Control Payment Date;

               (v) that holders of RPS will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of RPS, the number of shares of RPS delivered for redemption and a statement that such holder is withdrawing his or her election to have such shares of RPS redeemed; and

               (vi) that a holder of RPS who does not accept in writing the Corporation's offer to redeem the shares of RPS held by such holder by submitting the shares of RPS shall be deemed to have declined to have its shares of RPS so redeemed.

          (c) On the Change of Control Payment Date, the Corporation shall, to the extent lawful, (i) accept for payment shares of RPS tendered pursuant to the Change of Control Offer and (ii) deposit with the Paying Agent money sufficient to pay the redemption price of all shares of RPS so tendered. The Corporation will notify the remaining holders of RPS of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     14.  Board of Directors.
          ------------------

          (a) In the event that (i) dividends on the CRPS are in arrears and unpaid for two or more consecutive Semiannual Dividend Periods (as defined in the certificate of designation relating to the CRPS), regardless of whether declared by the Board of Directors, or (ii) the Corporation shall have failed to discharge its obligations to mandatorily redeem all of the outstanding Preferred Stock at the price and time required by paragraph 5 (the occurrence of either such event, a "Trigger
                                              -------

                                     B-2-9

     Event"), then, and in any such event, the holders of the Preferred Stock,
     -----
     voting separately as a class, shall be entitled, at the next annual meeting of the stockholders or at any special meeting, to elect one member of the Board of Directors. Upon election, such director shall become a member of the Board of Directors and the authorized number of members of the Board of Director shall thereupon be automatically increased by one. Such right of the holders of Preferred Stock to elect such director may be exercised until, as applicable, (i) all dividends to which the holders of CRPS shall have been entitled for all previous Dividend Periods (as defined in the certificate of designation relating to the CRPS), regardless of whether declared by the Board of Directors, shall have been paid in full, and dividends for the current Dividend Period declared and a sum of money sufficient for the payment thereof have been set apart for payment or (ii) the Corporation fulfills its obligation to redeem all the remaining outstanding shares of Preferred Stock under paragraph 5 hereof, and when such events occur, the right of the holders of Preferred Stock to elect such director shall cease, the term of such director previously elected shall thereupon terminate, and the authorized number of members of the Board of Directors shall thereupon return to the number of authorized directors otherwise in effect, but subject always to the same provisions for the renewal and divestment of such special voting rights in the case of any such future default or defaults specified herein. The fact that dividends have been paid and set apart as required by the preceding sentence shall be evidenced by a certificate executed by the President and the Chief Financial Officer of the Corporation and delivered to the Board of Directors. In the event a member of the Board of Directors is elected due to a nonpayment of dividends as set forth herein, the director so elected by holders of the Preferred Stock shall serve until the certificate described in the preceding sentence shall have been delivered to the Board of Directors or until their respective successors shall be elected or appointed.

          (b) At any time when such special voting rights have been so vested in the holders of the Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of a majority of the number of shares of the Preferred Stock then outstanding addressed to such Secretary at the principal office of the Corporation shall, call a special meeting of the holders of the Preferred Stock for the election of the directors to be elected by them as hereinabove provided, to be held in the case of such written request within 40 days after delivery of such request, and in either case to be held at the place and upon the notice provided by law and in the Corporation's Bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such a special meeting if any such request is received less than 90 days before the date fixed for the next ensuing annual or special meeting of stockholders.

          (c) The Board of Directors may not, except to satisfy the provisions of this paragraph 14, be increased to more than 6 members.

          (d) The Corporation shall reimburse promptly all directors elected pursuant to this paragraph 14 for all reasonable expenses incurred by such directors in connection with their attendance at meetings of the Board of Directors and any committees thereof.

     15.  Rank. The RPS shall, with respect to dividend distributions and
          ----
distributions upon liquidation, dissolution or winding up of the Corporation, rank senior to all classes of Common Stock of the Corporation and, subject to the preference and other rights of the Senior Stock and the Parity Stock, to each other class of Capital Stock of the Corporation now or hereafter created.

                                    B-2-10

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and attested by its Secretary on July 7, 1997.

                                             FIRSTAMERICA AUTOMOTIVE, INC.


                                             By:_____________________________
                                                  Thomas A. Price
                                                  President

Attest:



__________________________________
     W. Bruce Bercovich
     Secretary

                                    B-2-11

                                                                         Annex C
                                                                         -------

                            Stockholders' Agreement

                                                                         Annex D
                                                                         -------

                            Form of Draw Down Notice

TCW/Crescent Mezzanine Partners, L.P.
TCW/Crescent Mezzanine Trust
TCW/Crescent Mezzanine Investment Partners, L.P.
TCW Leveraged Income Trust, L.P.
Crescent Mach I Partners, L.P.
TCW Shared Opportunity Fund II, L.P.

                                         [DATE]

     __ Trust Company of the West
     11100 Santa Monica Boulevard
     Suite 2000
     Los Angeles, California 90025
     Attention: Jean-Marc Chapus
     Telecopy No.: (310) 235-5967

          Re: Securities Purchase Agreement dated as of July 8, 1997 among First America Automotive, Inc., the guarantors named therein and the purchasers named on the signature pages thereof.

Gentlemen:

          Reference is made hereby to the Securities Purchase Agreement dated as of July 8, 1997 (the "Securities Purchase Agreement") among First America
                      -----------------------------
Automotive, Inc., a Delaware corporation (the "Company"), the guarantors named therein and the purchasers named on the signature pages thereof. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Securities Purchase Agreement.

          Pursuant to the provisions of Section 1.2(c) of the Securities Purchase Agreement, the Company hereby provides notice to the Purchasers of the request by the Company to sell to the Purchasers Additional Notes in an aggregate principal amount equal to $______________ and ________ Additional Common Shares. Such securities are referenced herein as the "Additional
                                                              ----------
Securities."
----------

          In accordance with the provisions of the Securities Purchase Agreement, all of the net proceeds from the sale by the Company of the Additional Securities will be used to consummate the New

Acquisition(s) described below, which are permitted pursuant to Section 5.31 of the Securities Purchase Agreement.


A.   Combined Description of New Acquisition(s).
     ------------------------------------------

          Set forth below is a combined description of the New Acquisitions for which funding is requested hereby.

     1. Combined sources and uses of cash with respect to all New Acquisitions for which funding is hereby requested:

          (a)  Sources:
                 Cash:                                   $______________________
                 Revolver advances under
                 Section II.C of Loan Agreement:         $______________________
                 New Vehicle advances under
                 Section II.B of the Loan Agreement: $______________________ Program Vehicle advances under
                 Section II.D of the Loan Agreement: $______________________ Net Proceeds from sale
                  of Additional Securities:              $______________________
                 Assumption of Liabilities:              $______________________
                 Seller Indebtedness:                    $______________________
                 Stock issued to seller:                 $______________________

          (b)  Uses:
                 Cash consideration to Seller(s):        $______________________
                 Refinancing of liabilities:             $______________________


     2.   Consideration, Net Assets and Goodwill:

          (a)    Aggregate consideration to seller(s):   $______________________
          (b)    Net assets acquired:                    $______________________
          (c)    Goodwill:                               $______________________


B.   Individual Description of Each New Acquisition
     ----------------------------------------------

          Set forth below is an individual description of each of the New Acquisitions for which funding is requested hereby.

     [Provide the following information with respect to each New Acquisition.]

          1.  Name of business or Person being acquired: _______________________

          2.   Name of seller:
          3.   Sources and uses of cash:

               (a)  Sources:
                         Cash:                                $_________________
                         Revolver advances under
                         Section II.C of Loan Agreement: $_________________ New Vehicle advances under
                         Section II.B of the Loan Agreement: $_________________ Program Vehicle advances under
                         Section II.D of the Loan Agreement: $_________________ Net Proceeds from sale
                          of Additional Securities:           $_________________
                         Assumption of Liabilities:           $_________________
                         Seller Indebtedness:                 $_________________
                         Stock issued to seller:              $_________________

               (b)  Uses:
                         Cash consideration to Seller(s):     $_________________
                         Refinancing of liabilities:          $_________________

          4.   Consideration, Net Assets and Goodwill:

               (a)       Aggregate consideration to seller(s):$_________________
               (b)       Net assets acquired:                 $_________________
               (c)       Goodwill:                            $_________________


          5.   Dealership description:

               (a)        Franchises acquired:                __________________

               (b)        Location:                           __________________

               (c)        Three Year Operating History:

                                                  [Year]       [Year]     [Year]
                                                  ------       ------     ------


                          Sales:                  ______       ______     ______

                          Gross Margin:           ______       ______     ______

                          SG&A Expense:           ______       ______     ______

                          EBITDA:                 ______       ______     ______

                          Addbacks:               ______       ______     ______

C.   Pro Forma Calculations.
     ----------------------

          1. Attached hereto is a consolidated balance sheet of the Company as of [date], giving pro forma effect to the New Acquisitions(s) for which funding is requested hereby and to the issuance and sale of the Additional Securities.

          2. Attached hereto is a consolidated income statement for the 12-month period ending on [date], giving pro forma effect to the New Acquisitions(s) for which funding is requested hereby and to the issuance and sale of the Additional Securities, as if such New Acquisition(s) were consummated and such Additional Securities were issued and sold at the beginning of such period.

D.   Enterprise Value Calculation.
     ----------------------------

          1. The Enterprise Value of the Company at the time of the New Acquisitions(s) for which funding is requested hereby (excluding any effect that such New Acquisition(s) may have on the Enterprise Value of the Company) is $ .

          2.   Such Enterprise Value was calculated as follows:

               Enterprise Value =   [Amount of EBITDA (less interest and other
                                    costs associated with New Vehicle Advances and Program Vehicle Advances) for the four fiscal quarters immediately preceding the purchase and sale of the Additional
                                    Securities (on a pro forma basis giving
                                    effect to all New Acquisitions made during such period and all incurrences of Indebtedness as if they occurred at the beginning of such period; but excluding any effect that the New Acquisition to be funded with the proceeds from the sale of the Additional Securities)] times 7.


D.   Additional Common Shares Calculation.
     ------------------------------------

          1. The number of fully diluted shares of Common Stock prior to the New Acquisition to be funded with the proceeds of the sale of Additional Securities is ____________________.

          2. The effect of any Equity Interests to be issued in connection with such New Acquisition is as follow:

               (a)  To sellers:_______________

               (b)  To others: _______________

          3. The number of fully diluted shares of Common Stock giving effect to such New Acquisition and to the issuance of the Additional Securities is _______________.

          4.   The number of Additional Common Shares is _________________.


          Please contact the undersigned at your earliest convenience to provide the Company with the allocation of Additional Securities to be purchased by the several Purchasers and to schedule an Additional Securities Closing on an Additional Securities Closing Date to be agreed upon by the Company and the Purchasers in accordance with 1.2(d) of the Securities Closing Date.

                                    Very truly yours,

                                    FIRSTAMERICA AUTOMOTIVE, INC.


                                    By:______________________________
                                    Name:_______________________
                                    Title:___________________________

                                                                         Annex E
                                                                         -------


                       Opinion of Counsel to the Company

                     [Letterhead of Counsel to the Company]

                              July 8, 1997


To: The Purchasers named on the signature pages of the Securities Purchase Agreement (as defined below) relating to the Notes (as defined below), the Preferred Shares (as defined below) and the Common Shares (as defined below) of the FirstAmerica Automotive, Inc.

Ladies and Gentlemen:

          We have acted as counsel for FirstAmerica Automotive, Inc., a Delaware corporation (the "Company"), in connection with the sale today by the Company to you of an aggregate of (a) $28,000,000 principal amount of 12_% Senior Notes due June 30, 2005 (the "Notes") of the Company, (b) 3500 shares (the "CRPS Shares")
                    -----                                         -----------
of 8% Cumulative Redeemable Preferred Stock due 2005, par value $0.00001 per share, of the Company, (c) 500 shares (the "RPS Shares" and together with the
                                             ----------
CRPS Shares, the "Preferred Shares") of Redeemable Preferred Stock due 2005, par
                  ----------------
value $0.00001 per share, of the Company and (d) 3,032,000 shares (the "Common
                                                                        ------
Shares" and together with the Notes and the Preferred Shares, the "Securities")
------
of Class B Common Stock, par value $0.00001 per share, of the Company, pursuant to the Securities Purchase Agreement dated as of July 8, 1997 (the "Securities
                                                                    ----------
Purchase Agreement") among the Company, the guarantors named therein and the
------------------
purchasers named on the signature pages thereof.

          This opinion is being furnished pursuant to Section 2.1(b)(1) of the Securities Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in the Securities Purchase Agreement.

          In so acting, we have examined such certificates of public officials and certificates of officers of the Company and its Subsidiaries, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company and its Subsidiaries, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Company and its Subsidiaries with respect to the accuracy of material factual matters contained therein which were not independently established.

          Based upon the foregoing, it is our opinion that:

          1. Each of the Company and each of its Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own or operate its properties and to transact the business in which it is engaged and (c) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

          2. The Company has the corporate power and authority and has taken all actions necessary to authorize it to (a) execute, deliver, perform all of its obligations under, and consummate each of the transactions contemplated by the Securities Purchase Agreement, the Notes, the Stockholders' Agreement and the other Documents to which it is a party and
     (b) issue and perform all of its obligations under the Securities.

          3. Each of the Securities Purchase Agreement, the Notes, the Stockholders' Agreement and the other Documents to which the Company is a party has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          4. Each of the Subsidiaries of the Company has the corporate power and authority and has taken all actions necessary to authorize it to execute, deliver and perform all of its obligations under, and consummate each of the transactions contemplated by each of the Documents to which it is a party. Each of the Documents to which each such Subsidiary is a party has been duly authorized, executed and delivered by such Subsidiary and is a valid and binding obligation of such Subsidiary, enforceable against it in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          5. Neither the execution, delivery or performance of the Securities Purchase Agreement, the Notes, the Acquisition Documents, the Stockholders' Agreement, or any of the other Documents to which the Company or any of its Subsidiaries is a party, nor the compliance with their respective obligations thereunder, nor the consummation of the transactions contemplated thereby, nor the issuance, sale or delivery of the Securities will (a) violate any provision of the Charter Documents of the Company or of any of its Subsidiaries, (b) violate any statute, law, rule or regulation or any judgment, decree, order, regulation or rule of any court or governmental authority, agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, (c) permit or cause the acceleration of the maturity of any debt or obligation of the Company or any of its Subsidiaries, or (d) violate, or be in conflict with, or constitute a breach or default under, or permit the termination of, or require the consent of, notice to, or filing, registration or qualification with any Person under, or result in the creation or imposition of any Lien upon any property of the Company or any of its Subsidiaries under, any mortgage, deed of trust, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject.

          6. Neither the Company nor any of its Subsidiaries is in violation of its Charter Documents or in default in the performance or observance of any material obligation, covenant or condition contained in any mortgage, deed of trust, indenture, loan agreement, note, debenture, agreement for borrowed money or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject.

          7. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company or any of its Subsidiaries of the Pending Acquisitions or any of the other transactions contemplated by the Securities Purchase Agreement or the other Documents.

          8. Immediately prior to and after giving effect to the Pending Acquisitions, the Companies other than the Company are the only direct or indirect Subsidiaries of the Company. The total authorized Capital Stock of the Company consists of (a) [_________] shares of Class A Common Stock, par value $0.00001 per share, of which [_________] shares will be issued and outstanding upon consummation of the transactions contemplated by the Securities Purchase Agreement, (b) [_________] shares of Class B Common Stock, par value $0.00001 per share, of which [_________] shares will be issued and outstanding upon consummation of the transactions contemplated by the Securities Purchase Agreement, (c) [_________] shares of Class C Common Stock, par value $0.00001 per share, of which [_________] shares will be issued and outstanding upon consummation of the transactions contemplated by the Securities Purchase Agreement and (d) [_________] shares of preferred stock, par value $0.00001 per share, of which [_________] shares of CRPS and [________] shares of RPS will be issued and outstanding upon consummation of the transactions contemplated by the Securities Purchase Agreement. The total authorized Capital Stock of each Subsidiary of the Company consists of [_________] shares of common stock, par value $[__] per share, of which [_________] shares will be issued and outstanding upon consummation of the transactions contemplated by the Securities Purchase Agreement. All of the outstanding Equity Interests of the Company and of each of its Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of, and are not subject to, any preemptive or similar rights (other than those of the Purchasers or as contemplated in the Stockholders'
     Agreement).   All of the outstanding Equity Interests of each of the
     Subsidiaries of the Company are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the shares of capital stock of the Companies other than the Company, the Company does not directly own any capital stock or any other securities of any corporation, nor, does it have any Equity Interest in any firm, partnership, association or other entity.

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          9.   There are no outstanding (i) securities convertible into or exchangeable for any Equity Interests of the Company or any of its Subsidiaries, (ii) options, warrants or other rights to purchase or subscribe to Equity Interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for Equity Interests of the Company or any of its Subsidiaries, (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind relating to the issuance of any Equity Interests of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such options, warrants or rights or (iv) voting trusts, agreements, contracts, commitments, understandings or arrangements with respect to the voting of any of the Equity Interests of the Company or any of its Subsidiaries.

          10. Except for the Stockholders' Agreement, neither the Company nor any of its Subsidiaries has entered into an agreement to register any of its capital stock under the Securities Act. Except for the Securities Purchase Agreement, neither the Company nor any of its Subsidiaries has entered into any agreement to issue, purchase or sell any of its securities.

          11. To the best of our knowledge (after due inquiry), there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject that (a) seek to restrain, enjoin, prevent the consummation of or otherwise challenge the Pending Acquisitions, the Securities Purchase Agreement or any of the other Documents or the transactions contemplated by any of the Documents or (b) if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries. To the best of our knowledge (after due inquiry), no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

          12. There are no securities of the Company or any of its Subsidiaries registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system.

          13. None of the transactions contemplated by the Securities Purchase Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. The Company is not subject to any regulation limiting its ability to incur the indebtedness evidenced by the Notes.

          14. Assuming the representations and warranties of the Purchasers contained in Section 4 of the Securities Purchase Agreement are true and correct, (a) it is not necessary to register the initial sale to the Purchasers by the Issuer of the Securities or the issuance of the Subsidiary Guaranties by the Guarantors under the Securities Act or, in connection therewith, to qualify the Securities Purchase Agreement under the Trust Indenture Act of 1939, as amended and (b) except for such actions and filings as have been taken or made on or prior to the date hereof, no action of, or filing with any governmental authority is required to be obtained or made by the Company to authorize, or is otherwise required to be obtained or made by the Company in connection with the execution and delivery of the Securities Purchase Agreement or the other

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     Documents to which it is a party or in connection with the consummation of the transactions contemplated by any of the Documents.

          15. Neither the Company nor any of its Subsidiaries is an "investment company" or a company controlled by an "investment company," within the meaning given to such terms in the Investment Company Act of 1940, as amended.

          16. The Pending Acquisitions have been consummated in accordance with the California General Corporation Law.

          17. The Notes and the certificates representing the Preferred Shares and the Common Shares are in due and proper form and comply with all applicable statutory requirements.

          The opinions expressed herein are limited to questions arising under the Federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware.

          We express no opinion as to the enforceability of any indemnification or contribution provision contemplated by the Securities Purchase Agreement or by any document referred to therein to the extent the rights to indemnification or contribution provided for therein are violative of any law, rule or regulation (including any securities law, rule or regulation) or public policy relating thereto.

          This opinion may not be used or relied upon by or published or communicated to any person or entity other than the addressees hereof for any purpose whatsoever without our prior written consent in each instance.

                              Very truly yours,

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